    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 2001
                                                             FILE NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                GLOBESPAN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                        3674                    72-2658218
State or Other Jurisdiction of       (Primary Standard          (I.R.S. Employer
                                        Industrial
Incorporation or Organization)     Classification Code)      Identification Number)

                  100 SCHULZ DRIVE                                      ROBERT J. MCMULLAN
                 RED BANK, NJ 07701                                   CHIEF FINANCIAL OFFICER
                   (732) 345-7500                                        GLOBESPAN, INC.
 (Address, Including Zip Code, and Telephone Number,                     100 SCHULZ DRIVE
        Including Area Code, of Registrant's                            RED BANK, NJ 07701
            Principal Executive Offices)                                  (732) 345-7500
                                                              (Name, Address, Including Zip Code, and
                                                              Telephone Number, Including Area Code,
                                                                       of Agent for Service)

                           --------------------------

                                WITH COPIES TO:

           DAVID M. SILK                     JONATHAN P. CRAMER                    DOUGLAS D. SMITH
  WACHTELL, LIPTON, ROSEN & KATZ         REBOUL, MACMURRAY, HEWITT,           GIBSON, DUNN & CRUTCHER LLP
        51 WEST 52ND STREET                   MAYNARD & KRISTOL                  ONE MONTGOMERY STREET
      NEW YORK, NY 10019-6150               45 ROCKEFELLER PLAZA             SAN FRANCISCO, CA 94104-4505
          (212) 403-1000                     NEW YORK, NY 10111                     (415) 393-8200
                                               (212) 841-5700

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger of a subsidiary of the Registrant with and into Virata Corporation pursuant to the Agreement and Plan of Merger, dated as of October 1, 2001, described in the enclosed joint proxy statement/prospectus, have been satisfied or waived.

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                          AMOUNT           PROPOSED MAXIMUM          PROPOSED
      TITLE OF EACH CLASS                 TO BE             OFFERING PRICE      MAXIMUM AGGREGATE         AMOUNT OF
 OF SECURITIES TO BE REGISTERED         REGISTERED             PER SHARE          OFFERING PRICE      REGISTRATION FEE
Common Stock, par value $0.001
  per share.....................  73,005,500 shares(1)            N/A            $748,664,040(2)          $187,166

(1) Based on the maximum number of shares of GlobeSpan common stock issuable, or to be reserved for issuance, in the merger.

(2) Reflects the market price of the common stock of Virata Corporation computed in accordance with Rule 457(f) and 457(c) under the Securities Act, based upon the average of the high and low sale prices of the Virata Corporation common stock as quoted on the Nasdaq National Market on October 22, 2001. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         PRELIMINARY PROXY STATEMENT/PROSPECTUS--SUBJECT TO COMPLETION
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

[LOGO]                                                                                          [LOGO]

         , 2001

To the Stockholders of GlobeSpan, Inc. and Virata Corporation:

    The boards of directors of GlobeSpan, Inc. and Virata Corporation have approved a "merger of equals" between the two companies, which will have the effect of combining the businesses, stockholder groups and other constituencies of GlobeSpan and Virata. The combined company, to be named GlobeSpan
Virata, Inc., is expected to be a leading provider of integrated circuits, software and system designs for digital subscriber line (DSL) solutions. In order to complete the merger, both companies must obtain the approval of their stockholders. GlobeSpan and Virata believe that this merger will benefit the stockholders of both companies and ask for your support in voting for the merger proposals at the companies' respective meetings.

    Under the terms of the merger agreement, a wholly-owned subsidiary of GlobeSpan will merge with and into Virata and Virata will become a wholly-owned subsidiary of GlobeSpan. In the merger, each share of common stock of Virata outstanding immediately prior to the effective time of the merger will be converted into 1.02 shares of GlobeSpan common stock. In addition, outstanding Virata stock options will be assumed by GlobeSpan. GlobeSpan common stock is traded on the Nasdaq National Market under the symbol "GSPN."

    After careful consideration, the boards of directors of both GlobeSpan and Virata have determined that the merger and the transactions associated with it, including the issuance of GlobeSpan common stock in the merger, are advisable, fair to and in the best interests of their respective stockholders and have approved the merger agreement. The board of directors of Virata recommends that their stockholders vote "FOR" the approval and adoption of the merger agreement and the merger. The GlobeSpan board of directors recommends that their stockholders vote "FOR" the issuance of GlobeSpan common stock in the merger and "FOR" the amendment to GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata, Inc." at the effective time of the merger.

    In order to consider the proposals relating to the merger, GlobeSpan and Virata will hold separate special meetings of their stockholders. GlobeSpan
stockholders will vote at GlobeSpan's special meeting on       , 2001 at
[place], [address] at   p.m., Eastern time. GlobeSpan's board of directors has
fixed the close of business on           , 2001 as the record date for the
determination of the GlobeSpan stockholders entitled to notice of, and to vote at, the GlobeSpan special meeting. Virata stockholders will vote at Virata's
special meeting on        , 2001 at [place], [address] at   a.m., Pacific time.
Virata's board of directors has fixed the close of business on       , 2001 as
the record date for the determination of the Virata stockholders entitled to notice of, and to vote at, the special meeting.

    YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 17 OF THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS BEFORE VOTING. Please carefully review the entire joint proxy statement/prospectus, including the merger agreement, which is attached as Annex A.

    It is important that your shares be represented at the GlobeSpan special meeting or Virata special meeting, whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return in the accompanying prepaid envelope to ensure that your shares will be represented at the meeting.

    We thank you for your support and interest.

/s/ Armando Geday                                   /s/ Charles Cotton
Armando Geday                                       Charles Cotton
President and Chief Executive Officer               Chief Executive Officer
GlobeSpan, Inc.                                     Virata Corporation

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this joint proxy statement/ prospectus. Any representation to the contrary is a criminal offense.

    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED             , 2001, AND IS
FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT             , 2001.

                                     [LOGO]

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

    We will hold a special meeting of stockholders of GlobeSpan, Inc., a
Delaware corporation, at [place], [address], on       , 2001, at   a.m., Eastern
time, for the following purposes:

    1. To consider and vote on a proposal to approve the issuance of shares of GlobeSpan common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of October 1, 2001, by and among GlobeSpan, Wine Acquisition Corp., a wholly owned subsidiary of GlobeSpan, and Virata Corporation. Pursuant to the merger agreement, among other things (a) Wine Acquisition Corp. will merge with and into Virata Corporation and (b) each outstanding share of common stock, par value $0.001 per share, of Virata will be converted into the right to receive 1.02 shares of GlobeSpan common stock, in each case subject to the terms and conditions of the merger agreement. This proposal is more fully described in the accompanying joint proxy statement/prospectus.

    2. To consider and vote on a proposal to approve an amendment to GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata, Inc." at the effective time of the proposed merger with Virata Corporation.

    The accompanying joint proxy statement/prospectus describes the proposed merger in more detail. You are encouraged to read the entire document carefully. In particular, you should carefully consider the discussion entitled "Risk Factors" which begins on page 17.

    The Board of Directors has fixed the close of business on       , 2001 as
the record date for the determination of the stockholders entitled to notice of, and to vote at, the special meeting. Each share of our common stock is entitled to one vote on all matters presented at the special meeting.

    Whether or not you expect to attend the special meeting in person, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided. The proxy is revocable by you at any time prior to its use at the special meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares will be voted at the special meeting.

                                        By Order of the Board of Directors

                                        /s/ Richard Gottuso

                                        Richard Gottuso
                                        CORPORATE SECRETARY

Red Bank, New Jersey
            , 2001

                                     [LOGO]

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON       , 2001

                            ------------------------

To the Stockholders of Virata Corporation:

    Notice is hereby given that a special meeting of stockholders of Virata
Corporation, a Delaware corporation, will be held on             , 2001, at
      a.m. Pacific time at [place], [address], to conduct the following items of business:

    1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 1, 2001, by and among GlobeSpan, Inc., Wine Acquisition Corp., a wholly-owned subsidiary of GlobeSpan, Inc., and Virata and approve the merger of Wine Acquisition Corp. with and into Virata with Virata surviving the merger. In the merger, GlobeSpan, Inc. will issue 1.02 shares of its common stock in exchange for each outstanding share of Virata common stock and Virata will become a wholly-owned subsidiary of GlobeSpan, Inc.

    2. To transact such other business that may properly come before the special meeting or any adjournments or postponement thereof.

    The foregoing items of business are more fully described in the joint proxy statement/prospectus accompanying this notice. You are encouraged to read the entire document carefully. In particular, you should carefully consider the discussion entitled "Risk Factors" which begins on page 17. Stockholders of
record at the close of business on       , 2001, are entitled to notice of and
to vote at the special meeting.

    Whether or not you expect to attend the special meeting in person, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided. The proxy is revocable by you at any time prior to its use at the special meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares will be voted at the special meeting.

                                        By Order of the Board of Directors,
                                        /s/ Andrew M. Vought
                                        Andrew M. Vought
                                        SENIOR VICE PRESIDENT, FINANCE,
                                        CHIEF FINANCIAL OFFICER AND
                                        SECRETARY

Santa Clara, California
          , 2001

    This document incorporates important business and financial information about GlobeSpan and Virata that is not included in or delivered with this document. This information is available without charge to stockholders upon written or oral request at the applicable company's address and telephone number listed on page 15. To obtain timely delivery stockholders must request the
information no later than             .

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS & ANSWERS ABOUT THE MERGER........................      1

SUMMARY.....................................................      3
  The Companies.............................................      3
  What You Will Receive in the Merger.......................      3
  Ownership of the Combined Company After the Merger........      3
  Record Date for Voting; Required Votes for the Merger
  Proposals.................................................      3
  Conditions to the Completion of the Merger................      4
  Termination of the Merger Agreement.......................      5
  Termination Fees..........................................      5
  Our Reasons for the Merger................................      5
  Board Recommendations.....................................      5
  Opinions of Financial Advisors............................      6
  Certain United States Federal Income Tax Considerations...      6
  Certain United Kingdom Tax Considerations.................      6
  Accounting Treatment......................................      6
  Interests of Certain Persons in the Merger................      6
  Regulatory Clearances and Approvals.......................      7
  No Dissenter's or Appraisal Rights........................      7
  Amendment to GlobeSpan Certificate of Incorporation.......      7
  Trading of GlobeSpan Common Stock.........................      7
  GlobeSpan Selected Historical Consolidated Financial
  Data......................................................      8
  Virata Selected Historical Consolidated Financial Data....     10
  Selected Unaudited Pro Forma Condensed Combined Financial
  Data......................................................     12
  Comparative Per Share Data................................     13

WHERE YOU CAN FIND MORE INFORMATION.........................     14

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     16

RISK FACTORS................................................     17

THE GLOBESPAN SPECIAL MEETING...............................     23
  Time and Place; Purpose...................................     23
  Record Date and Outstanding Shares........................     23
  Vote and Quorum Required..................................     23
  How Shares Will Be Voted at the Special Meeting...........     23
  Methods of Voting.........................................     24
  How to Revoke a Proxy.....................................     24
  Solicitation of Proxies...................................     24
  Dissenter's or Appraisal Rights...........................     25
  Amendment to Certificate of Incorporation.................     24
  Recommendation of the GlobeSpan Board of Directors........     25

THE VIRATA SPECIAL MEETING..................................     26
  Time and Place; Purpose...................................     26
  Record Date and Outstanding Shares........................     26
  Vote and Quorum Required..................................     26
  How Shares Will Be Voted at the Special Meeting...........     26
  Methods of Voting.........................................     27

                                                                PAGE
                                                              --------
  How to Revoke a Proxy.....................................     27
  Solicitation of Proxies...................................     27
  Dissenter's or Appraisal Rights...........................     27
  Recommendation of the Virata Board of Directors...........     27

THE MERGER..................................................     28
  General...................................................     28
  Background of the Merger..................................     28
  Our Reasons for the Merger................................     32
  Recommendation of the GlobeSpan Board; Additional
  Considerations of the GlobeSpan Board.....................     32
  Recommendation of the Virata Board; Additional
  Considerations of the Virata Board........................     34
  Opinion of GlobeSpan's Financial Advisor..................     37
  Opinion of Virata's Financial Advisor.....................     41
  Certain United States Federal Income Tax Considerations...     47
  Certain United Kingdom Tax Considerations.................     48
  Accounting Treatment......................................     49
  Interests of Certain Persons in the Merger................     50
  Regulatory Clearances and Approvals.......................     51
  No Dissenter's or Appraisal Rights........................     51
  Quotation on the Nasdaq National Market...................     51
  Delisting and Deregistration of Virata Common Stock.......     51
  Federal Securities Laws Consequences......................     51

THE MERGER AGREEMENT........................................     52
  The Merger................................................     52
  The Exchange Ratio and Treatment of Virata Securities.....     52
  Exchange of Certificates..................................     52
  Anti-dilution Adjustments.................................     53
  Representations and Warranties............................     53
  Covenants.................................................     54
  Post-Merger Operations; GlobeSpan Board of Directors and
  Officers..................................................     55
  Special Meetings..........................................     56
  Access to Information.....................................     56
  Reasonable Commercial Efforts.............................     56
  No Solicitation...........................................     56
  Fees and Expenses.........................................     58
  Indemnification, Exculpation and Insurance................     58
  Employee Benefits.........................................     59
  Nasdaq....................................................     59
  Affiliates................................................     59
  Section 16 Matters........................................     60
  Virata Rights Agreement...................................     60
  Conditions to the Consummation of the Merger..............     60
  Termination...............................................     61
  Termination Fee...........................................     62
  Amendment; Extension and Waiver...........................     64

RELATED AGREEMENTS..........................................     65
  GlobeSpan Stockholders Agreement..........................     65
  Virata Stockholders Agreement.............................     66
  Virata Affiliate Agreements...............................     68

                                                                PAGE
                                                              --------
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................     69

GLOBESPAN UNAUDITED PRO FORMA FINANCIAL DATA................     75

VIRATA UNAUDITED PRO FORMA FINANCIAL DATA...................     78

MARKET PRICE INFORMATION....................................     81

DESCRIPTION OF GLOBESPAN CAPITAL STOCK......................     82
  Common Stock..............................................     82
  Preferred Stock...........................................     82
  Warrants..................................................     82
  Anti-takeover Effects of Delaware Law and Provisions of
    GlobeSpan's Amended and Restated Certificate of
    Incorporation and Bylaws................................     83
  Exclusion from Section 203 of the Delaware General
  Corporation Law...........................................     83
  Transfer Agent and Registrar..............................     83

COMPARISON OF RIGHTS OF HOLDERS OF GLOBESPAN COMMON STOCK
  AND VIRATA COMMON STOCK...................................     84

LEGAL MATTERS...............................................     87

EXPERTS.....................................................     87

ANNEX A--Agreement and Plan of Merger
ANNEX B--Form of GlobeSpan Stockholders Agreement
ANNEX C--Form of Virata Stockholders Agreement
ANNEX D--Opinion of GlobeSpan's Financial Advisor, Morgan
  Stanley & Co. Incorporated
ANNEX E--Opinion of Virata's Financial Advisor, Credit
  Suisse First Boston Corporation

                      QUESTIONS & ANSWERS ABOUT THE MERGER

Q: WHY ARE GLOBESPAN AND VIRATA PROPOSING THE MERGER?

A: The telecommunications industry continues to change dramatically as a result of developments in technology, customer needs and the range of product offerings made possible by these changes. We believe that companies that offer a full range of integrated circuits and software products for telecommunications equipment manufacturers will be the most effective competitors in the rapidly developing telecommunications equipment industry. We believe that our merger will create a global leader that will provide a broad range of integrated circuits, semiconductors and software for DSL applications to telecommunications equipment manufacturers.

    To review the reasons for the merger in greater detail, see pages 31 through 36.

Q: WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, Virata will merge with a wholly-owned subsidiary of GlobeSpan and become a wholly-owned subsidiary of GlobeSpan. The merger agreement is attached to this joint proxy statement/ prospectus as Annex A. You are encouraged to read it carefully.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: GlobeSpan stockholders:

    Following the merger, each share of GlobeSpan common stock and each option and warrant to purchase GlobeSpan common stock will remain outstanding.

    Virata stockholders:

    Following the merger:

    - Virata stockholders will receive, in exchange for each of their Virata shares, 1.02 shares of GlobeSpan common stock. For example, if a stockholder owned 100 shares of Virata common stock, he or she would receive 102 shares of GlobeSpan common stock after the merger.

    - Instead of fractional shares of GlobeSpan common stock, Virata stockholders will receive cash.

    - Each option to purchase Virata common stock outstanding immediately before the completion of the merger will automatically become an option to purchase shares of GlobeSpan common stock, for an adjusted number of shares and with an adjusted exercise price based on the 1.02 exchange ratio. After the merger, a notice will be sent to each Virata optionholder specifying this adjustment.

Q: WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A: It is a condition to the merger that both GlobeSpan and Virata receive legal opinions from their respective tax counsel to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming that the merger so qualifies, neither GlobeSpan nor Virata will recognize gain or loss for United States federal income tax purposes as a result of the merger. In addition, Virata stockholders will not recognize any gain or loss, except for gain or loss attributable to cash received by Virata stockholders instead of fractional shares of GlobeSpan common stock.

    The tax consequences of the merger to you will depend on your own situation. You should consult your tax advisors for a full understanding of these tax consequences.

Q: ARE THE UNITED KINGDOM TAX CONSEQUENCES OF THE MERGER THE SAME AS THE UNITED
    STATES TAX CONSEQUENCES?

A: The tax considerations and consequences for persons who are resident or ordinarily resident in the United Kingdom for United Kingdom tax purposes and who hold Virata common stock beneficially as an investment and will hold GlobeSpan common stock received in exchange as an investment may be different from the tax considerations and consequences of a Virata stockholder in the United States.

    The tax consequences of the merger to you will depend on your own situation. You should consult your tax advisors for a full understanding of these tax consequences.

Q: SHOULD I SEND IN MY VIRATA STOCK CERTIFICATES NOW?

A: No. After the merger is completed Virata stockholders will receive written instructions for exchanging their stock certificates. Please do not send in your Virata stock certificates with your proxy.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?
A: We are working to complete the merger as quickly as practicable and we expect
    to complete the merger in the   quarter of 200 .

Q: DO I HAVE APPRAISAL RIGHTS?

A: No. No rights of appraisal are available for any shares of stock.

Q: WHAT DO I NEED TO DO NOW?

A: Carefully read and consider the information contained in this document. There are several ways your shares can be represented at your stockholder meeting. You can attend your stockholder meeting in person or you can indicate on the enclosed proxy card how you want to vote and then sign and mail the proxy card in the enclosed return envelope as soon as possible.

    Your vote is important regardless of the number of shares that you own.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES?

A: Your broker will not vote your shares unless you follow the voting directions your broker provides to you.

    GlobeSpan stockholders:
    If you fail to provide your broker with instructions, it will not affect the number of votes for or against the issuance of shares of GlobeSpan common stock in the merger, but it will have the same effect as a vote against the proposal to amend GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata, Inc."
    Virata stockholders:

    If you fail to provide your broker with instructions, it will have the same effect as a vote against the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes. You can change your vote by sending in a written notice of revocation or a later-dated, signed proxy card to your company's secretary before your stockholders meeting or by attending the meeting in person and voting.

Q: WHAT IF I DON'T VOTE?

A: GlobeSpan stockholders:

    If you do not vote it will not affect the number of votes for or against the issuance of shares of GlobeSpan common stock in the merger but it will have the same effect as a vote against the proposal to amend GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata, Inc." An abstention will have the same effect as a vote against the issuance of shares of GlobeSpan common stock in the merger and a vote against the proposal to amend GlobeSpan's certificate of incorporation to change its name.

    Virata stockholders:

    If you do not vote or if you return your proxy marked "ABSTAIN," it will have the same effect as a vote against the merger.

Q: WHO SHOULD I CALL WITH QUESTIONS?

A:  GlobeSpan stockholders:

    If you have any questions about the proposed merger, including how to complete and return your proxy card, please call:

    [name],
    [title],
    [phone]

    Virata stockholders:

    If you have any questions, about the proposed merger, including how to complete and return your proxy card, please call:

    [name],
    [title],
    [phone]

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THE ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO AND INCORPORATED BY REFERENCE IN THIS DOCUMENT TO FULLY UNDERSTAND THE MERGER. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX
A. FOR A GUIDE AS TO WHERE YOU CAN OBTAIN MORE INFORMATION ON GLOBESPAN AND VIRATA, SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 14.

THE COMPANIES

GlobeSpan, Inc.
100 Schulz Drive
Red Bank, New Jersey 07701
Phone: (732) 345-7500

    GlobeSpan is a leading provider of advanced integrated circuits that enable broadband digital communications to homes and business enterprises. GlobeSpan designs, develops and supplies these integrated semiconductor chips for use in digital subscriber line, or DSL networks, which utilize the existing network of copper telephone wires known as the local loop for the high-speed transmission of data. GlobeSpan has shipped its chip sets to a broad base of leading communications equipment manufacturers, including Alcatel, Cisco Systems, Intel Corporation, Lucent Technologies, NEC Corporation and Nokia Corporation, among others.

Virata Corporation
2700 San Tomas Expressway
Santa Clara, California 95051
Phone: (408) 566-1000

    Virata provides communications processors combined with integrated software modules to manufacturers of equipment utilizing DSL, wireless, satellite and other broadband wireless technologies. These "integrated software on silicon"(TM) product solutions enable Virata's customers to develop a diverse range of equipment, including modems, gateways, routers, fixed wireless receivers and base stations targeted at the voice and high-speed data network access, or broadband, industry. Virata's products also help equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 52)
GlobeSpan stockholders:

    After the merger, each share of GlobeSpan common stock will remain outstanding and each option and warrant to purchase GlobeSpan common stock will also remain outstanding.

Virata stockholders:

    In the merger, Virata stockholders will receive, in exchange for each of their Virata shares, 1.02 shares of GlobeSpan common stock. In addition, Virata stockholders will receive cash instead of any fractional shares of GlobeSpan common stock to which they are otherwise entitled.

    Each option to purchase Virata common stock outstanding immediately before the completion of the merger will automatically become an option to purchase shares of GlobeSpan common stock, for an adjusted number of shares and with an adjusted exercise price based on the 1.02 exchange ratio. After the merger, a notice will be sent to each Virata optionholder specifying this adjustment.

OWNERSHIP OF THE COMBINED COMPANY AFTER THE MERGER

    We estimate that the number of shares of GlobeSpan common stock issued to Virata stockholders in the merger will constitute approximately 47.5% of the outstanding common stock of the combined company after the merger.

RECORD DATE FOR VOTING; REQUIRED VOTES FOR THE MERGER PROPOSALS (PAGES 23 AND
26)

GlobeSpan stockholders:

    Each holder of record, as of       , 2001, of GlobeSpan common stock is
entitled to cast one vote per share. The affirmative vote, in person or by proxy, of at least a majority of the votes properly cast, is required to approve the issuance of shares of GlobeSpan common stock pursuant to the merger agreement. The affirmative vote, in person or by proxy, of a majority of the shares outstanding as of the record date is required to approve the amendment to GlobeSpan's certificate of incorporation to change its name. GlobeSpan directors and executive officers beneficially hold
approximately       % of the outstanding shares of common stock.

    Some stockholders of GlobeSpan have entered into a stockholders agreement with Virata in which they agreed to vote in favor of the share issuance and the name change. The stock subject to this agreement represents approximately 10% of the voting power of GlobeSpan. The form of GlobeSpan stockholders agreement is attached as Annex B to this joint proxy statement/prospectus. You should read it in its entirety.

Virata stockholders:

    Each holder of record, as of       , 2001, of Virata common stock is
entitled to cast one vote per share. The affirmative vote, in person or by proxy, of at least a majority of the shares of Virata common stock outstanding as of the record date, is required to approve the merger and the merger
agreement. Virata directors and officers beneficially hold approximately       %
of the outstanding shares of common stock.

    Some stockholders of Virata have entered into a stockholders agreement with GlobeSpan in which they agreed to vote in favor of the approval of the merger and the merger agreement. The stock subject to this agreement represents approximately 10% of the voting power of Virata. The form of Virata stockholders agreement is attached as Annex C to this joint proxy statement/ prospectus. You should read it in its entirety.

CONDITIONS TO THE COMPLETION OF THE MERGER
(PAGE 60)

    The completion of the merger depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

    - the approval by the stockholders of GlobeSpan of the issuance of shares of GlobeSpan common stock pursuant to the merger agreement;

    - the approval of the merger and the merger agreement by the stockholders of Virata;

    - the absence of any law, temporary restraining order, injunction or other order issued by a court that has the effect of making the merger illegal or otherwise prohibiting the merger;

    - expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

    - receipt of all required approvals from governmental entities, except where the failure to obtain such approvals would not reasonably be expected to have a material adverse effect on GlobeSpan or Virata;

    - the effectiveness of the registration statement relating to the shares of GlobeSpan common stock to be issued in the merger and the absence of any stop order suspending the effectiveness of the registration statement;

    - the accuracy of all representations and warranties as of the date of the merger agreement and the closing date;

    - performance or compliance with all agreements and covenants set forth in the merger agreement;

    - approval of the shares of GlobeSpan common stock to be issued in the merger for trading on the Nasdaq National Market; and

    - receipt of legal opinions that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

    Where the law permits, either party could choose to waive any of its conditions.

TERMINATION OF THE MERGER AGREEMENT
(PAGE 61)

    GlobeSpan and Virata may terminate the merger agreement by mutual written consent.

    Either GlobeSpan or Virata may terminate the merger agreement, subject to various conditions, if:

    - the merger is not completed by March 1, 2002, or May 1, 2002, if the reason for the delay is the failure to obtain regulatory approval;

    - GlobeSpan stockholders do not approve the issuance of shares of GlobeSpan common stock in the merger;

    - Virata stockholders do not approve the merger and the merger agreement;

    - any governmental entity issues a nonappealable final order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement;

    - the other party materially breaches or fails to perform any of its representations, warranties or covenants set forth in the merger agreement, and such breach or failure cannot be cured before the termination date; or

    - the other party's board of directors withdraws, modifies, qualifies or fails to make or reconfirm its recommendations or the other party willfully and materially breaches its obligation to call a stockholders meeting.

TERMINATION FEES (PAGE 62)

    Termination of the merger by either GlobeSpan or Virata under specified circumstances could result in one of the parties being required to pay the other party a termination fee in the amount of $30,000,000.

OUR REASONS FOR THE MERGER (PAGE 32)
    Our respective boards of directors have approved the merger agreement and the transactions associated with it and have determined that they are advisable, fair to and in the best interests of our respective stockholders. In reaching their respective decisions, our boards of directors considered a number of factors including that the combination of the companies would:

    - create a combined entity with the critical mass and global presence to better serve the needs of our customers and to compete with much larger industry participants;

    - expand the range of products and services that the combined company can offer to its customers, including the ability to offer end-to-end solutions covering DSL physical layer and communications processors for DSL applications;

    - facilitate faster introduction to the market of more integrated, lower cost products;

    - create a management team with industry experience which combines the strengths of both companies;

    - bring together the technical expertise of both companies' engineering teams;

    - combine our research and development efforts, thereby enhancing our ability to innovate in order to serve our customers' needs; and

    - create synergies through economies of scale, the combination of our sales and service forces and the integration of our complementary product lines.

BOARD RECOMMENDATIONS (PAGES 32-36)

GlobeSpan stockholders:

    The GlobeSpan board of directors believes that the merger is in your best interests and recommends that GlobeSpan stockholders vote "FOR" the issuance of shares of GlobeSpan common stock pursuant to the merger agreement and "FOR" an amendment to GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata, Inc."

Virata stockholders:

    The Virata board of directors believes that the merger is in your best interests and recommends that Virata stockholders vote "FOR" approval and adoption of the merger agreement and approval of the merger.

OPINIONS OF FINANCIAL ADVISORS (PAGES 36-47)

GlobeSpan:

    GlobeSpan's financial advisor, Morgan Stanley & Co. Incorporated, has delivered a written opinion to the GlobeSpan board of directors as to the fairness, from a financial point of view, to GlobeSpan stockholders of the exchange ratio provided for in the merger. The full text of Morgan Stanley's written opinion, dated September 30, 2001, is attached to this joint proxy statement/prospectus as Annex D. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. MORGAN STANLEY'S OPINION IS DIRECTED TO THE GLOBESPAN BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

Virata:

    Virata's financial advisor, Credit Suisse First Boston Corporation, has delivered a written opinion to the Virata board of directors as to the fairness, from a financial point of view, to the holders of Virata common stock of the exchange ratio provided for in the merger. The full text of Credit Suisse First Boston's written opinion, dated October 1, 2001, is attached to this joint proxy statement/prospectus as Annex E. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE VIRATA BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS (PAGE 47 )

    It is a condition to the merger that both GlobeSpan and Virata receive legal opinions from their respective tax counsel to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming that the merger so qualifies, Virata stockholders will not recognize any gain or loss except for gain or loss, attributable to cash received by Virata stockholders instead of fractional shares of GlobeSpan common stock. Stockholders should consult their tax advisors for a full understanding of all of the tax consequences of the merger to them.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS (PAGE 48)

    The tax considerations and consequences for persons who are resident or ordinarily resident in the United Kingdom for United Kingdom tax purposes and who hold Virata common stock beneficially as an investment and will hold GlobeSpan common stock received in exchange as an investment may be different from the tax considerations and consequences of a Virata stockholder in the United States. Stockholders should consult their tax advisors for a full understanding of all of the tax consequences of the merger to them.

ACCOUNTING TREATMENT (PAGE 49)

    We will treat the merger as a purchase under generally accepted accounting principles in the United States.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
(PAGE 49)

    Certain GlobeSpan and Virata directors, officers and stockholders have interests in the merger that are different from, or are in addition to, those of other stockholders. These interests include: (i) the acceleration of options held by non-employee directors of Virata upon consummation of the transaction,
(ii) the payment of bonuses to Andrew Vought and Charles Cotton, officers of Virata, upon consummation of the transaction, (iii) the post-merger membership of the board of directors of the combined company, (iv) the indemnification of directors and officers of Virata against certain liabilities both before and after the merger, and (v) the agreement of the two companies to use reasonable commercial efforts to enter into employment arrangements with several officers of

GlobeSpan and Virata. The members of our respective boards of directors knew about these interests and considered them, among other matters, when they approved the merger agreement and the merger.

REGULATORY CLEARANCES AND APPROVALS (PAGE 50)

    The completion of the merger is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

NO DISSENTER'S OR APPRAISAL RIGHTS (PAGE 50)

    Stockholders are not entitled to dissenter's or appraisal rights in connection with the merger.

AMENDMENT TO GLOBESPAN CERTIFICATE OF INCORPORATION (PAGE 24)

    GlobeSpan stockholders are being asked to vote on an amendment to GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata, Inc." at the effective time of the merger. GlobeSpan and Virata have agreed that the name of the combined company will be "GlobeSpan Virata, Inc.," although stockholder approval of the amendment to GlobeSpan's certificate of incorporation is not required in order for us to complete the merger.

TRADING OF COMMON STOCK (PAGE 81)

    GlobeSpan's common stock is currently traded on the Nasdaq National Market under the symbol "GSPN." Virata's common stock is currently traded on the Nasdaq National Market under the symbol "VRTA." The shares of GlobeSpan common stock issued in connection with the merger will be listed on the Nasdaq National Market.

           GLOBESPAN SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following selected historical consolidated financial data were derived from financial statements audited by PricewaterhouseCoopers LLP, independent accountants, for the seven months ended July 31, 1996, the five months ended December 31, 1996, and the years ended December 31, 1997, 1998, 1999 and 2000. The selected historical financial data of GlobeSpan for the six months ended June 30, 2000, and 2001, were derived from the unaudited condensed consolidated financial statements of GlobeSpan. This information should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the financial statements, including the notes thereto, incorporated by reference into this joint proxy statement/prospectus. The "Predecessor Company" represents the operations of the Advanced Transmission Technology Division of AT&T Paradyne Corporation prior to GlobeSpan's formation in August 1996.


                                    PREDECESSOR                                     GLOBESPAN
                                     COMPANY     --------------------------------------------------------------------------------
                                    ----------     FIVE
                                     SEVEN        MONTHS                                                       SIX         SIX
                                     MONTHS       ENDED                                                      MONTHS      MONTHS
                                     ENDED       DECEMBER               YEAR ENDED DECEMBER 31,               ENDED       ENDED
                                    JULY 31,       31,         ------------------------------------------   JUNE 30,    JUNE 30,
                                      1996         1996         1997       1998       1999        2000        2000        2001
                                    ----------   -----------   --------   --------   --------   ---------   ---------   ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net product revenues..............   $ 1,597       $2,360      $22,546    $31,464    $56,220    $ 348,098   $ 106,961   $ 153,110
Cancellation revenues.............        --           --           --         --         --           --          --      15,391
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
Net revenues......................     1,597        2,360       22,546     31,464     56,220      348,098     106,961     168,501
Cost of sales.....................        --          496        7,565      9,882     20,879      142,430      40,833      67,638
Cost of sales -- Provision for
  excess and obsolete inventory...        --           --           --         --         --           --          --      48,967
Cost of sales related to
  cancellation revenues and
  termination charge..............        --           --           --         --      1,119           --          --       1,075
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
Gross profit......................     1,597        1,864       14,981     21,582     34,222      205,668      66,128      50,821
Operating expenses
  Research and development
    (including non-cash
    compensation of $16,761 for
    the year ended December 31,
    2000 and $5,440 and $11,665
    for the six months ended
    June 30, 2000 and 2001,
    respectively).................     2,524        1,616        8,358     18,694     26,531      115,411      39,532      75,138
  Selling, general and
    administrative (including
    non-cash compensation of
    $7,356 for the year ended
    December 31, 2000 and $4,541
    and $1,761 for the six months
    ended June 30, 2000 and 2001,
    respectively).................     1,492          644        4,572     10,217     14,389       53,504      21,916      24,545
  Restructuring and other
  charges.........................        --           --           --         --         --           --          --      44,752
  Amortization of intangible
    assets and other..............        --          404        1,000        583         --      131,832      38,319     102,906
  In process research and
    development...................        --           --           --         --         --       44,854      44,854          --
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
    Total operating expenses......     4,016        2,664       13,930     29,494     40,920      345,601     144,621     247,341
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
(Loss) income from operations.....    (2,419)        (800)       1,051     (7,912)    (6,698)    (139,933)    (78,493)   (196,520)
Interest expense--non-cash........        --           --           --         --         --      (43,439)    (33,035)         --
Interest income (expense), net....        --           --           91       (134)     1,133        1,902         (75)      1,147
Foreign exchange gain.............        --           --           --         --         --           63           4          --
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
(Loss) income before income taxes
  and extraordinary items.........    (2,419)        (800)       1,142     (8,046)    (5,565)    (181,407)   (111,599)   (195,373)
Provision (benefit) for income
  taxes...........................        --           --          300       (217)        --       15,131          --      (3,391)
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
Net (loss) income before
  extraordinary item..............    (2,419)        (800)         842     (7,829)    (5,565)    (196,538)   (111,599)   (191,982)
Preferred stock deemed dividend
  and accretion...................        --           --           --         --     (3,466)          --          --          --
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------


                                    PREDECESSOR                                     GLOBESPAN
                                     COMPANY     --------------------------------------------------------------------------------
                                    ----------     FIVE
                                     SEVEN        MONTHS                                                       SIX         SIX
                                     MONTHS       ENDED                                                      MONTHS      MONTHS
                                     ENDED       DECEMBER               YEAR ENDED DECEMBER 31,               ENDED       ENDED
                                    JULY 31,       31,         ------------------------------------------   JUNE 30,    JUNE 30,
                                      1996         1996         1997       1998       1999        2000        2000        2001
                                    ----------   -----------   --------   --------   --------   ---------   ---------   ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                 (UNAUDITED)
Net income (loss) attributable to
  common stockholders before
  extraordinary item..............    (2,419)        (800)         842     (7,829)    (9,031)    (196,538)   (111,599)   (191,982)
Extraordinary item--gain on the
  redemption of the beneficial
  conversion feature..............        --           --           --         --         --       43,439          --          --
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
Net income (loss) attributable to
  common stockholders.............    (2,419)        (800)         842     (7,829)    (9,031)    (153,099)   (111,599)   (191,982)
Other comprehensive income (loss):
  Unrealized loss on marketable
    securities....................        --           --           --         --        (22)          --          --          --
  Foreign currency translation
  loss............................        --           --           --         --         --          (77)         --        (157)
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
  Comprehensive income (loss)
    attributable to common
    stockholders..................   $(2,419)      $ (800)     $   842    $(7,829)   $(9,053)   $(153,176)  $(111,599)  $(192,139)
                                     -------       ------      -------    -------    -------    ---------   ---------   ---------
(Loss) earnings per share basic:
  Income (loss) before
  extraordinary item..............                 $(0.02)     $  0.02    $ (0.22)   $ (0.19)   $   (3.03)  $   (1.84)  $   (2.68)
                                                   ======      =======    =======    =======    =========   =========   =========
  Extraordinary item..............                 $   --      $    --    $    --    $    --    $    0.67   $      --   $      --
                                                   ======      =======    =======    =======    =========   =========   =========
  Net income (loss)...............                 $(0.02)     $  0.02    $ (0.22)   $ (0.19)   $   (2.36)  $   (1.84)  $   (2.68)
                                                   ======      =======    =======    =======    =========   =========   =========
(Loss) earnings per share diluted:
  Income (loss) before
  extraordinary item..............                 $(0.02)     $  0.02    $ (0.22)   $ (0.19)   $   (3.03)  $   (1.84)  $   (2.68)
                                                   ======      =======    =======    =======    =========   =========   =========
  Extraordinary item..............                 $   --      $    --    $    --    $    --    $     .67   $      --   $      --
                                                   ======      =======    =======    =======    =========   =========   =========
  Net income (loss)...............                 $(0.02)     $  0.02    $ (0.22)   $ (0.19)   $   (2.36)  $   (1.84)  $   (2.68)
                                                   ======      =======    =======    =======    =========   =========   =========
Shares used in computing (loss)
  earnings per share:
  Basic...........................                 34,312       34,546     36,254     46,613       64,924      60,515      71,763
  Diluted.........................                 34,312       38,119     36,254     46,613       64,924      60,515      71,763

                                                                         DECEMBER 31,
                                                          ------------------------------------------    JUNE 30,
                                                            1997       1998       1999       2000         2001
                                                          --------   --------   --------   ---------   -----------
                                                                               (IN THOUSANDS)          (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents and short-term investments....  $   875    $    12    $ 36,668   $  99,129    $205,054
Working capital (deficit)...............................    2,423     (2,655)     44,616     164,156     223,134
Total assets............................................   10,215     13,430      70,991     905,129     892,429
Long-term liabilities, less current portion.............       --      5,506         443      26,396     157,683
Retained earnings (accumulated deficit).................       42     (7,787)    (13,352)   (166,451)   (358,434)
Total stockholders' equity (deficit)....................  $ 6,448    $(1,293)   $ 55,433   $ 803,551    $644,722

    Earnings per share data is not presented for the Predecessor Company, since the Predecessor Company did not have its own capital structure. As a result, this information would not be meaningful.

             VIRATA SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following selected historical consolidated financial data were derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants, for the years ended March 31, 1997, 1998 and 1999, April 2, 2000, and April 1, 2001. The selected historical consolidated financial data of Virata for the three months ended July 2, 2000, and July 1, 2001, were derived from the unaudited condensed consolidated financial statements of Virata. This information should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the financial statements, including the notes thereto, incorporated by reference into this joint proxy statement/prospectus.

    Effective October 3, 1999, Virata changed its fiscal year such that each quarter ends on the Sunday closest to calendar quarter end.

                                                                                                         THREE         THREE
                                                                  YEAR ENDED                            MONTHS        MONTHS
                                           --------------------------------------------------------      ENDED         ENDED
                                           MARCH 31,   MARCH 31,   MARCH 31,   APRIL 2,   APRIL 1,      JULY 2,       JULY 1,
                                             1997        1998        1999        2000       2001         2000          2001
                                           ---------   ---------   ---------   --------   ---------   -----------   -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)             (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Revenues:
  Semiconductor..........................   $    --    $    505    $  2,784    $ 14,041   $ 102,765    $ 21,465      $ 17,345
  License................................       971       1,570       1,628       3,717      14,916       4,157         1,141
  Services and royalty...................     1,134       1,206       2,367       1,724       6,122         968         1,693
  Systems................................     4,848       5,650       2,477       2,295       2,470       1,106            98
                                            -------    --------    --------    --------   ---------    --------      --------
    Total revenues.......................     6,953       8,931       9,256      21,777     126,273      27,696        20,277
                                            -------    --------    --------    --------   ---------    --------      --------
Cost of revenues:
  Semiconductor..........................        --         325       2,421       9,651      72,523      14,092        10,682
  License................................        --          --          --         107         687         124            --
  Services and royalty...................       185         192         528         701       1,172         186           486
  Systems................................     3,754       3,270       1,048         780       1,296         458           183
                                            -------    --------    --------    --------   ---------    --------      --------
    Total cost of revenues...............     3,939       3,787       3,997      11,239      75,678      14,860        11,351
                                            -------    --------    --------    --------   ---------    --------      --------
  Gross profit...........................     3,014       5,144       5,259      10,538      50,595      12,836         8,926
                                            -------    --------    --------    --------   ---------    --------      --------
Operating expenses:
  Research and development:
    National Insurance Contribution on
      options............................        --          --          --       2,036         751         600            --
    Amortization of stock compensation...        --         215         929         630       2,310          50         1,069
    Other research and development.......     3,518       3,987       8,323      12,331      34,626       5,032        12,945
                                            -------    --------    --------    --------   ---------    --------      --------
    Total research and development.......     3,518       4,202       9,252      14,997      37,687       5,682        14,014
                                            -------    --------    --------    --------   ---------    --------      --------
Sales and marketing:
    National Insurance Contribution on
      options............................        --          --          --         961         619         545            --
    Amortization of stock compensation...        --          80         219         118         681          50           129
    Other sales and marketing............     4,753       4,076       2,917       5,350      22,168       4,366         5,343
                                            -------    --------    --------    --------   ---------    --------      --------
    Total sales and marketing............     4,753       4,156       3,136       6,429      23,468       4,961         5,472
                                            -------    --------    --------    --------   ---------    --------      --------

                                                                                                         THREE         THREE
                                                                  YEAR ENDED                            MONTHS        MONTHS
                                           --------------------------------------------------------      ENDED         ENDED
                                           MARCH 31,   MARCH 31,   MARCH 31,   APRIL 2,   APRIL 1,      JULY 2,       JULY 1,
                                             1997        1998        1999        2000       2001         2000          2001
                                           ---------   ---------   ---------   --------   ---------   -----------   -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)             (UNAUDITED)
General and administrative:
    National Insurance Contribution on
      options............................        --          --          --       1,474       1,953       1,375            --
    Amortization of stock compensation...        --         104         246         159         432          50           188
    Other general and administrative.....     3,410       4,917       5,567       5,976      19,549       3,318         4,806
                                            -------    --------    --------    --------   ---------    --------      --------
    Total general and administrative.....     3,410       5,021       5,813       7,609      21,934       4,743         4,994
                                            -------    --------    --------    --------   ---------    --------      --------
  Restructuring costs....................        --       1,871          --          --          --          --         6,038
                                            -------    --------    --------    --------   ---------    --------      --------
  Amortization of intangible assets......        --          --         549       4,497      81,995       9,949        27,927
                                            -------    --------    --------    --------   ---------    --------      --------
  Acquired in-process research and
    development..........................        --          --       5,260       5,324      81,062       1,170            --
                                            -------    --------    --------    --------   ---------    --------      --------
    Total operating expenses.............    11,681      15,250      24,010      38,856     246,146      26,505        58,445
                                            -------    --------    --------    --------   ---------    --------      --------
Loss from operations.....................    (8,667)    (10,106)    (18,751)    (28,318)   (195,551)    (13,669)      (49,519)
Interest and other income (expense),
  net....................................       127        (172)      1,594       2,210      23,775         884         4,906
                                            -------    --------    --------    --------   ---------    --------      --------
Net loss.................................   $(8,540)   $(10,278)   $(17,157)   $(26,108)  $(171,776)   $(12,785)     $(44,613)
                                            =======    ========    ========    ========   =========    ========      ========
Net loss per share
  Basic and diluted......................   $ (2.68)   $  (3.00)   $  (4.46)   $  (1.40)  $   (2.98)   $  (0.26)     $  (0.71)
                                            =======    ========    ========    ========   =========    ========      ========
  Weighted average shares................     3,186       3,428       3,845      18,672      57,714      48,417        63,097
                                            =======    ========    ========    ========   =========    ========      ========

                                                   MARCH 31,   MARCH 31,   MARCH 31,   APRIL 2,   APRIL 1,     JULY 1,
                                                     1997        1998        1999        2000       2001        2001
                                                   ---------   ---------   ---------   --------   --------   -----------
                                                                              (IN THOUSANDS)                 (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA
Cash and cash equivalents and short-term
  investments....................................   $ 3,752     $   767     $ 9,617    $ 78,199   $487,930    $430,160
Working capital (deficit)........................     6,346      (3,653)      8,042      70,631    497,099     425,372
Total assets.....................................    12,066       5,950      19,187     181,362    904,897     867,180
Total long term liabilities......................       875         738       1,130       1,178      1,678       1,340
Total stockholders' equity (deficit).............     6,857      (3,085)     12,719     161,788    873,984     832,928

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The selected unaudited pro forma condensed combined financial data give effect to GlobeSpan's proposed merger with Virata as if the merger had been completed on January 1, 2000, for statement of operations purposes, and as of June 30, 2001, for balance sheet purposes using the purchase method of accounting under which GlobeSpan is the acquiring enterprise. The pro forma statement of operations data reflect the combination of statement of operations data of GlobeSpan for the year ended December 31, 2000, and the six months ended June 30, 2001, with statement of operations data of Virata for the year ended April 1, 2001, and the six months ended July 1, 2001, respectively. The pro forma balance sheet data reflect the combination of balance sheet data of GlobeSpan as of June 30, 2001, with the balance sheet data of Virata as of July 1, 2001. The allocation of the purchase price reflected in the selected unaudited pro forma condensed combined financial data is preliminary. We urge you to read the selected unaudited pro forma condensed combined financial data in connection with the unaudited pro forma condensed combined financial information and notes beginning on page 69.

    The unaudited pro forma condensed combined financial statements of the combined company do not purport to be indicative of what the combined company's financial condition or results of operations would have been had the consolidation in fact been consummated as of the assumed dates and for the periods presented, nor are they indicative of the results of operations or financial condition for any future period or date.

    See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Data."

                                                              YEAR ENDED       SIX MONTHS ENDED
                                                          DECEMBER 31, 2000      JUNE 30, 2001
                                                          ------------------   -----------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA STATEMENT OF OPERATIONS DATA:

Net revenue.............................................      $ 476,951           $  208,134

Loss before extraordinary items.........................       (297,783)            (239,293)

Earnings per share of the combined Company

  Basic and Diluted.....................................          (2.23)               (1.75)

                                                          DECEMBER 31, 2000   JUNE 30, 2001
                                                          -----------------   --------------
PRO FORMA BALANCE SHEET DATA:
Cash and cash equivalents and short-term investments....             --         $  635,214
Working capital.........................................             --            637,005
Total assets............................................             --          1,536,347
Long-term debt..........................................             --            133,416
Total stockholders' equity..............................             --          1,242,888

                           COMPARATIVE PER SHARE DATA

    The following table sets forth historical per share data of GlobeSpan and Virata and combined per common share data on an unaudited pro forma combined basis. Pro forma earnings per common share and book value per share have been calculated assuming that 1.02 shares of common stock of GlobeSpan will be issued in exchange for one share of Virata common stock. The information set forth below should be read in conjunction with the selected historical financial data and the unaudited pro forma condensed combined financial information included elsewhere in this joint proxy statement/ prospectus, and the separate historical financial statements of GlobeSpan and Virata and the notes to those financial statements incorporated by reference in this joint proxy statement/prospectus. You should not rely on this pro forma data as being indicative of the results that would have been actually obtained if the consolidation had been in effect for the entire periods presented or the future results of the combined company.

                                                    GLOBESPAN      VIRATA     PRO FORMA    EQUIVALENT
                                                    HISTORICAL   HISTORICAL   COMBINED    PRO FORMA(1)
                                                    ----------   ----------   ---------   ------------
Book value per common share

  December 31, 2000...............................    $11.12       $14.53          --            --

  June 30, 2001...................................    $ 8.74           --      $ 8.95        $ 9.13

  July 1, 2001....................................        --       $13.07          --            --

Earnings per common share

  Basic and Diluted

    Year ended December 31, 2000..................    $(3.03)      $   --      $(2.23)       $(2.27)

    Year ended April 1, 2001......................        --       $(2.98)         --            --

    Six months ended June 30, 2001................    $(2.68)          --      $(1.75)       $(1.79)

    Six months ended July 1, 2001.................        --       $(1.37)         --            --

  Dividends per common share

    Year ended December 31, 2000..................        --           --          --            --

    Six months ended June 30, 2001................        --           --          --            --

------------------------

(1) Pro forma amounts multiplied by 1.02 (the exchange ratio).

                      WHERE YOU CAN FIND MORE INFORMATION

    GlobeSpan and Virata file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or information that the companies file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at "www.sec.gov."

    GlobeSpan filed the GlobeSpan registration statement on Form S-4 to register with the SEC the shares of GlobeSpan common stock to be issued to Virata stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of GlobeSpan, as well as being a proxy statement of GlobeSpan and Virata for the GlobeSpan special meeting of stockholders and Virata special meeting of stockholders, respectively.

    As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the GlobeSpan registration statement or the exhibits to the registration statement.

    The SEC allows us to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

GLOBESPAN SEC FILINGS (FILE NO. 000-26401)                        PERIOD
------------------------------------------     ---------------------------------------------

Annual Report on Form 10-K...................  Year ended December 31, 2000

Quarterly Report on Form 10-Q................  Three months ended March 31, 2001, and
                                               June 30, 2001

Reports on Form 8-K and Form 8-K/A...........  Filed on May 4, 2001, May 15, 2001, May 23,
                                               2001, and October 2, 2001

Definitive Proxy Statement on                  Filed on April 27, 2001
  Schedule 14A...............................

Registration Statement on Form 8-A...........  Filed on June 16, 1999

VIRATA SEC FILINGS (FILE NO. 000-28157)                           PERIOD
---------------------------------------        ---------------------------------------------

Annual Report on Form 10-K...................  Year ended April 1, 2001

Quarterly Report on Form 10-Q................  Three months ended July 1, 2001

Definitive Proxy Statement on                  Filed July 20, 2001
  Schedule 14A...............................

Reports on Form 8-K and Form 8-K/A...........  Filed on October 30, 2000, December 31, 2000,
                                               May 4, 2001, May 8, 2001, May 31, 2001,
                                               June 14, 2001, July 31, 2001, August 23,
                                               2001 and October 22, 2001

Registration Statement on Form 8-A...........  Filed on November 17, 1999, and May 8, 2001

Registration Statement on Form S-1...........  Filed on June 22, 2000

    All additional documents that Virata or GlobeSpan may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this joint proxy statement/prospectus and prior to the date of the Virata stockholders special meeting, the date of the

GlobeSpan stockholders special meeting, or the earlier termination of the merger agreement, shall also be deemed to be incorporated.

    GlobeSpan has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to GlobeSpan, and Virata has supplied all such information relating to Virata.

    If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                                 GlobeSpan, Inc.
                                 Attention: Investor Relations
                                 100 Schulz Drive
                                 Red Bank, New Jersey 07701
                                 Telephone: (732) 345-7500
                                 Virata Corporation
                                 Attention: Investor Relations
                                 2700 San Tomas Expressway
                                 Santa Clara, California 95051
                                 Telephone: (408) 566-1000

    If you would like to request documents from us, please do so by to receive them before the special meetings of stockholders for GlobeSpan and Virata. If you request any incorporated documents from us we will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

    You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint
proxy statement/prospectus is dated             , 2001, and was first mailed to
stockholders on             2001. You should not assume that the information
contained in the joint proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement/prospectus to the stockholders nor the issuance of GlobeSpan shares in the merger shall create any implication to the contrary.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    Any statements in this document about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that may have a direct bearing on our results of operations are the:

    - general economic and business conditions; the existence or absence of adverse publicity; changes in marketing and technology; changes in political, social and economic conditions and world events;

    - competition in the telecommunications equipment industry; general risks of the communications industry;

    - success of acquisitions and operating initiatives; changes in business strategy or development plans; management of growth;

    - dependence on senior management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs;

    - ability to integrate effectively the two companies' technology, operations and personnel in a timely and efficient manner;

    - ability of the combined company to retain and hire key executives, technical personnel and other employees;

    - ability of the combined company to manage its growth and the difficulty of successfully managing a larger, more geographically dispersed organization;

    - ability of the combined company to manage successfully its changing relationships with customers, suppliers, value added resellers and strategic partners;

    - ability of the combined company's customers to accept new product offerings; and

    - timing of, and regulatory and other conditions associated with, the completion of the merger and the ability of the combined company to combine operations and obtain revenue synergies or sales growth following the merger.

    These factors, the risk factors referred to below and the other risk factors listed from time to time in the reports and other documents GlobeSpan or Virata file with the Securities and Exchange Commission could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                  RISK FACTORS

    STOCKHOLDERS OF GLOBESPAN AND VIRATA SHOULD CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO OTHER RISK FACTORS OF THE TWO COMPANIES INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER INFORMATION CONTAINED IN THIS DOCUMENT, IN DECIDING WHETHER TO VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, IN THE CASE OF VIRATA STOCKHOLDERS, OR FOR APPROVAL OF THE ISSUANCE OF SHARES OF GLOBESPAN COMMON STOCK IN THE MERGER, IN THE CASE OF GLOBESPAN STOCKHOLDERS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 14 FOR WHERE YOU CAN FIND THE ADDITIONAL RISK FACTORS INCORPORATED BY REFERENCE.

VIRATA STOCKHOLDERS WILL RECEIVE 1.02 SHARES OF GLOBESPAN COMMON STOCK IN EXCHANGE FOR EACH SHARE OF VIRATA COMMON STOCK REGARDLESS OF CHANGES IN THE RELATIVE MARKET VALUE OF VIRATA COMMON STOCK AND GLOBESPAN COMMON STOCK.

    Each share of Virata common stock will be exchanged for 1.02 shares of GlobeSpan common stock upon completion of the merger. This exchange ratio is a fixed number and the merger agreement does not contain any provision to adjust this ratio for changes in the market price of either Virata common stock or GlobeSpan common stock. Neither party is permitted to terminate the merger agreement solely because of changes in the market price of GlobeSpan or Virata common stock. Consequently, the specific dollar value of GlobeSpan common stock to be received by Virata stockholders will depend on the market value of GlobeSpan at the time of completion of the merger and may decrease from the date of the special meeting or the date that you submit your proxy. You are urged to obtain recent market quotations for GlobeSpan common stock and Virata common stock. The companies cannot predict or give any assurances as to the market price of GlobeSpan common stock or Virata common stock at any time before the merger or the common stock of the combined company after the merger. The prices of GlobeSpan common stock and Virata common stock may vary because of factors such as:

    - changes in the business, operating results or prospects of GlobeSpan or Virata;

    - actual or anticipated variations in quarterly results of operations;

    - market assessments of the likelihood that the merger will be completed;

    - the timing of the completion of the merger;

    - sales of GlobeSpan common stock or Virata common stock;

    - additions or departures of key personnel;

    - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

    - conditions or trends in the telecommunications industry;

    - announcements of technological innovations or the discontinuation of products or services by GlobeSpan, Virata, their competitors or their customers;

    - changes in market valuations of other telecommunications companies;

    - the prospects of post-merger operations;

    - regulatory considerations; and

    - general market and economic conditions.

    If the merger is successfully completed, holders of Virata common stock will become holders of GlobeSpan common stock. GlobeSpan's business differs from Virata's business, and GlobeSpan's results of operations, as well as the price of GlobeSpan common stock, may be affected by factors different than those affecting Virata's results of operations and the price of Virata common stock.

GLOBESPAN AND VIRATA MAY NOT ACHIEVE THE POTENTIAL BENEFITS FROM THE MERGER, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY'S BUSINESS, FINANCIAL AND OPERATING RESULTS.

    GlobeSpan and Virata entered into the merger agreement with the expectation that the merger will result in benefits to the combined company arising out of the creation of a global provider of a broad range of integrated circuits and software for DSL applications to communications equipment manufacturers. To realize any benefits or synergies from the merger, the combined company will face the following post-merger challenges:

    - combining product and service offerings effectively and efficiently;

    - retaining and assimilating the management, employees and sales forces of each company;

    - selling the existing products of each company to the other company's customers;

    - retaining existing customers, strategic partners and suppliers of each company;

    - developing new products that utilize the assets and resources of both companies;

    - realizing expected cost savings and synergies from the merger; and

    - developing and maintaining consistent standards, controls, procedures, policies and information systems.

    If the combined company is not successful in addressing these and other challenges, then the benefits of the merger will not be realized and, as a result, the combined company's operating results and the market price of the combined company's common stock may be adversely affected. Further, neither GlobeSpan nor Virata can assure you that the growth rate of the combined company will equal the historical growth rates experienced either by GlobeSpan or Virata.

THE MARKET PRICE OF THE COMBINED COMPANY'S COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

    The market price of the combined company's common stock may decline as a result of the merger for a number of reasons, including if:

    - the integration of GlobeSpan and Virata is not completed in a timely and efficient manner;

    - the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

    - the effect of the merger on the combined company's financial results is not consistent with the expectations of financial or industry analysts; or

    - significant stockholders of GlobeSpan and Virata decide to dispose of their shares following completion of the merger.

GLOBESPAN'S AND VIRATA'S OFFICERS AND DIRECTORS HAVE INTERESTS DIFFERENT FROM YOURS THAT MAY HAVE INFLUENCED THEM TO SUPPORT OR APPROVE THE MERGER.

    The directors and officers of GlobeSpan and Virata have entered into arrangements which may create interests in the merger that are different from, or in addition to, yours, including the following:

    - several non-employee directors of Virata hold stock options that will accelerate upon the merger;

    - some of Virata's officers have employment agreements that provide for bonus payments in the event of a transaction such as the merger;

    - GlobeSpan has agreed that its board of directors will take all action necessary so that as of the effective time, the board of directors of GlobeSpan will consist of eight members, four of whom will be designated by GlobeSpan and four of whom will be designated by Virata;

    - GlobeSpan and Virata have agreed and GlobeSpan has entered into contracts providing that Armando Geday will serve as the combined company's president and chief executive officer and that Charles Cotton will serve as the combined company's executive chairman of the board for one year following the merger and non-executive chairman afterwards;

    - GlobeSpan has agreed to indemnify each present and former Virata officer and director against liabilities arising out of such person's services as an officer or director;

    - GlobeSpan will maintain officers' and directors' liability insurance to cover any such liabilities for the next six years; and

    - GlobeSpan and Virata have agreed to use commercially reasonable efforts to enter into new employment arrangements with specified key employees.

    For the above reasons, the directors and officers of GlobeSpan and Virata may have been more likely to support and recommend the approval of the merger agreement than if they did not hold these interests. GlobeSpan stockholders and Virata stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. You should read more about these interests under "The Merger--Interests of Certain Persons in the Merger."

UNCERTAINTY REGARDING THE MERGER AND THE EFFECTS OF THE MERGER COULD CAUSE EACH COMPANY'S CUSTOMERS, STRATEGIC PARTNERS OR KEY EMPLOYEES TO DELAY OR DEFER DECISIONS.

    GlobeSpan's and/or Virata's customers and strategic partners, in response to the announcement of the merger, may delay or defer decisions, which could have a material adverse effect on the business of the relevant company, regardless of whether the merger is ultimately completed. Similarly, current and prospective GlobeSpan and/or Virata employees may experience uncertainty about their future roles with the combined company, which may adversely affect GlobeSpan's and/or Virata's ability to attract and retain key management, sales, marketing and technical personnel. Further, if the merger is terminated and either company's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner on terms similar to those provided for in the merger agreement. While the merger agreement is in effect, and subject to very narrowly defined exceptions, each party is prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination with any third party which may discourage any other strategic partner from making an offer for either company superior to the proposed merger.

GLOBESPAN AND VIRATA MAY NOT BE ABLE TO OBTAIN THE REQUIRED REGULATORY APPROVALS FOR COMPLETION OF THE MERGER.

    GlobeSpan and Virata cannot complete the merger until they give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and observe a statutory waiting period requirement. GlobeSpan and Virata filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division as of October 15, 2001. At any time before or after the effective time of the merger, the Federal Trade Commission, the Antitrust Division or any state or competition authority of another country could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. Private parties may also institute legal actions under the antitrust laws under some circumstances. These actions could include seeking to enjoin the completion of the merger.

BECAUSE THE COMBINED COMPANY WILL HAVE LARGER REVENUES AND OPERATIONS, THIRD PARTIES WITH POTENTIAL LITIGATION CLAIMS AGAINST EITHER GLOBESPAN OR VIRATA WHO DECIDED NOT TO PURSUE THOSE CLAIMS AGAINST THE INDIVIDUAL COMPANIES MAY CONSIDER ASSERTING THOSE CLAIMS AGAINST THE COMBINED COMPANY.

    We believe that the combined company will have significantly greater revenues than either GlobeSpan or Virata individually, operations in more countries than either GlobeSpan or Virata individually, and potentially more employees than either GlobeSpan or Virata individually. As a result, it can be expected that some third parties who believe that they have claims against one or the other of GlobeSpan or Virata, but who chose not to assert those claims because of the size of the individual companies, may now believe that those claims against the larger combined company may be advantageous.

THE COMBINED COMPANY'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE BECAUSE OF MANY FACTORS, WHICH WOULD CAUSE THE COMBINED COMPANY'S STOCK PRICE TO FLUCTUATE.

    Both GlobeSpan's and Virata's net revenues and operating results have fluctuated in the past and are likely to fluctuate significantly in the future on a quarterly and annual basis due to a number of factors, many of which are outside either company's control. Investors should not rely on the results of any one quarter or series of quarters as an indication of the combined company's future performance.

    It is likely that in some future quarter or quarters the combined company's operating results will be below the expectations of public market analysts or investors. In such event, the market price of the combined company's common stock may decline significantly. Due to GlobeSpan's recent acquisitions accounted for as purchases and the proposed merger, the combined company will incur substantial non-cash compensation and amortization expenses associated with those and, potentially, future transactions.

GLOBESPAN AND VIRATA BOTH HAVE A HISTORY OF LOSSES, AND THE COMBINED COMPANY IS EXPECTED TO INCUR SUBSTANTIAL LOSSES IN THE FUTURE, WHICH MAY PREVENT THE COMBINED COMPANY FROM ACHIEVING OR SUSTAINING PROFITABILITY OR POSITIVE CASH FLOW.

    GlobeSpan incurred a net loss attributable to common stockholders of $192.0 million in the six months ended June 30, 2001, and $153.1 million, $9.1 million and $7.8 million in the years ended December 31, 2000, 1999 and 1998, respectively. Virata has not reported a profit for any fiscal year since its incorporation and has an accumulated deficit of $293.1 million at July 1, 2001. The combined company expects to continue to incur net losses, and these losses may be substantial. Because of substantial operating expenses, the combined company will need to generate significant quarterly revenues to achieve profitability or positive cash flow. The combined company's failure to significantly increase net revenues would result in continuing losses. Even if the combined company does achieve profitability, we may not be able to sustain or increase profitability or cash flow on a quarterly or annual basis. We cannot forecast with any degree of accuracy what the combined company's revenues will be in future periods. The combined company's ability to continue to operate our business and implement our business strategy may thus be hampered, and the value of the combined company's stock may decline.

THE LOSS OF ONE OR MORE OF GLOBESPAN'S OR VIRATA'S KEY CUSTOMERS WOULD RESULT IN A LOSS OF A SIGNIFICANT AMOUNT OF THE COMBINED COMPANY'S NET REVENUES.

    A relatively small number of customers account for a large percentage of GlobeSpan's and Virata's net revenues. We expect this trend to continue. The combined company's business will be seriously harmed if the combined company does not generate as much revenue as we expect from these customers, experiences a loss of any of our significant customers or suffers a substantial reduction in orders from these customers. In the three months ended June 30, 2001, GlobeSpan's three largest customers accounted for 62.7% of its net revenues and the two customers who represented at least ten percent of its net revenues during such period accounted for 32.2% and 26.4%, respectively, of its net revenues. For the three months ended July 1, 2001, Virata's two customers who represented at least ten percent of its total revenues during such period accounted for 50.0% and 19.9%, respectively, of its total revenues. GlobeSpan's and Virata's results in the first six months of 2001 were adversely affected by reduced purchases by some of their customers, reflecting their reduced sales of DSL equipment.

GLOBESPAN AND VIRATA HAVE ONLY LIMITED OPERATING HISTORIES AS INDEPENDENT COMPANIES, AND THIS COMBINED LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE THE COMBINED COMPANY'S PROSPECTS.

    GlobeSpan has only been operating as an independent company since
August 1996 and only began shipping chip sets in volume in January 1997. GlobeSpan has not had a long history of generating significant net revenues. Furthermore, Virata has not had a long history of selling its products to the DSL market or generating significant revenues and many of its products have only recently been introduced. As a result of each company's limited operating history, we have limited historical financial data that can be used in evaluating our combined business and our prospects and in projecting future operating results. You must consider the combined company's prospects in light of the risks, expenses and difficulties we might encounter because we are in a rapidly evolving market.

THE COMBINED COMPANY WILL DEPEND ON A LIMITED NUMBER OF SUPPLIERS TO MANUFACTURE PRODUCTS, AND ANY DISRUPTION IN ANY OF THESE RELATIONSHIPS COULD PREVENT US FROM SELLING OUR PRODUCTS.

    Neither GlobeSpan nor Virata owns or operates a semiconductor fabrication facility. The combined company intends to continue to rely on third-party foundries and other specialist suppliers for all of our manufacturing, assembly and testing requirements. However, these foundries are not obligated to supply products to the combined company for any specific period, in any specific quantity or at any specific price, except as may be provided in a particular purchase order that has been accepted by one of them. As a result, we cannot directly control semiconductor delivery schedules, which could lead to product shortages, quality assurance problems and increases in the costs of the combined company's products. The combined company may experience delays in the future and we cannot be sure that we will be able to obtain semiconductors within the time frames and in the volumes required by us at an affordable cost or at all. Any disruption in the availability of semiconductors or any problems associated with the delivery, quality or cost of the fabrication assembly and testing of the combined company's products could significantly hinder the combined company's ability to deliver products to customers and may result in a decrease in the sales of the combined company's products.

    If the combined company is required for any reason to seek a new manufacturer of its products, a new manufacturer may not be available and, in any event, switching to a new manufacturer would require six months or more and would involve significant expense and disruption to the combined company's business. From time to time there are shortages in worldwide foundry capacity. Such shortages, if they occur, could make it more difficult for us to find a new manufacturer of the combined company's products if the combined company's relationship with any of our suppliers is terminated for any reason.

BECAUSE THE MARKETS IN WHICH THE COMBINED COMPANY WILL COMPETE ARE HIGHLY COMPETITIVE AND MANY OF THE COMBINED COMPANY'S COMPETITORS HAVE GREATER RESOURCES, WE CANNOT BE CERTAIN THAT THE COMBINED COMPANY'S PRODUCTS WILL BE ACCEPTED IN THE MARKETPLACE OR CAPTURE MARKET SHARE.

    The market for software and communications semiconductor solutions is intensely competitive and characterized by rapid technological change, evolving standards, short product life cycles and price erosion. We expect competition to intensify as current competitors expand their product offerings and new competitors enter the market. Given the highly competitive environment in which we will operate, we cannot be sure that any competitive advantages enjoyed by the combined company's products would

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be sufficient to establish and sustain the combined company's products in the market. Any increase in price or other competition, unforeseen technological changes or the widespread adoption of standards incompatible with those on which the combined company's products are predicated could result in the erosion of the combined company's market share, to the extent we have obtained market share, and would have a negative impact on the combined company's financial condition and results of operations. We cannot be sure that the combined company will have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully.

BECAUSE GLOBESPAN AND VIRATA HAVE SIGNIFICANT OPERATIONS IN COUNTRIES OUTSIDE OF THE UNITED STATES, THE COMBINED COMPANY MAY BE SUBJECT TO POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING SUCH COUNTRIES THAT COULD RESULT IN INCREASED OPERATING EXPENSES AND REGULATION OF ITS PRODUCTS.

    Significant portions of GlobeSpan's and Virata's operations occur outside the United States. The combined company will have subsidiaries in the United Kingdom, France, Taiwan, Israel and India and sales offices in several other countries. These international operations are subject to a number of risks, including foreign currency exchange rate fluctuations; longer sales cycles; multiple, conflicting and changing governmental laws and regulations; protectionist laws and business practices that favor local competition; difficulties in collecting accounts receivable; and political and economic instability. In addition, in September 1999, Taiwan was affected by a significant earthquake. The risk of future earthquakes is significant due to the proximity of major earthquake fault lines in the area. Taiwan has also suffered from political unrest. Any future earthquakes, fire, flooding or other natural disasters, political unrest, labor strikes or work stoppages in Taiwan likely would result in the disruption of our operations at that facility. Further, the combined company will be affected by the political, economic and military conditions affecting Israel. Major hostilities involving Israel, including those sparked by current events, could significantly harm our business. Israel's economy has been and continues to be subject to numerous destabilizing factors, including low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. We cannot predict whether or in what manner these problems will be resolved. In addition, some of the officers and employees of the Israeli subsidiary are currently obligated to perform annual reserve duty in the Israeli armed forces and are subject to being called to active duty at any time under emergency circumstances. We cannot assess or predict the full impact of these obligations on its workforce or business.

THE COMBINED COMPANY COULD BE SUBJECT TO CLASS ACTION LITIGATION DUE TO STOCK PRICE VOLATILITY, WHICH, IF IT OCCURS, WILL DISTRACT MANAGEMENT AND RESULT IN SUBSTANTIAL COSTS, AND COULD RESULT IN JUDGMENTS AGAINST THE COMBINED COMPANY.

    In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. The combined company may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could cause serious harm to the combined company's business, financial condition and results of operations.

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                         THE GLOBESPAN SPECIAL MEETING

    This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies from holders of GlobeSpan common stock by the GlobeSpan board of directors for use at the special meeting of GlobeSpan stockholders.

TIME AND PLACE; PURPOSE

    The special meeting will be held at [place], [address], on       , 2001,
starting at       a.m., Eastern time. At the special meeting, GlobeSpan common stockholders will be asked to consider and vote upon the following proposals:

    - to approve the issuance of shares of GlobeSpan common stock pursuant to the merger agreement; and

    - to approve an amendment to GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata, Inc." at the effective time of the proposed merger with Virata.

    GlobeSpan stockholders also may be asked to vote upon a proposal to adjourn or postpone the GlobeSpan special meeting. GlobeSpan could use any adjournment or postponement of the GlobeSpan special meeting for the purpose, among others, of allowing additional time for soliciting additional votes to approve the issuance of the shares of GlobeSpan common stock pursuant to the merger agreement.

RECORD DATE AND OUTSTANDING SHARES

    The GlobeSpan board of directors has fixed the close of business on       ,
2001, as the record date for purposes of voting at the special meeting. Only holders of record of shares of common stock on the record date are entitled to notice of and to vote at the special meeting. On the record date, there were shares of GlobeSpan common stock outstanding and entitled to vote at the
special meeting held by       stockholders of record. The record stockholder
number does not include the number of persons whose stock is in nominee or "street name" accounts through brokers.

VOTE AND QUORUM REQUIRED

    Each holder of record, as of the record date, of shares of common stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting.

    The affirmative vote, in person or by proxy, of at least a majority of the votes properly cast, is required to approve the share issuance pursuant to the merger agreement. The affirmative vote, in person or by proxy, of a majority of the shares outstanding as of the record date is required to approve the amendment to GlobeSpan's certificate of incorporation to change its name. GlobeSpan and Virata have agreed that the name of the combined company will be "GlobeSpan Virata, Inc.," although the approval of the amendment to the
certificate of incorporation is not a condition to the merger. As of       ,
2001, directors and executive officers of GlobeSpan and their affiliates
beneficially owned an aggregate of             shares of GlobeSpan common stock
entitled to vote at the GlobeSpan special meeting, or approximately       % of
the shares of GlobeSpan common stock outstanding and entitled to vote on such date.

    Some stockholders of GlobeSpan have entered into a stockholders agreement with Virata. Under the stockholders agreement, the stockholders have agreed to vote in favor of the issuance of the shares pursuant to the merger agreement and the name change. The stock subject to this agreement represents approximately 10% of the voting power of GlobeSpan. See "Related Agreements--GlobeSpan Stockholders Agreement."

HOW SHARES WILL BE VOTED AT THE SPECIAL MEETING

    All shares of common stock represented by properly executed proxies received before or at the special meeting, and not revoked, will be voted as specified in the proxies. Properly executed proxies

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that do not contain voting instructions will be voted "FOR" the adoption of the proposals set forth in the accompanying notice of special meeting.

    A properly executed proxy marked "ABSTAIN" with respect to any proposal will be counted as present for purposes of determining whether there is a quorum at the special meeting. Abstentions, however, will have the same effect as a vote against the adoption of each of the proposals.

    In the event that a broker, bank, custodian, nominee or other record holder of GlobeSpan's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of votes properly cast with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. As a result, if you fail to provide your broker with instructions, it will not affect the number of votes for or against the issuance of shares of GlobeSpan common stock in the merger, but will have the same effect as a vote against the adoption of the amendment to GlobeSpan's certificate of incorporation.

    GlobeSpan's board of directors is not currently aware of any business to be acted upon at the special meeting, other than the proposals described in the accompanying notice of special meeting.

    The people named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting to permit further solicitations of proxies in favor of approval of the issuance of the shares of GlobeSpan common stock in the merger and the amendment to GlobeSpan's certificate of incorporation to change its name, except that no proxy which is voted against the approval of these proposals will be voted in favor of any such adjournment.

METHODS OF VOTING

    All stockholders of record as of the record date may vote by mail by signing, dating and mailing their proxies in the postage-paid envelope provided.

HOW TO REVOKE A PROXY

    A stockholder may revoke his or her proxy at any time before its use by delivering to GlobeSpan's secretary a signed notice of revocation or a later-dated signed proxy or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies for the special meeting will be paid by GlobeSpan. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and GlobeSpan will, upon request, reimburse them
for their reasonable expenses in so doing. GlobeSpan has retained             to
aid in the solicitation of proxies and to verify records related to the
solicitations.             will receive a fee of approximately $      plus
reasonable out-of-pocket expenses for such services. GlobeSpan or its representatives may request by telephone, facsimile, electronic mail, telegram or over the Internet the return of proxy cards in order to ensure sufficient representation at the special meeting. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxies without delay.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF GLOBESPAN

    GlobeSpan's board of directors has approved an amendment to the certificate of incorporation to change the name of the corporation upon consummation of the merger with Virata to "GlobeSpan Virata, Inc." Under the amendment, Article I of the amended and restated certificate of incorporation would be amended and restated to read in its entirety as follows:

    "The name of the corporation is GlobeSpan Virata, Inc. (the "Corporation")."

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DISSENTER'S OR APPRAISAL RIGHTS

    Stockholders of GlobeSpan will not be able to exercise any appraisal rights in connection with the merger including approval of the issuance of the shares or the amendment to GlobeSpan's certificate of incorporation.

RECOMMENDATION OF THE GLOBESPAN BOARD OF DIRECTORS

    The GlobeSpan board of directors believes that each of the proposals is advisable, fair to and in the best interests of GlobeSpan and the stockholders of GlobeSpan. GlobeSpan's board of directors has approved each of the proposals and recommends that GlobeSpan stockholders vote "FOR" the issuance of the shares of GlobeSpan common stock in the merger and "FOR" the amendment to GlobeSpan's certificate of incorporation to change the name of GlobeSpan to "GlobeSpan Virata Inc." at the effective time of the merger.

                           THE VIRATA SPECIAL MEETING

    This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies from holders of Virata common stock by the Virata board of directors for use at the special meeting of Virata stockholders.

TIME AND PLACE; PURPOSE

    The special meeting will be held at [place], [address], on       , 2001,
starting at       a.m., Pacific time. At the special meeting, Virata common
stockholders will be asked to consider and vote upon:

    - a proposal to approve and adopt the merger agreement and approve the merger; and

    - any other business as may properly come before the special meeting.

    Virata shareholders may also be asked to vote upon a proposal to adjourn or postpone the Virata special meeting. Virata could use any adjournment or postponement of the Virata special meeting for the purpose, among others, of allowing additional time for soliciting additional votes to approve and adopt the merger agreement and approve the merger.

RECORD DATE AND OUTSTANDING SHARES

    The Virata board of directors has fixed the close of business on       ,
2001, as the record date for purposes of voting at the special meeting. Only holders of record of shares of common stock on the record date are entitled to notice of and to vote at the special meeting. On the record date, there were shares of Virata common stock outstanding and entitled to vote at the
special meeting held by       stockholders of record. The record stockholder
number does not include the number of persons whose stock is in nominee or "street name" accounts through brokers.

VOTE AND QUORUM REQUIRED

    Each holder of record, as of the record date, of shares of common stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting.

    The affirmative vote, in person or by proxy, of at least a majority of the shares of Virata common stock outstanding on the record date is required to
approve and adopt the merger agreement and approve the merger. As of       ,
2001, directors and executive officers of Virata and their affiliates
beneficially owned an aggregate of             shares of Virata common stock
entitled to vote at the Virata special meeting or approximately       % of the
shares of Virata common stock outstanding and entitled to vote on such date.

    Some stockholders of Virata have entered into a stockholders agreement with GlobeSpan. Under the stockholders agreement, the stockholders have agreed to vote in favor of the approval and adoption of the merger agreement and the approval of the merger. The stock subject to this agreement represents approximately 10% of the voting power of Virata. See "Related Agreements--Virata Stockholders Agreement."

HOW SHARES WILL BE VOTED AT THE SPECIAL MEETING

    All shares of common stock represented by properly executed proxies received before or at the special meeting, and not revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the proposals set forth in the accompanying notice of special meeting.

    A properly executed proxy marked "ABSTAIN" with respect to any proposal will be counted as present for purposes of determining whether there is a quorum at the special meeting. Abstentions, however, will have the same effect as a vote against the adoption of each of the proposals.

    In the event that a broker, bank, custodian, nominee or other record holder of Virata's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of votes properly cast with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. As a result, if you fail to provide your broker with instructions, it will have the same effect as a vote against the merger.

    Virata's board of directors is not currently aware of any business to be acted upon at the special meeting other than the proposal described in the accompanying notice of special meeting. If, however, other matters are properly brought before the special meeting, or any adjournments or postponements of the meeting, the people appointed as proxies will have discretion to vote the shares represented by duly executed proxies according to their best judgment.

    The people named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting to permit further solicitations of proxies in favor of the approval and adoption of the merger agreement and the approval of the merger, except that no proxy which is voted against the approval and adoption of the merger agreement and the approval of the merger will be voted in favor of any such adjournment.

METHODS OF VOTING

    All stockholders of record as of the record date may vote by mail by signing, dating and mailing their proxies in the postage-paid envelope provided.

HOW TO REVOKE A PROXY

    A stockholder may revoke his or her proxy at any time before its use by delivering to Virata's secretary a signed notice of revocation or a later-dated signed proxy or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies for the special meeting will be paid by Virata. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and Virata will, upon request, reimburse them for
their reasonable expenses in so doing. Virata has retained             to aid in
the solicitation of proxies and to verify records related to the solicitations.
            will receive a fee of approximately $      plus reasonable
out-of-pocket expense for such services. Virata or its representatives may request by telephone, facsimile, electronic mail, telegram or over the Internet the return of proxy cards in order to ensure sufficient representation at the special meeting. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxies without delay.

DISSENTER'S OR APPRAISAL RIGHTS

    Dissenter's or appraisal rights are not available with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 stockholders if such stockholders are required to receive only shares of the surviving corporation, shares of any other corporation which are either listed on a national securities exchange or the Nasdaq National Market or held of record by more than 2,000 holders, cash in lieu of fractional shares or a combination of the foregoing. Therefore, stockholders of Virata will not be able to exercise any appraisal rights in connection with the merger.

RECOMMENDATION OF THE VIRATA BOARD OF DIRECTORS

    The Virata board of directors believes that the terms of the merger and the merger agreement are advisable, fair to and in the best interests of Virata and the stockholders of Virata. Virata's board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, and recommends that Virata stockholders vote "FOR" the approval and adoption of the merger agreement and the approval of the the merger.

                                   THE MERGER

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES THE PROPOSED MERGER. ALTHOUGH GLOBESPAN AND VIRATA BELIEVE THAT THE DESCRIPTION IN THIS SECTION COVERS THE MATERIAL TERMS OF THE MERGER AND THE RELATED TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER.

GENERAL

    The boards of directors of GlobeSpan and Virata have approved a "merger of equals" between the two companies, which will have the effect of combining the businesses, stockholder groups and other constituencies of GlobeSpan and Virata. The combined company, to be named GlobeSpan Virata, Inc., is expected to be a leading provider of integrated circuits, software and system designs for digital subscriber line (DSL) solutions. In order to complete the merger, both companies must obtain the approval of their stockholders.

    The merger agreement provides that, at the effective time of the merger, Wine Acquisition Corp., a wholly-owned subsidiary of GlobeSpan, will merge with and into Virata, with Virata continuing in existence as the surviving corporation. Each share of Virata common stock issued and outstanding at the effective time of the merger will be converted into 1.02 shares of GlobeSpan common stock. Upon completion of the merger, Virata will be a wholly-owned subsidiary of GlobeSpan and market trading of Virata common stock will cease.

BACKGROUND OF THE MERGER

    Both GlobeSpan and Virata regularly review their strategic alternatives with respect to growing their respective businesses through the expansion of their core technologies and product offerings, towards the goal of providing their customers with a complete system solution in the form of semiconductor components and software.

    On August 16, 1999, Armando Geday, the President, Chief Executive Officer and a director of GlobeSpan, and Charles Cotton, the Chief Executive Officer and a director of Virata, met in Virata's Santa Clara office to discuss the possibility of a strategic transaction involving GlobeSpan and Virata.

    Between September 1999 and November 2000, Mr. Geday and Mr. Cotton had intermittent conversations regarding a possible transaction involving the two companies. Other members of senior management were sometimes present at these meetings. No agreements were reached at any of these meetings.

    On May 1, 2001, Mr. Geday and Robert J. McMullan, the Vice President and Chief Financial Officer of GlobeSpan, met with Mr. Cotton and Andrew Vought, the Senior Vice President of Finance, Chief Financial Officer and Secretary of Virata, in New York. At this meeting it was agreed that the potential for a strategic business combination would be discussed further.

    On May 11, 2001, the Virata board of directors held a meeting during which the board briefly discussed the potential for a strategic transaction with GlobeSpan, among other items, and authorized management to continue discussions.

    On May 29, 2001, Mr. Geday and Mr. Cotton met in Paris and discussed several aspects of a potential business combination, including the potential business objectives, synergies, organizational structures and locations, as well as an overview of the companies' products and the perceived compatibility of the two companies' managements.

    On June 19, 2001, the board of directors of GlobeSpan held a telephonic board meeting and discussed the status of discussions with Virata and authorized management to proceed with the discussions.

    On June 21, 2001, Mr. Geday and Mr. Cotton met in New York and agreed to prepare a non-disclosure agreement and to have their respective financial advisors discuss the potential business

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combination. In early July 2001, GlobeSpan contacted Morgan Stanley & Co.
Incorporated concerning representation as its financial advisor on a possible combination with Virata. Virata contacted Credit Suisse First Boston Corporation, with which it had an ongoing financial advisory relationship.

    On July 19, 2001, Mr. Geday and Mr. McMullan met once again with Mr. Cotton and Mr. Vought in New York to discuss the possibility of a business combination between the two companies. Representatives of Morgan Stanley and Credit Suisse First Boston also participated in this meeting. At the start of the meeting, the two companies executed a mutual confidentiality agreement. Both companies' management teams presented an overview of their respective businesses, including financial reports, and discussed their views on the potential fit between the two businesses.

    On July 25, 2001, the executive committee of the board of directors of GlobeSpan held a telephonic board meeting regarding the status of discussions with Virata regarding a potential business combination, which was attended by representatives of Morgan Stanley. The executive committee of the board of directors authorized management to proceed with the discussions. Shortly after this meeting, representatives of Morgan Stanley, on behalf of GlobeSpan, communicated to Credit Suisse First Boston, on behalf of Virata, GlobeSpan's preliminary proposal that the relative ownership of Virata's stockholders in the combined company would be in the range of 39%-41%.

    On July 26, 2001, the board of directors of Virata held a board meeting to discuss, among other items, a potential business combination with GlobeSpan, including, among other things, the proposed relative ownership by the Virata stockholders of the combined company. During this meeting, Credit Suisse First Boston reviewed with the board financial and business information relating to the two companies and the potential combination. While the Virata board of directors believed that GlobeSpan's preliminary relative ownership proposal was likely below an acceptable range, it authorized management to continue to engage in discussions regarding a strategic transaction with the management of GlobeSpan.

    On August 6, 2001 a preliminary term sheet containing the key terms of a proposed combination was prepared by Credit Suisse First Boston, on behalf of Virata, and forwarded to Morgan Stanley. The preliminary term sheet proposed a merger of equals transaction with a fixed, but unspecified exchange ratio, with no collar or walk-away rights and a board of directors composed of three members designated by GlobeSpan, three members designated by Virata and one newly appointed unaffiliated director. However, it was communicated to Morgan Stanley that, based on its preliminary analysis, Virata believed that the relative ownership by the Virata stockholders of the combined company should be no less than 45%. The term sheet also provided that Armando Geday would be the president and chief executive officer of the combined company and Charles Cotton would serve as executive chairman for one year and non-executive chairman thereafter and that a transition committee would be established to oversee the transition.

    On GlobeSpan's behalf, Morgan Stanley sent a revised proposal to Credit Suisse First Boston on August 7, 2001, reflecting an exchange ratio which would provide Virata stockholders with 41%-45% of the combined company, a board of directors composed of five members of the GlobeSpan board of directors and four members of the Virata board of directors.

    On August 16, 2001, Mr. Geday and Mr. Cotton met in San Francisco, together with GlobeSpan's and Virata's financial advisors, to discuss the potential transaction structure. Key issues discussed at this meeting included the relative interest each company's stockholders would have in the combined company and the composition of the board of directors of the combined company. After the discussion, GlobeSpan proposed a structure in which Virata stockholders would receive 43% of the combined company and the board of directors of the combined company would be composed of three members designated by GlobeSpan, three members designated by Virata and one newly appointed unaffiliated director. Alternatively, a structure was suggested in which Virata stockholders would receive 45% of the combined company and the board of directors of the combined company would include a majority of members designated by GlobeSpan. The parties agreed to defer temporarily further discussion on these

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issues and the proposed management of the combined company and proceed to negotiate all other aspects of a possible transaction.

    On August 23, 2001, the boards of directors of both GlobeSpan and Virata each separately reviewed the status of the negotiations and again authorized their respective management teams to proceed with discussions.

    Discussions continued during late August and into the first week of September 2001 between Mr. Geday and Mr. Cotton and their respective legal counsel and financial advisors. The primary focus of the discussions concerned the degree of mutual due diligence that would be conducted and the logistical aspects of the negotiation process.

    From September 4, 2001 through September 7, 2001, the parties held due diligence meetings in New York City. Mr. Geday, Mr. McMullan and several other members of GlobeSpan's management team attended for GlobeSpan. Mr. Cotton, Mr. Vought and several other members of Virata's management team attended for Virata. Representatives of GlobeSpan's and Virata's respective legal counsel and financial advisors were also present. At this time, due diligence requests were exchanged by the parties.

    On the evening of September 4, 2001, GlobeSpan's legal counsel sent a draft merger agreement to Virata's legal counsel and, shortly thereafter, GlobeSpan and Virata and their respective legal counsels began negotiating the terms of this proposed merger agreement.

    On September 5, 2001, GlobeSpan and Virata agreed that, until September 26, 2001, neither party would solicit any acquisition transaction or, subject to limited exceptions, engage in any discussions with respect to any acquisition transaction, other than a transaction with the other, and agreed to terminate any such discussions with any third party.

    On September 6, 2001, Mr. Geday, Mr. McMullan, Mr. Cotton, Mr. Vought and John Graham, the Vice President, Worldwide Human Resource Management of Virata, discussed the potential integration of the two companies.

    On September 7, 2001, Mr. McMullan, Mr. Vought and Mr. Steven Moore, Vice President--Finance of Virata, held further discussions concerning potential costs savings and synergies that might be achieved as a result of the combination of the two companies.

    On September 10, 2001, the parties commenced additional legal due diligence at their respective outside counsels' offices in New York City. This diligence was largely suspended on September 11, 2001 due to terrorist attacks in New York City, but resumed on September 17 and continued through September 30, 2001.

    On September 12, 2001, Mr. Geday, James Coulter, John Marren, and Keith Geeslin, each a member of GlobeSpan's board of directors, as well as Mr. McMullan and Daniel Amrany, chief technology officer of GlobeSpan, met with GlobeSpan's outside legal counsel and representatives of Morgan Stanley to discuss the results of the meetings that had been held the previous week and the parameters for the negotiation of the composition of the board of directors of the combined company and the relative interest each company's stockholders would have in the combined company.

    Between September 12, 2001 and September 19, 2001, the parties and their respective legal counsel and financial advisors continued due diligence investigations.

    On September 14, 2001 and again between September 18 and September 23, 2001, Mr. Geday and Mr. Cotton held several telephonic discussions regarding the diligence process, the potential management structure of the combined company and logistical matters.

    Between September 25, 2001 and September 30, 2001, the parties met in New York City with their respective legal counsel and financial advisors and continued negotiations on the board composition and ownership split of the combined company. These discussions included additional diligence as to each party's respective financial performance, as well as a discussion of the current relative market capitalizations of each company. GlobeSpan and Virata and their respective legal counsel and financial advisors also engaged in negotiations concerning the other terms of the proposed combination.

    On September 26, 2001, the GlobeSpan board of directors met by telephone conference call to discuss the proposed transaction and the results of GlobeSpan's due diligence investigation. Morgan Stanley and outside counsel discussed with the board the current transaction structure and the board authorized the management to proceed with negotiations on the terms being discussed.

    On September 27, 2001, the Virata board of directors met in person and telephonically to discuss the current status of the negotiations, including the two potential structures that had been proposed by GlobeSpan, one that would give Virata stockholders 43% ownership of the combined company and have a board of directors of the combined company comprised of an equal number of members designated by each of GlobeSpan and Virata and the other that would give Virata stockholders 45% of the combined company and have a board of directors of the combined company comprised of a majority of its members designated by GlobeSpan. At this meeting, representatives of Credit Suisse First Boston reviewed with the board the financial aspects of the proposed transaction and the performance of each company's stock price since Virata's last board meeting. After discussion, the Virata board of directors determined that the relative ownership of Virata stockholders of the combined company should be at the top of the range proposed by GlobeSpan with equal representation on the board of directors of the combined company and instructed management and Credit Suisse First Boston to continue to negotiate with GlobeSpan management and Morgan Stanley.

    After the markets closed on September 28, 2001, and continuing through September 29, 2001, the parties negotiated a final exchange ratio, taking into account the respective prices of the GlobeSpan and Virata stock, and the parties agreed, subject to approval by the boards of directors of the two companies, to a structure in which Virata's stockholders would receive a 47.5% interest in the combined company, GlobeSpan's stockholders would retain a 52.5% interest in the combined company and each of Virata and GlobeSpan would have equal representation on the combined company's board of directors.

    On September 30, 2001, the GlobeSpan board of directors met again by telephone conference call. Two members of GlobeSpan's board, Federico Faggin and Mr. Marren, were not present. GlobeSpan's outside counsel described the terms of the proposed transaction with Virata. Also at the meeting, Morgan Stanley rendered its opinion described below under the caption "--Opinion of GlobeSpan's Financial Advisor." Following this discussion, the members of the GlobeSpan board of directors present at the meeting unanimously determined that the merger and the merger agreement were advisable, fair and in the best interest of GlobeSpan's stockholders, approved the terms of the merger agreement, authorized the execution of the merger agreement and related transaction documentation and unanimously resolved to recommend that the GlobeSpan stockholders approve the issuance of the shares of GlobeSpan common stock in the merger.

    On September 30, 2001, the entire Virata board of directors met in person and telephonically, at noon. At this time, Virata's management, legal counsel and financial advisor reviewed the results of the due diligence process. In addition, representatives of Credit Suisse First Boston reviewed with the board its financial analysis of the proposed exchange ratio, which would give the Virata stockholders a 47.5% interest in the combined company. The proposed composition of the combined company's board of directors, which provided for equal representation of Virata and GlobeSpan, was also discussed. The board of directors also held in-depth discussions regarding the general terms of employment for Mr. Cotton and certain other officers and executives. The meeting was then adjourned until 12:00 a.m. on October 1, 2001, to give management more time to resolve other remaining issues.

    When the meeting was resumed on October 1, two members of Virata's board, Peter Morris and Andrew Hopper, were not present. At the resumed meeting, Mr. Cotton, with assistance from Virata's legal counsel and financial advisor, reviewed with the Virata board of directors the negotiated terms of the merger agreement between GlobeSpan and Virata, including the exchange ratio and board representation discussed prior to the adjournment. Also at the resumed meeting, Credit Suisse First Boston rendered to the board its opinion, described below under the caption "--Opinion of Virata's Financial Advisor." The Virata board, after thorough deliberation, determined that the merger and the merger agreement were advisable, fair to and in the best interest of Virata's stockholders, approved the terms of the merger agreement, authorized the execution of the merger agreement and related transaction documentation and resolved to recommend that the Virata stockholders adopt and approve the merger agreement and the merger.

    Following further discussions among representatives of GlobeSpan and Virata, the parties executed the merger agreement on October 1, 2001. On the morning of October 1, 2001, GlobeSpan and Virata issued a joint press release announcing the transaction.

OUR REASONS FOR THE MERGER

    Our respective boards of directors have approved the merger agreement and the transactions associated with it and have determined that they are advisable, fair to and in the best interest of our respective stockholders. In reaching their respective decisions, our boards of directors considered a number of factors, including that the combination of the companies has the potential to:

    - create a combined entity with the critical mass and global presence to better serve the needs of our customers and to compete with much larger industry participants;

    - expand the range of products and services that the combined company can offer to its customers, including the ability to offer end-to-end solutions covering DSL physical layer and communications processors for DSL applications;

    - facilitate faster introduction to the market of more integrated, lower cost products;

    - create a management team with industry experience which combines the strengths of both companies;

    - bring together the technical expertise of both companies' engineering teams;

    - combine our research and development efforts, thereby enhancing our ability to further innovate in order to serve our customers' needs; and

    - create synergies through economies of scale, the combination of our sales and service forces and the integration of our complementary product lines.

RECOMMENDATION OF THE GLOBESPAN BOARD; ADDITIONAL CONSIDERATIONS OF THE
  GLOBESPAN BOARD

    The GlobeSpan board of directors has approved the merger agreement and the transactions associated with it and has determined that they are advisable, fair to and in the best interests of GlobeSpan and its stockholders. During the course of its deliberations, the GlobeSpan board of directors considered, with the assistance of management and its legal and financial advisors and independent accountants, a number of material factors including the following:

    - the reasons described under "--Our Reasons for the Merger;"

    - the familiarity of GlobeSpan's board of directors and management with the business, properties and prospects of GlobeSpan, including the opportunities available to GlobeSpan other than the proposed merger;

    - current financial market conditions and historical market prices, volatility and trading information with respect to GlobeSpan common stock and Virata common stock;

    - Morgan Stanley's written opinion, dated September 30, 2001, described below under the caption "--Opinion of GlobeSpan's Financial Advisor;"

    - corporate governance arrangements for the combined company, which will have a board of directors composed of four members designated by Virata and four members designated by GlobeSpan;

    - the potential impact of the merger on GlobeSpan's customers and employees;

    - the terms and conditions of the merger agreement, including:

       - the benefits to be received by GlobeSpan stockholders relative to the dilution to GlobeSpan's stockholders in the merger and a comparison of comparable merger transactions,

       - the parties' representations, warranties and covenants, and the conditions to their respective obligations,

       - the termination fee payable to GlobeSpan or Virata under specified circumstances, and

       - the ability of GlobeSpan to negotiate other unsolicited strategic transaction proposals if the GlobeSpan board of directors believes in good faith, after consultation with its outside legal counsel, that to do so would be required by the board of directors' fiduciary duties under applicable law and would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the GlobeSpan stockholders than the merger and is reasonably capable of being completed;

    - the terms and conditions of voting agreements of Virata stockholders and GlobeSpan stockholders which require them to vote shares of Virata and GlobeSpan common stock in favor of the merger agreement;

    - the financial condition, results of operations, businesses and prospects of GlobeSpan and Virata before and after giving effect to the merger including the results of GlobeSpan's due diligence review of Virata's financial condition, results of operations, businesses and prospects;

    - historical information concerning GlobeSpan's and Virata's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company as filed with the Securities and Exchange Commission;

    - the technical expertise and experience of Virata's employees; and

    - the depth of experience of the combined management.

    The GlobeSpan board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including but not limited to:

    - the risk that the potential synergies and other benefits sought in the merger might not be fully realized;

    - the challenges of integrating the management teams, strategies, cultures and organizations of the companies;

    - the risk that key management and other personnel might not remain employed by GlobeSpan or the combined company;

    - risks associated with fluctuations in Virata's stock price and GlobeSpan's stock price prior to closing of the merger;

    - the risk of disruption of sales momentum as a result of uncertainties created by the announcement of the merger;

    - the possibility that the merger might not be consummated, even if approved by each company's stockholders, including the possible effect of the termination fee;

    - the effect of the public announcement of the merger and the possibility that the merger might not be consummated on (a) demand for GlobeSpan's products and services, GlobeSpan's relationships with strategic partners, GlobeSpan's operating results and GlobeSpan's stock price and (b) GlobeSpan's ability to attract and retain key management and engineering, marketing, sales, technical and other personnel;

    - the substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger; and

    - other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" on page 17.

    After due consideration, GlobeSpan's board of directors concluded that the potential benefits of the merger to GlobeSpan and its stockholders outweighed the risks associated with the merger.

    The foregoing discussion is not exhaustive of all factors considered by the GlobeSpan board of directors. Each member of GlobeSpan's board of directors may have considered different factors, and the GlobeSpan board of directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered. In addition, the GlobeSpan board of directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the GlobeSpan board of directors conducted an overall analysis of the factors described above. The members of the board of directors were aware that, as described below under "The Merger--Interests of Certain Persons in the Merger," certain directors and officers of GlobeSpan have interests in the merger in addition to, or different from, their interests as stockholders in GlobeSpan, and the board of directors considered this in deciding to recommend the transaction.

    GlobeSpan cannot assure you that any of the expected results, synergies, opportunities or other benefits described in this section will be achieved as a result of the merger.

    RECOMMENDATION OF THE GLOBESPAN BOARD OF DIRECTORS. After careful consideration, the GlobeSpan board of directors has determined that the terms of the merger agreement and the transactions associated with it are advisable, fair to and in the best interests of the stockholders of GlobeSpan and recommends that the stockholders of GlobeSpan vote "FOR" the issuance of shares of GlobeSpan common stock pursuant to the merger agreement and "FOR" the amendment to GlobeSpan's certificate of incorporation to change its name to "GlobeSpan Virata, Inc." at the effective time of the merger. All of the GlobeSpan directors who considered the merger agreement concur in the foregoing determination and recommendation.

RECOMMENDATION OF THE VIRATA BOARD; ADDITIONAL CONSIDERATIONS OF THE VIRATA
  BOARD

    The Virata board of directors has approved the merger agreement and the transactions associated with it and has determined that they are advisable, fair to and in the best interests of Virata and its stockholders. During the course of its deliberations, the Virata board of directors considered, with the assistance of management and its legal and financial advisors and independent accountants, a number of material factors including the following:

    - the reasons described under "--Our Reasons for the Merger;"

    - the familiarity of Virata's board of directors and management with the business, properties and prospects of Virata, including the opportunities available to Virata other than the proposed merger;

    - the exchange ratio negotiated with GlobeSpan and the implied premium over recent and historical market prices of the Virata common stock, as well as how this premium compared to price premiums in recent comparable transactions;

    - current financial market conditions and historical market prices, volatility and trading information about the Virata common stock and the GlobeSpan common stock;

    - Credit Suisse First Boston's written opinion, dated October 1, 2001, described below under the caption "--Opinion of Virata's Financial Advisor;"

    - corporate governance arrangements for the combined company, which will have a board of directors composed of four members designated by Virata and four members designated by GlobeSpan;

    - the potential impact of the merger on Virata's customers and employees;

    - the terms and conditions of the merger agreement, including:

       - the benefits to be received by Virata stockholders,

       - the parties' representations, warranties and covenants, conditions to their respective obligations,

       - the termination fee payable to Virata or to GlobeSpan under specified circumstances, and

       - the ability of Virata to negotiate other unsolicited strategic transaction proposals if the Virata board of directors believes in good faith, after consultation with its outside legal counsel, that to do so would be required by the board of directors' fiduciary duties under applicable law and would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the Virata stockholders than the merger and is reasonably capable of being completed;

    - the terms and conditions of voting agreements of Virata stockholders and GlobeSpan stockholders, which require them to vote their shares of Virata and GlobeSpan common stock in favor of the merger agreement;

    - Virata stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger including the results of Virata's due diligence review of GlobeSpan's financial condition, results of operations, business and prospects;

    - the financial condition, results of operations, businesses and prospects of GlobeSpan and Virata before and after giving effect to the merger;

    - the combined company will have a significantly larger market capitalization and public float than Virata alone; as a result, Virata stockholders who exchange their Virata common stock for GlobeSpan common stock in the merger may obtain a more liquid investment;

    - historical information concerning GlobeSpan's and Virata's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company as filed with the Securities and Exchange Commission;

    - the technical expertise and experience of GlobeSpan's employees;

    - the depth of experience of the combined management; and

    - the merger will be tax-free to Virata United States stockholders (except to the extent they receive cash for any fractional shares).

    Virata's board of directors also considered other potential strategic opportunities.

    The Virata board of directors also identified and considered a number of risks and potentially negative factors in its deliberations concerning the merger, including but not limited to:

    - the risk that the per share value of the consideration to be received in the merger could decline significantly from the value prior to the announcement of the merger because the exchange ratio will not be adjusted for changes in the market price of the Virata common stock or the GlobeSpan common stock;

    - the risk that key management and other personnel might not remain employed by Virata or the combined company;

    - the possibility that the merger might not be consummated and the potential adverse effects of the failure to consummate the merger on:

       - Virata's operating results; and

       - the trading price of Virata common stock;

    - the decreased likelihood that Virata would receive a third-party acquisition proposal because of the termination fee and, to a lesser extent, the voting agreements described above;

    - the possibility that the integration of Virata and GlobeSpan will be an expensive, complex and time-consuming process that may disrupt the business of either or both companies if not completed in a timely and efficient manner;

    - the risk that the potential benefits of the merger may not be fully realized; and

    - other applicable risks described in this joint proxy statement/prospectus under the heading "Risk Factors."

    After due consideration, Virata's board of directors concluded that the potential benefits of the merger to Virata and its stockholders outweighed the risks associated with the merger.

    The foregoing discussion is not exhaustive of all factors considered by the Virata board of directors. Each member of Virata's board of directors may have considered different factors, and the Virata board of directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered. In addition, the Virata board of directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the Virata board of directors conducted an overall analysis of the factors described above. The members of the board of directors were aware that, as described below under "The Merger--Interests of Certain Persons in the Merger," certain directors and officers of Virata have interests in the merger in addition to, or different from, their interests as stockholders in Virata, and the board of directors considered this in deciding to recommend the transaction.

    Virata cannot assure you that any of the expected results, synergies, opportunities or other benefits described in this section will be achieved as a result of the merger.

    RECOMMENDATION OF VIRATA BOARD OF DIRECTORS. After careful consideration, the Virata board of directors has determined that the terms of the merger agreement and the transactions associated with it are advisable, fair to and in the best interests of the stockholders of Virata and recommends that the stockholders of Virata vote "FOR" the approval and adoption of the merger agreement and approval of the merger. All of the Virata directors that considered the merger agreement concurred in the foregoing determination and recommendation.

OPINION OF GLOBESPAN'S FINANCIAL ADVISOR

    Under an engagement letter dated September 30, 2001, GlobeSpan formally retained Morgan Stanley to provide it with certain financial advisory services in connection with the merger. Morgan Stanley was selected by GlobeSpan based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business and affairs of GlobeSpan. At the meeting of GlobeSpan's board of directors on September 30, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of September 30, 2001, based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of GlobeSpan common stock.

    THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED SEPTEMBER 30, 2001, IS ATTACHED AS ANNEX D TO THIS DOCUMENT. THE OPINION SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. WE URGE YOU TO READ THE ENTIRE OPINION CAREFULLY. MORGAN STANLEY'S OPINION IS DIRECTED TO GLOBESPAN'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE

EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF GLOBESPAN AS OF THE DATE OF THE OPINION. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF GLOBESPAN COMMON STOCK AS TO HOW TO VOTE AT GLOBESPAN'S SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION.

    In rendering its opinion, Morgan Stanley, among other things:

  (i) reviewed certain publicly available financial statements and other information of Virata and GlobeSpan;

 (ii) reviewed certain internal financial statements and other financial and operating data concerning Virata and GlobeSpan, prepared by the management of Virata and GlobeSpan, respectively;

(iii) discussed certain financial projections prepared by the management of Virata and GlobeSpan;

 (iv) discussed the past and current operations and financial condition and the prospects of Virata and GlobeSpan, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Virata and GlobeSpan, respectively;

  (v) analyzed the pro forma impact of the merger on GlobeSpan's earnings per share, consolidated capitalization and financial ratios;

 (vi) reviewed the reported prices and trading activity for the Virata common stock and the GlobeSpan common stock;

(vii) compared the financial performance of Virata and GlobeSpan and the prices and trading activity of the Virata common stock and the GlobeSpan common stock with that of certain other comparable publicly-traded companies and their securities;

(viii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

 (ix) participated in discussions and negotiations among representatives of Virata and GlobeSpan and their financial and legal advisors;

  (x) reviewed the merger agreement, and certain related documents; and

 (xi) considered such other factors as Morgan Stanley deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Virata and GlobeSpan. Morgan Stanley relied upon the assessment by the managements of Virata and GlobeSpan of their ability to retain key employees of Virata and GlobeSpan. Morgan Stanley also relied upon, without independent verification, the assessment by the management of GlobeSpan of Virata's technologies and products, the timing and risks associated with the integration of Virata with GlobeSpan and the validity of, and risks associated with, Virata's existing and future products and technologies.

    In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of

Virata, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on the financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of Morgan Stanley's opinion.

    The following is a brief summary of certain analyses performed by Morgan Stanley in connection with its opinion dated September 30, 2001. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    CONTRIBUTION ANALYSIS. Morgan Stanley analyzed the relative contribution of GlobeSpan and Virata to historical and estimated revenues and gross profit of the combined company for calendar years 2000 to 2002 based on publicly available estimates for GlobeSpan and Virata. Morgan Stanley's contribution analysis assumed no synergies. The following table presents the results of that analysis:

                                                                % CONTRIBUTION
                                                             --------------------
                                                              VIRATA    GLOBESPAN
                                                             --------   ---------
Revenues
  Last Quarter.............................................    25.2%      74.8%
  Next Quarter.............................................    35.3       64.7
  Last Twelve Months.......................................    22.5       77.5
  CY2002E..................................................    29.2       70.8

Gross Profit
  Last Quarter.............................................    21.0%      79.0%
  Next Quarter.............................................    33.3       66.7
  Last Twelve Months.......................................    18.6       81.4
  CY2002E..................................................    26.7       73.3

    Morgan Stanley adjusted the contribution percentages calculated above for the relative capital structure of each company in order to determine the pro forma ownership for Virata and GlobeSpan, respectively. The results are set forth below:

                                                         VIRATA     GLOBESPAN
                                                        ---------   ---------
Pro Forma Ownership (based on                           41%-50%
  Contribution Analysis)..............................               50%-59%

    Morgan Stanley noted that the pro forma ownership of the combined company by GlobeSpan implied by the exchange ratio set forth in the Merger Agreement would be 52.5%.

    COMPARABLE COMPANY ANALYSIS. Morgan Stanley compared selected financial information for Virata and GlobeSpan with publicly available information for representative comparable broadband access integrated circuit companies offering products for DSL applications, including Centillium Communications, Inc., or Centillium, and Metalink Ltd., or Metalink. Based upon calendar year 2002 projected revenue estimates from securities research analysts and using the closing prices as of September 28, 2001, Morgan Stanley calculated, for each of these companies the multiple of aggregate value to projected calendar year 2002 revenue estimates. The following table shows the results of these calculations:

                                                              AGGREGATE VALUE/
                                                                  CY2002E
                                                                  REVENUES
                                                              ----------------
GlobeSpan...................................................         1.8x
Virata......................................................         1.3
Centillium..................................................         0.6
Metalink....................................................        (1.7)

    Morgan Stanley noted that the multiple of aggregate value to projected calendar year 2002 revenue estimates implied by the exchange ratio set forth in the merger agreement would be 0.9x.

    No company included in the comparable company analyses is identical to GlobeSpan or Virata. In evaluating the comparable companies, Morgan Stanley made judgements and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of GlobeSpan or Virata, such as the impact of competition on the business of GlobeSpan or Virata and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of GlobeSpan or Virata or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

    DISCOUNTED EQUITY VALUATION, OR DEV, ANALYSIS. Morgan Stanley performed an analysis of the present value per Virata common stock share, of implied future trading prices, based on ranges of the following assumptions: annual revenue growth rates; annual pretax income margins; illustrative one-year forward Price-to-Earnings Multiples of 20-30x; and a discount rate of 15% based on Virata's cost of equity of 14.6%, as calculated by Morgan Stanley using the capital asset pricing model. Based on these assumptions, Morgan Stanley calculated the present value of future theoretical values ranging from approximately $8.00 to $14.00 per Virata common share. Morgan Stanley further noted that the foregoing range of prices implied an exchange ratio range of 0.891x to 1.559x and compared it to the exchange ratio as set forth in the merger agreement.

    MERGERS-OF-EQUALS, OR MOE, PRECEDENT TRANSACTION ANALYSIS. Morgan Stanley compared certain publicly available statistics for 33 MOE transactions from May 1, 1995, to September 3, 2001. The following table presents the indicated premiums paid above the closing share prices one day before the announcement of the transaction and one month before the announcement of the transaction and the premium to the average exchange ratio 30 days before the announcement of the transaction:

                                                                     PREMIUM TO
                                                   ----------------------------------------------
                                                     ONE DAY        ONE MONTH          30-DAY
                                                      BEFORE          BEFORE          AVERAGE
                                                   ANNOUNCEMENT    ANNOUNCEMENT    EXCHANGE RATIO
                                                   ------------   --------------   --------------
Mean.............................................      10.1%           12.2%            11.5%
Median...........................................       5.9%            9.1%             4.7%
Virata/GlobeSpan Premium.........................      (7.6%)         (21.9%)           25.7%

    Based on the foregoing analysis, Morgan Stanley calculated an acquisition value range for the Virata common stock of $9.00 to $12.00 per share. Morgan Stanley further noted that this range of prices implied an exchange ratio range of 1.002x to 1.336x and compared it to the exchange ratio as set forth in the merger agreement.

    No transaction included in the precedent transaction analyses is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of GlobeSpan or Virata, such as the impact of competition on the business of GlobeSpan or Virata and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of GlobeSpan or Virata or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

    EXCHANGE RATIO PREMIUM ANALYSIS. Morgan Stanley reviewed the ratios of the closing prices of Virata common stock divided by the corresponding closing prices of GlobeSpan common stock over various periods ending September 28, 2001. These ratios are referred to as period average exchange ratios. Morgan Stanley examined the premiums represented by the exchange ratio of 1.02x, set forth in the merger agreement, over the averages of these daily ratios over various periods and found them to be as follows:

                                                        PERIOD EXCHANGE   PREMIUM (DISCOUNT) TO PERIOD
PERIOD                                                   RATIO AVERAGE       AVERAGE EXCHANGE RATIO
------                                                  ---------------   ----------------------------
September 28, 2001....................................       1.104x                   (7.6%)
Prior 10 Days.........................................       0.907                    12.4
Prior 30 Days.........................................       0.811                    25.7
Prior 60 Days.........................................       0.834                    22.4
Prior 90 Days.........................................       0.842                    21.1
CY2001 Year-to-Date Average...........................       0.700                    45.8

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that the summary provided and the analysis described above must be considered as a whole and that selecting any portion of Morgan Stanley's analyses, without considering all its analyses, would create an incomplete view of the process underlying Morgan Stanley's opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of GlobeSpan or Virata.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of GlobeSpan or Virata. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to the holders of GlobeSpan common stock and were conducted in connection with the delivery of the Morgan Stanley opinion to the board of directors of GlobeSpan. The analyses do not purport to be appraisals or to reflect the prices at which GlobeSpan common stock or Virata common stock might actually trade. The exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between GlobeSpan and Virata and were approved by the GlobeSpan board of directors. Morgan Stanley provided advice to GlobeSpan during such negotiations; however, Morgan Stanley did not recommend any specific consideration to GlobeSpan or that any specific consideration constituted the only appropriate consideration for the Merger. In addition, as described above, Morgan Stanley's opinion and presentation to the GlobeSpan board of directors was one of many factors taken into consideration by GlobeSpan's board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the GlobeSpan board of directors with respect to the value of GlobeSpan or of whether the GlobeSpan board of directors would have been willing to agree to a different consideration.

    The GlobeSpan board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of GlobeSpan and/or Virata.

    Pursuant to an engagement letter dated September 30, 2001, Morgan Stanley provided financial advisory services and a financial opinion in connection with the merger, and GlobeSpan agreed to pay Morgan Stanley a customary fee in connection therewith. GlobeSpan has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, GlobeSpan has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided investment banking and financing services to GlobeSpan in connection with GlobeSpan's public equity offering in August 2000 and a private placement of convertible subordinated notes in May 2001 and have provided financing services to Virata. Morgan Stanley and its affiliates have received fees for the rendering of these services.

OPINION OF VIRATA'S FINANCIAL ADVISOR

    Credit Suisse First Boston has acted as Virata's exclusive financial advisor in connection with the merger. Virata selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and its familiarity with Virata and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with Credit Suisse First Boston's engagement, Virata requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Virata common stock of the exchange ratio provided for in the merger. On October 1, 2001, at a meeting of the Virata board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the Virata board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated October 1, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Virata common stock.

    THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION, DATED
OCTOBER 1, 2001, TO THE VIRATA BOARD OF DIRECTORS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX E AND IS INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. HOLDERS OF VIRATA COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE VIRATA BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In arriving at its opinion, Credit Suisse First Boston:

    - reviewed the merger agreement as well as publicly available business and financial information relating to Virata and GlobeSpan, including publicly available financial forecasts relating to Virata and GlobeSpan;

    - met with the managements of Virata and GlobeSpan to discuss the businesses and prospects of Virata and GlobeSpan;

    - considered financial and stock market data of Virata and GlobeSpan, and compared those data with similar data for other publicly held companies in businesses similar to Virata and GlobeSpan;

    - considered, to the extent publicly available, the financial terms of other business combinations and transactions announced or effected; and

    - considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

    In connection with its review, Credit Suisse First Boston:

    - did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects;

    - with respect to the publicly available financial forecasts relating to Virata and GlobeSpan, reviewed and discussed the forecasts with the managements of Virata and GlobeSpan, including adjustments to the forecasts, and was advised, and assumed, that the forecasts, including the adjustments, represented reasonable estimates and judgments as to the future financial performance of Virata and GlobeSpan;

    - relied on, without independent verification, the assessments of the managements of Virata and GlobeSpan as to Virata's and GlobeSpan's existing and future technology and products and risks associated with such technology and products, the potential cost savings and synergies, including the amount, timing and achievability of those costs savings and synergies, and strategic benefits anticipated by the managements of Virata and GlobeSpan to result from the merger, and Virata's and GlobeSpan's ability to integrate their businesses and to retain key employees;

    - assumed, with Virata's consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the proposed merger, no modification, delay, limitation, restriction or condition would be imposed that would have a material adverse effect on Virata or GlobeSpan or the contemplated benefits of the proposed merger; and

    - assumed, with Virata's consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes.

Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Virata or GlobeSpan, and Credit Suisse First Boston was not furnished with any evaluations or appraisals.

    Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to what the value of GlobeSpan common stock actually would be when issued in the merger or the prices at which GlobeSpan common stock would trade at any time after the merger. Although Credit Suisse First Boston evaluated the exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between the respective boards of directors of Virata and GlobeSpan. In connection with its engagement, Credit Suisse First Boston was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of Virata. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to Virata and also did not address the underlying business decision of Virata to proceed with the merger. Except as described above, Virata imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

    In preparing its opinion to the Virata board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Virata and GlobeSpan. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Virata, GlobeSpan or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

    Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Virata board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Virata board of directors or management with respect to the merger or the exchange ratio.

    The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated October 1, 2001 delivered to the Virata board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

    EXCHANGE RATIO ANALYSIS. Credit Suisse First Boston reviewed the ratio of the closing price of Virata common stock to the closing price of GlobeSpan common stock on September 28, 2001 and the average of this ratio calculated from November 17, 1999, which was the date of Virata's initial public offering, to various periods prior to September 28, 2001. Credit Suisse First Boston then computed the premium/(discount) implied by the exchange ratio in the merger relative to the implied exchange ratios for the periods observed and also computed the fully diluted ownership of Virata's stockholders in the combined company immediately upon consummation of the merger implied by the resulting exchange ratios. This analysis yielded an implied exchange ratio range of 0.590x to 1.104x, as compared to the exchange ratio in the merger of 1.020x, an implied merger premium/(discount) range of approximately (7.6%) to 72.8%, and an implied fully diluted ownership percentage range for Virata's stockholders in the combined company of approximately 34.0% to 49.6%, as compared to the fully diluted ownership percentage of Virata's stockholders in the combined company immediately upon consummation of the merger of approximately 47.5%, as indicated in the following table:

                                            IMPLIED    IMPLIED MERGER   IMPLIED VIRATA FULLY
                                            EXCHANGE      PREMIUM/       DILUTED OWNERSHIP
PERIOD                                       RATIO       (DISCOUNT)          PERCENTAGE
------                                      --------   --------------   --------------------
September 28, 2001........................   1.104x         (7.6%)              49.6%
2 trading days average....................   1.056x         (3.4%)              48.4%
3 trading days average....................   1.015x          0.5%               47.4%
4 trading days average....................   0.977x          4.4%               46.4%
5 trading days average....................   0.958x          6.5%               45.9%
10 trading days average...................   0.907x         12.4%               44.5%
30 trading days average...................   0.827x         23.4%               42.1%
60 trading days average...................   0.843x         20.9%               42.6%
90 trading days average...................   0.838x         21.8%               42.5%
180 trading days average..................   0.682x         49.5%               37.4%
Period average............................   0.590x         72.8%               34.0%

    Credit Suisse First Boston also reviewed the ratio of the closing price of Virata common stock to the closing price of GlobeSpan common stock on September 28, 2001, and the four-day period preceding September 28, 2001, and computed the premium/(discount) implied by the exchange ratio in the merger relative to the exchange ratios for the dates observed. This analysis indicated the following:

                                                         IMPLIED         IMPLIED MERGER
PERIOD                                                EXCHANGE RATIO   PREMIUM/(DISCOUNT)
------                                                --------------   ------------------
September 28, 2001..................................      1.104x              (7.6%)
September 27, 2001..................................      1.008x               1.2%
September 26, 2001..................................      0.933x               9.4%
September 25, 2001..................................      0.864x              18.1%
September 24, 2001..................................      0.881x              15.8%

    PRECEDENT MERGER OF EQUALS TRANSACTIONS ANALYSIS. Credit Suisse First Boston reviewed the purchase prices paid in 95 merger of equals transactions since 1991 and also reviewed the purchase prices paid in 19 technology merger of equals transactions since 1994. For each group of transactions, Credit Suisse First Boston calculated the premium implied by the exchange ratio in the transaction relative to the ratio of the closing stock prices for the acquirors and targets in the transactions one trading day and over various periods prior to public announcement of the transaction. Credit Suisse First Boston then applied the resulting premiums to the ratio of the closing price of Virata common stock to the closing price of GlobeSpan common stock over the same periods. This analysis indicated an implied exchange ratio range for the 95 precedent transactions of 0.411x to 1.859x and for the 19 technology transactions of 0.664x to 1.623x and the following implied median and mean exchange ratios for Virata common stock over the various periods observed, as compared to the exchange ratio in the merger of 1.020x:

                                    EXCHANGE RATIOS IMPLIED BY PRECEDENT TRANSACTIONS
                             ---------------------------------------------------------------
PRECEDENT TRANSACTIONS       90 DAYS    60 DAYS    30 DAYS    10 DAYS     1 DAY     AVERAGE
----------------------       -------    -------    -------    -------     -----     -------
95 Precedent Transactions
  Median..................    0.915x     0.922x     0.909x     1.042x     1.283x     1.004x
  Mean....................    0.925x     0.951x     0.950x     1.052x     1.277x     1.028x
19 Technology Transactions
  Median..................    0.927x     0.922x     0.908x     1.071x     1.288x     1.014x
  Mean....................    0.941x     0.947x     0.939x     1.070x     1.322x     1.046x

    CONTRIBUTION ANALYSIS. Credit Suisse First Boston reviewed the relative contributions of Virata and GlobeSpan to the revenue, gross profit, operating income and net income of the combined company for the latest 12 months and as estimated for calendar years 2001 and 2002, excluding goodwill, potential synergies and one-time charges, based on two cases for each of Virata and GlobeSpan, a street case and a modified street case. The Virata street case and the GlobeSpan street case were based on publicly available research analysts' estimates. The modified street case for each of Virata and GlobeSpan were not internal plans or projections of the managements of Virata or GlobeSpan but rather included adjustments to the street case estimates for Virata and GlobeSpan, based on discussions with the managements of Virata and GlobeSpan, to reflect, among other things, the potential for increased revenue and profitability for Virata and GlobeSpan.

    Credit Suisse First Boston then computed the fully diluted ownership percentages of Virata's stockholders in the combined company implied by Virata's relative contribution for each operational measure observed, in each case adjusted to reflect net cash balances, and the exchange ratios implied by those percentages, based on different scenarios of the two cases outlined above. This analysis indicated the following low and high fully diluted ownership percentages of Virata's stockholders in the combined company and the exchange ratios implied by those ownership percentages, as compared to the fully diluted ownership percentage of Virata's stockholders in the combined company immediately upon consummation of the merger of approximately 47.5% and the exchange ratio in the merger of 1.020x:

   Implied Virata Stockholder
    Pro Forma Ownership Percentage

                                                                LOW        HIGH
                                                              --------   --------
  Virata street case /
    GlobeSpan street case...................................    45.2%      52.3%
  Virata modified street case /
    GlobeSpan modified street case..........................     0.6%      56.0%
  Virata modified street case /
    GlobeSpan street case...................................     1.6%      57.5%

Implied Exchange Ratio
  Virata street case /
    GlobeSpan street case...................................    0.935x     1.217x
  Virata modified street case /
    GlobeSpan modified street case..........................    0.008x     1.397x
  Virata modified street case /
    GlobeSpan street case...................................    0.019x     1.475x

    Credit Suisse First Boston noted that substantially all of the results derived for Virata's operating income and net income contributions were not meaningful due to Virata's net operating losses as compared to the historical and projected profitability of GlobeSpan.

    PRO FORMA IMPACT ANALYSIS. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on the combined company's estimated earnings per share, commonly referred to as EPS, for calendar years 2002 and 2003 based on the different scenarios of the two cases for each of Virata and GlobeSpan described above under the heading "Contribution Analysis," assuming, based on discussions with the managements of Virata and GlobeSpan, a range of pretax potential costs savings and other synergies from the merger, excluding goodwill, amortization and merger related costs, referred to in the tables below as the no synergy, mid synergy and high synergy cases. Based on the exchange ratio in the merger of 1.020x, this analysis indicated the following results for calendar years 2002 and 2003 under each of the different scenarios, depending on the level of potential synergies assumed:


                             VIRATA STREET CASE / GLOBESPAN STREET CASE
----------------------------------------------------------------------------------------------------
           ACCRETIVE                          NEUTRAL                           DILUTIVE
--------------------------------  --------------------------------  --------------------------------
- Estimated 2003 EPS, under the                                     - Estimated 2002 EPS, under the
  high synergy case.                                                  no, mid and high synergy
                                                                      cases.

                                                                    - Estimated 2003 EPS, under the
                                                                      no and mid synergy cases.

                    VIRATA MODIFIED STREET CASE / GLOBESPAN MODIFIED STREET CASE
----------------------------------------------------------------------------------------------------
           ACCRETIVE                          NEUTRAL                           DILUTIVE
--------------------------------  --------------------------------  --------------------------------
                                  - Estimated 2003 EPS, under the   - Estimated 2002 EPS, under the
                                    high synergy case.                no, mid and high synergy
                                                                      cases.

                                                                    - Estimated 2003 EPS, under the
                                                                      no and mid synergy cases.

                        VIRATA MODIFIED STREET CASE / GLOBESPAN STREET CASE
----------------------------------------------------------------------------------------------------
           ACCRETIVE                          NEUTRAL                           DILUTIVE
--------------------------------  --------------------------------  --------------------------------
- Estimated 2002 EPS, under the                                     - Estimated 2002 EPS, under the
  high synergy case.                                                  no and mid synergy cases.

- Estimated 2003 EPS, under the                                     - Estimated 2003 EPS, under the
  mid and high synergy cases.                                         no synergy case.

    Based on the same assumptions described above, Credit Suisse First Boston also analyzed the potential pro forma effect of the merger relative to Virata's estimated EPS on a stand-alone basis for calendar years 2002 and 2003. This analysis indicated the following:

      VIRATA STREET CASE /         VIRATA MODIFIED STREET CASE /     VIRATA MODIFIED STREET CASE /
     GLOBESPAN STREET CASE         GLOBESPAN MODIFIED STREET CASE        GLOBESPAN STREET CASE
--------------------------------  --------------------------------  --------------------------------
           ACCRETIVE                         ACCRETIVE                         ACCRETIVE
--------------------------------  --------------------------------  --------------------------------
- Estimated 2002 and 2003 EPS,    - Estimated 2002 and 2003 EPS,    - Estimated 2002 and 2003 EPS,
  under the no, mid and high        under the no, mid and high        under the no, mid and high
  synergy cases.                    synergy cases.                    synergy cases.

    The actual results achieved by the combined company may vary from projected results and the variations may be material.

    OTHER FACTORS. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

    - the implied trading multiples of Virata on a stand-alone basis, and pro forma for the merger, over various periods prior to September 28, 2001, relative to the implied trading multiples of GlobeSpan and selected companies in the technology industry on September 28, 2001; and

    - historical price performance and trading characteristics of Virata common stock and GlobeSpan common stock and the relationship between movements in Virata common stock, movements in GlobeSpan common stock and movements in selected stock indices of related industries.

    MISCELLANEOUS. Virata has agreed to pay Credit Suisse First Boston customary fees for its financial advisory services. Virata also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    Credit Suisse First Boston and its affiliates in the past have provided investment banking and financial services to Virata in connection with Virata's initial public offering in November 1999, a subsequent equity offering by Virata in June 2000 and Virata's acquisition of Excess Bandwidth Corporation in August 2000, for which services Credit Suisse First Boston and its affiliates have received compensation. In addition, an affiliate of Credit Suisse First Boston has a representative on the GlobeSpan board of directors. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of Virata or GlobeSpan for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain federal income tax considerations of the merger to the holders of Virata common stock that exchange such stock for GlobeSpan common stock pursuant to the merger. This summary addresses only those stockholders who hold their Virata common stock as a capital asset and will hold GlobeSpan common stock received in exchange therefor as a capital asset. This summary does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold Virata common stock as part of a straddle, hedge, or conversion transaction, and stockholders who acquired their Virata common stock pursuant to the exercise of employee stock options or otherwise as compensation. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax considerations under state, local, foreign, and other laws are not addressed herein.

    Each stockholder is advised to consult his or her tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local, foreign, or federal tax considerations arising out of the merger.

    No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax considerations set forth below. It is a condition to the obligation of GlobeSpan to consummate the merger that GlobeSpan receive an opinion from its counsel, Wachtell, Lipton, Rosen & Katz, and it is a condition to the obligation of Virata to consummate the merger that Virata receive an opinion from its counsel, Gibson, Dunn & Crutcher LLP, in both cases substantially to the effect that, based upon certain facts, representations, and assumptions, the merger will constitute a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended. The issuance of such opinions is conditioned, among other things, on the receipt by Wachtell, Lipton, Rosen & Katz and Gibson, Dunn & Crutcher LLP of representation letters from each of GlobeSpan, Wine Acquisition Corp. and Virata, in each case, in form and substance reasonably satisfactory to Wachtell, Lipton, Rosen & Katz and Gibson, Dunn & Crutcher LLP. The following summary assumes that the merger will be consummated as described in the merger agreement and this joint proxy statement/prospectus and that the merger will constitute a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended.

    TREATMENT OF VIRATA, GLOBESPAN AND WINE ACQUISITION CORP. No gain or loss will be recognized by Virata, GlobeSpan, or Wine Acquisition Corp. as a result of the merger.

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    EXCHANGE OF VIRATA COMMON STOCK FOR GLOBESPAN COMMON STOCK. A holder of
Virata common stock whose shares of Virata common stock are exchanged in the merger for GlobeSpan common stock will not recognize gain or loss, except to the extent of any gain or loss attributable to the receipt of cash, if any, in lieu of a fractional share of GlobeSpan common stock. See "Cash in Lieu of Fractional Shares" below. The aggregate tax basis of GlobeSpan common stock received by such holder will be equal to the aggregate tax basis of the Virata common stock exchanged therefor (excluding any portion of the holder's basis allocable to a fractional share of GlobeSpan common stock for which cash is paid), and the holding period of GlobeSpan common stock received will include the holding period of the Virata common stock exchanged therefor.

    CASH IN LIEU OF FRACTIONAL SHARES. A holder of Virata common stock who receives cash in lieu of a fractional share of GlobeSpan common stock will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by GlobeSpan. The amount of any gain or loss will be equal to the difference between the ratable portion of the tax basis of the Virata common stock exchanged in the merger that is allocable to such fractional share and the cash received in lieu thereof. Any such gain or loss will constitute long-term capital gain or loss if such Virata common stock has been held by the holder for more than one year at the time of the consummation of the merger.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS

    The following is a summary of certain considerations relating to the treatment of the merger for the purposes of United Kingdom tax on chargeable gains to holders of Virata common stock that exchange such stock for GlobeSpan common stock pursuant to the merger. This summary applies only to persons who are resident or ordinarily resident in the United Kingdom for United Kingdom tax purposes and who hold Virata common stock beneficially as an investment (otherwise than under any scheme which benefits from special tax exemptions, such as individual savings accounts) and will hold GlobeSpan common stock received in exchange as an investment. This summary does not address all United Kingdom tax considerations that may be relevant to particular stockholders in light of their individual circumstances. The taxation position of special classes of taxpayer such as dealers in securities, broker-dealers, insurance companies and collective investment schemes is not considered. This summary is based upon the provisions of UK law and UK Inland Revenue practice as at the date of this document all of which are subject to change, possibly on a retrospective basis, and there can be no assurance that future legislation, changes in Inland Revenue practice or court decisions will not alter the tax consideration set out below. Accordingly each stockholder is advised to contact his or her tax advisor as to the particular facts and circumstances which may be unique to such stockholder. Tax consideration under laws of any jurisdiction other than the United Kingdom are not addressed herein.

    For the purposes of UK tax on chargeable gains, the merger should constitute a scheme of reconstruction or amalgamation.

    This will mean that a Virata stockholder who, either alone or together with persons connected with him, holds 5% or fewer of the shares in or debentures of Virata should not be treated as having made a disposal of his Virata common stock for the purposes of UK tax on chargeable gains, and, save to the extent of cash (if any) received in lieu of a fractional share (see below), no chargeable gain or allowable loss should arise to him on the implementation of the merger. Any gain or loss which would otherwise have arisen on a disposal of his Virata common stock should be "rolled-over" into his GlobeSpan common stock and the GlobeSpan common stock should be treated as the same asset as his Virata common stock, acquired at the same time and for the same consideration as such Virata shares.

    A holder of Virata common stock who receives cash in lieu of a fractional share of GlobeSpan common stock will be treated as having disposed of his Virata common stock to that extent, and may realize a chargeable gain or allowable loss accordingly.

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    The treatment for the purposes of UK tax on chargeable gains of a Virata stockholder who either alone or together with persons connected with him holds more than 5% of the shares in or debentures of Virata will be the same as that described in the preceding paragraphs, unless the United Kingdom Inland Revenue determine that the merger is not being effected for bona fide commercial reasons or forms part of a scheme or arrangement of which the main purpose, or one of the main purposes, is avoidance of liability for capital gains tax or corporation tax. In the event that the United Kingdom Inland Revenue made such a determination, such a stockholder would be treated as making a disposal of his shares of Virata common stock for the purposes of UK tax on chargeable gains, and a chargeable gain or allowable loss would arise on the implementation of the merger. A procedure exists to obtain confirmation in advance from the United Kingdom Inland Revenue that they will not make such a determination in respect of the merger. However, as the board of directors of Virata believes that there are no Virata stockholders who either alone or together with persons connected with them hold more than 5% of the shares in or debentures of Virata, no such confirmation has been sought.

ACCOUNTING TREATMENT

    We will treat the merger as a purchase by GlobeSpan of Virata under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the company not surviving a merger are, as of completion of the merger, recorded at their respective fair market values and added to those of the surviving company. Financial statements of the surviving company issued after consummation of the merger reflect these values, but are not restated retroactively to reflect the historical financial position or results of operations of the company not surviving.

    All unaudited pro forma financial information contained in this joint proxy statement/prospectus has been prepared using the purchase method to account for the merger. See "Unaudited Pro Forma Condensed Combined Financial Information" on page 69. The final allocation of the purchase price will be determined after the merger is consummated and after completion of a thorough analysis to determine the fair market values of Virata's tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and merger-related charges are subject to final decisions related to combining the companies. Accordingly, the final purchase accounting adjustments, restructuring and merger-related charges may be materially different from the unaudited pro forma adjustments presented in this document. Any decrease in the net fair value of the assets and liabilities of Virata as compared to the information shown in this document will have the effect of increasing the amount of the purchase price allocable to goodwill.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In accordance with the terms of the merger agreement, for a period of 12 months after the merger is consummated (referred to as the "transition period") the combined company's board of directors will be comprised of eight members, four of whom will be designated by GlobeSpan prior to the effective time and four of whom will be designated by Virata prior to the effective time.

    Immediately following the effective time, the combined company will:

    - appoint Armando Geday to serve as the chief executive officer of the combined company;

    - appoint Charles Cotton to serve (A) during the transition period, at the discretion of the board of directors, as executive chairman of the board of directors of the combined company and (B) following the transition period, at the discretion of the board of directors, as the non-executive chairman of the board of directors of the combined company; and

    - amend the bylaws of the combined company to provide that during the transition period, neither Armando Geday nor Charles Cotton may be removed from their positions on the board of directors of the combined company without the affirmative vote of 75% of the board of directors.

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    In connection with the proposed merger, Armando Geday and Charles Cotton have entered into employment contracts with GlobeSpan to be effective on the closing of the merger that provide for Armando Geday to be chief executive officer of the combined company and Charles Cotton to be executive chairman of the combined company for one year and non-executive chairman thereafter. Armando Geday may only be removed by a vote of six or more of the eight directors, and Charles Cotton, for two years, may only be removed by a vote of six or more of the eight directors. The contracts also provide for a salary and bonus to be set by the board of directors but which will not be less than specified limits. The companies have agreed to use reasonable commercial efforts to enter into employment arrangements with several GlobeSpan officers and several Virata officers.

    As of             , 2001, non-employee members of Virata's board of
directors, Marco De Benedetti, Peter Morris, Patrick Sayer, Herman Hauser, Andrew Hopper, Giuseppe Zocco and Gary Bloom, held an aggregate of options to purchase Virata common stock which will accelerate upon a change of control. The merger with GlobeSpan will constitute a change of control under the terms of the Virata Non-Employee Director Compensation Plan.

    Two of Virata's officers, Charles Cotton and Andrew Vought, entered into agreements with Virata in 1997 and 1996, respectively, that provide that they will be entitled to receive bonus payments in the event of a transaction such as the merger. Pursuant to these agreements, each of Mr. Cotton and Mr. Vought will be entitled to receive payments upon consumation of the merger.

    GlobeSpan has agreed to indemnify each Virata officer and director to the same extent as provided in Virata's certificate of incorporation and bylaws and the indemnification agreements between Virata and its officers and directors. In addition, GlobeSpan has agreed to maintain Virata's directors' and officers' liability insurance on terms at least as favorable as the current liability insurance maintained by Virata for at least six years from the completion of the merger, provided, however, that GlobeSpan will not be required to spend in any one year an amount greater than 300% of the annual premiums currently paid by Virata.

REGULATORY CLEARANCES AND APPROVALS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules that have been promulgated thereunder by the United States Federal Trade Commission, GlobeSpan and Virata cannot complete the merger until they give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and observe a statutory waiting period requirement. GlobeSpan and Virata filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division as of October 15, 2001. The waiting period under the Hart-Scott-Rodino Act is scheduled to expire on November 14, 2001 unless it is earlier terminated or extended by a request for additional information or documentary materials. If the Federal Trade Commission or the Antitrust Division issues such a request, the waiting period will be extended until the first work day that is 30 days after GlobeSpan and Virata have substantially complied with the request. The waiting period may be terminated earlier by the Federal Trade Commission or the Antitrust Division. At any time before or after the effective time of the merger, and notwithstanding that the waiting period has terminated or the merger may have been consummated, the Federal Trade Commission, the Antitrust Division or any state could take such action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the merger. Private parties may also institute legal actions under the antitrust laws under some circumstances.

NO DISSENTER'S OR APPRAISAL RIGHTS

    Under Delaware law, no holder of GlobeSpan common stock or Virata common stock will have any dissenter's or appraisal rights in connection with the merger.

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QUOTATION ON THE NASDAQ NATIONAL MARKET

    It is a condition to the merger that the shares of GlobeSpan common stock to be issued in the merger and the other shares to be reserved for issuance in connection with the merger be approved for trading on the Nasdaq National Market subject to official notice of issuance. The merger agreement provides that GlobeSpan will use its reasonable commercial efforts to cause the shares of GlobeSpan common stock to be issued in the merger and the shares of GlobeSpan common stock to be reserved for issuance in connection with the merger to be approved for trading on the Nasdaq National Market.

DELISTING AND DEREGISTRATION OF VIRATA COMMON STOCK

    If the merger is completed, Virata common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

FEDERAL SECURITIES LAWS CONSEQUENCES

    The shares of GlobeSpan common stock to be issued in the merger will be registered under the Securities Act of 1933, as amended. These shares will be freely transferable under the Securities Act, except for GlobeSpan common stock issued to any person who is deemed to be an affiliate of Virata or the combined company. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Virata and include Virata's officers and directors, as well as its principal stockholders. Virata's affiliates may not sell their GlobeSpan common stock acquired in the merger, except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares;

    - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

    - any other applicable exemption under the Securities Act.

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                              THE MERGER AGREEMENT

    THIS SECTION IS A SUMMARY OF THE MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DESCRIPTION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL THE TERMS OF THE MERGER AGREEMENT. YOU SHOULD REFER TO THE FULL TEXT OF THE MERGER AGREEMENT FOR DETAILS OF THE MERGER AND THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT. WE ENCOURAGE YOU CAREFULLY READ THE COMPLETE MERGER AGREEMENT FOR THE PRECISE LEGAL TERMS OF THE MERGER AGREEMENT AND OTHER INFORMATION THAT MAY BE IMPORTANT TO YOU.

THE MERGER

    The merger agreement provides that upon the closing, Wine Acquisition Corp, which is referred to herein as Merger Sub, will be merged with and into Virata, with Virata as the surviving corporation. As a result of the merger, Virata will become a wholly owned subsidiary of GlobeSpan. The merger will become effective on the date of filing of a certificate of merger with the Secretary of State of the State of Delaware which the parties have agreed to file as soon as practicable after the closing. This is referred to as the "effective time" of the merger.

THE EXCHANGE RATIO AND TREATMENT OF VIRATA SECURITIES

    At the effective time of the merger:

    - each share of Virata common stock issued and outstanding immediately prior to the effective time, other than shares of Virata common stock held in the treasury of Virata or that are owned by Virata, GlobeSpan or any of their subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties), shall cease to be outstanding and will be converted into the right to receive 1.02 shares of GlobeSpan common stock; and

    - shares of Virata common stock held in the treasury of Virata or that are owned by Virata, GlobeSpan or any of their subsidiaries will be canceled and no GlobeSpan common stock or other consideration will be delivered in exchange for this cancellation.

    Each outstanding option to purchase Virata common stock, whether or not exercisable, will be converted at the effective time of the merger into an option to purchase GlobeSpan common stock on the same terms and conditions as were applicable under the option before the merger to purchase Virata common stock, except the number of shares subject to the option shall be multiplied by
1.02 (and rounded up to the nearest whole share) and the exercise price per share shall be divided by 1.02 (and rounded to the nearest whole cent).

    At the effective time of the merger, each share of Merger Sub issued and outstanding will be converted into one share of the surviving corporation.

EXCHANGE OF CERTIFICATES

    As soon as reasonably practicable after the effective time of the merger, American Stock Transfer & Trust Company, as exchange agent, will mail to each stockholder of record of Virata a letter of transmittal and instructions for the surrender of certificates representing Virata common stock in exchange for certificates representing GlobeSpan common stock.

    No certificates representing fractional shares of GlobeSpan common stock will be issued in the merger. Instead of issuing fractional shares of GlobeSpan common stock to the holders of shares of Virata common stock, GlobeSpan will pay cash in an amount equal to the holder's proportionate interest in the net proceeds from the sale by the exchange agent at the prevailing prices on the Nasdaq National Market, on behalf of all such holders, of the aggregate of all fractional shares of GlobeSpan

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common stock. This sale will take place as soon as is practicable after the effective time. No interest will be paid or accrued on cash in lieu of fractional shares, if any.

    If, after one year from the effective time of the merger, a holder of shares of Virata common stock has not surrendered the stock certificates representing such shares to the exchange agent, then the holder of stock certificates representing Virata common stock may look only to GlobeSpan to receive its shares of GlobeSpan common stock, cash in lieu of fractional shares and any unpaid dividends and distributions on shares of GlobeSpan common stock.

    None of GlobeSpan, Merger Sub, Virata or the exchange agent will be liable to any holder of a certificate formerly representing shares of Virata common stock for GlobeSpan common stock, cash in lieu of fractional shares, or any unpaid dividends and distributions properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    Unclaimed shares of GlobeSpan common stock, cash in lieu of fractional shares and any unpaid dividends and distributions on shares of GlobeSpan common stock will, to the extent permitted by applicable law, become the property of GlobeSpan prior to the time such amounts would otherwise escheat or become property of any governmental entity.

    Holders of Virata common stock should not send in their certificates until they receive a letter of transmittal from the exchange agent.

ANTI-DILUTION ADJUSTMENTS

    If, before the merger is completed, there is a reclassification, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, GlobeSpan common stock or Virata common stock, the exchange ratio will be adjusted accordingly to provide the holders of Virata common stock the same economic effect of the exchange ratio in effect immediately before the relevant event.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains reciprocal customary representations and warranties, subject to qualifications, made by GlobeSpan and Virata to the other relating to, among other things, the following matters:

    - corporate organization;

    - capitalization;

    - the corporate power and authority to execute and deliver the merger agreement and the related agreements and to consummate the transactions contemplated by these agreements;

    - the absence of conflicts between organizational documents, bylaws, agreements and applicable laws and the merger agreement and the consummation of the transactions contemplated thereby;

    - the absence of any required governmental consents, approvals or authorizations other than those specified in the merger agreement;

    - the timely filing of documents and the accuracy of information contained in documents filed with the Securities and Exchange Commission;

    - the absence of undisclosed liabilities;

    - the absence of material changes or events relating to our businesses since July 1, 2001, in the case of Virata, and June 30, 2001, in the case of GlobeSpan;

    - the absence of undisclosed pending or threatened litigation;

    - compliance with applicable laws and possession of permits;

    - the existence, validity and status of contracts;

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    - compliance with environmental laws and regulations;

    - benefit plans and other employment-related matters;

    - intellectual property matters;

    - the inapplicability of state anti-takeover laws and the Virata rights agreement;

    - the receipt of opinions from financial advisors;

    - board approval of the merger agreement and the transactions contemplated thereby;

    - the absence of undisclosed brokers' and finders' fees;

    - timely filing of tax returns and other tax-related matters;

    - the absence of actions that would prevent the merger from qualifying as a reorganization;

    - the accuracy of information supplied by the parties in connection with this joint proxy statement/ prospectus and the registration statement of which it is a part; and

    - ownership by one party of the common stock of another party.

COVENANTS

    The merger agreement contains reciprocal covenants made by each of GlobeSpan and Virata to the other relating to specified matters. Each of GlobeSpan and Virata has agreed that it will conduct its business in the ordinary course consistent with past practice and will use reasonable commercial efforts to keep available the services of its present officers and key employees, preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others with whom it has business dealings so as not to impair its ongoing business in any material respect.

    Each of GlobeSpan and Virata has additionally agreed that neither it nor its subsidiaries will, prior to the effective time of the merger:

    - enter into any new material line of business;

    - incur or commit to any capital expenditures or liabilities above specified quarterly limits;

    - declare or pay any dividend or other distribution on any of its capital stock;

    - split, combine or reclassify its common stock;

    - repurchase, redeem or otherwise acquire any of its capital stock or any securities convertible into shares of its capital stock;

    - issue additional shares of or securities convertible into, or options or rights to acquire, any capital stock, except in specified cases;

    - amend its certificate of incorporation or bylaws or similar organizational documents;

    - acquire a substantial portion of the assets or securities of any business or person;

    - sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business consistent with past practices;

    - make any material investment in any other individual or entity other than its subsidiaries;

    - incur or assume any material debt or guarantee the debt of others other than in the ordinary course of business;

    - take any action that would prevent the merger from qualifying as a reorganization;

    - increase the compensation of or benefits to officers or directors or increase the compensation of or benefits to employees except for increases in accordance with normal past practice, or provide any new or change any existing benefit plan, or accelerate the vesting of or permit the lapsing of restrictions with respect to any stock options;

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    - materially change its accounting methods or tax elections;

    - settle or compromise claims or proceedings in excess of $100,000;

    - transfer or modify any rights to any intellectual property other than in the ordinary course of business or pursuant to existing agreements previously disclosed to the other party; or

    - agree to commit to take any of the aforementioned actions.

    In addition, GlobeSpan, Virata and Merger Sub have agreed not to take any action or permit any of their respective subsidiaries to take any action or omit to take any action for the purpose of preventing, delaying or impeding the completion of the merger or the other transactions contemplated by the merger agreement. Each of GlobeSpan, Virata and Merger Sub agree to advise the other parties if they are aware of any event that would cause any of the representations or warranties to be untrue or a failure of any other covenant or condition to closing.

POST-MERGER OPERATIONS; GLOBESPAN BOARD OF DIRECTORS AND OFFICERS

    The headquarters of the combined company will be located in Red Bank, New Jersey. During the transition period, the combined company's board of directors will be comprised of eight members, four of whom will be designated by GlobeSpan prior to the effective time and four of whom will be designated by Virata prior to the effective time. At the effective time, the bylaws of GlobeSpan will be amended to provide that:

    - if an individual designated by GlobeSpan resigns, dies or is removed during the transition period such individual shall be replaced by another individual designated by the remaining individuals previously designated by GlobeSpan;

    - if an individual designated by Virata resigns, dies or is removed during the transition period such individual shall be replaced by another individual designated by the remaining individuals previously designated by Virata; and

    - during the transition period an affirmative vote of 75% or more of the directors of the full board of directors will be required to change the number of directors on the full board of directors.

    Immediately after the effective time, GlobeSpan will:

    - appoint Armando Geday to serve, at the discretion of the board of directors, as the Chief Executive Officer of the combined company;

    - appoint Charles Cotton to serve (a) during the transition period, at the discretion of the board of directors, as Executive Chairman of the board of directors of the combined company, and (b) following the transition period, at the discretion of the board of directors, as the Non-Executive Chairman of the board of directors of the combined company; and

    - amend the combined company's bylaws to provide that neither Armando Geday nor Charles Cotton may be removed from their positions without the affirmative vote of 75% of the full board of directors during the transition period.

    During the transition period the board of directors will empower a committee (referred to as the "transition committee") that will consist initially of Armando Geday and Charles Cotton. The transition committee, subject to the authority of the board of directors, will make decisions concerning personnel and the integration of GlobeSpan and Virata. Any changes in designated members of management will require the joint approval of Armando Geday and Charles Cotton. GlobeSpan has agreed to appoint the individuals designated by the transition committee to the offices designated by the transition committee.

    GlobeSpan has entered into employment agreements with Armando Geday and Charles Cotton (each to be effective upon consummation of the merger) that may not be amended prior to the

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effective time without the consent of Virata. See the section entitled "The
Merger--Interests of Certain Persons in the Merger" above.

SPECIAL MEETINGS

    Each of GlobeSpan and Virata have agreed to hold special meetings of their respective stockholders to consider and vote upon approval of the merger agreement and the merger, in the case of Virata, and the issuance of shares of GlobeSpan common stock in the merger and the amendment to the certificate of incoporation to change its name, in the case of GlobeSpan.

ACCESS TO INFORMATION

    Subject to existing confidentiality obligations and applicable law, and upon reasonable notice, GlobeSpan and Virata and their subsidiaries have agreed to afford each other and each of their respective representatives reasonable access during normal business hours to their respective properties, books, contracts, commitments, personnel and records, and shall provide such copies as the other party may request.

REASONABLE COMMERCIAL EFFORTS

    Under the merger agreement and subject to the terms and conditions specified in the merger agreement, the parties have agreed to use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to affect all necessary applications, filings and other documents and to obtain all necessary consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement and to take all reasonable steps necessary to obtain these approvals or consents. The parties have made appropriate filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act and all other necessary filings with other governmental entities with respect to the merger as promptly as practicable. The parties have agreed to supply, as promptly as practicable, any additional information or documentation that may be requested pursuant to such law, to use reasonable commercial efforts to cause the expiration or early termination of the applicable waiting period under such law and not to extend any waiting period under such law or enter into any agreement not to consummate the transactions contemplated by the merger agreement, except with the prior written consent of the other party. Neither party shall be obligated to hold separate or to divest any of its businesses or assets, or agree to take any action or agree to any limitation that could reasonably be expected to have a material adverse effect on GlobeSpan (assuming the merger has been consummated), or to substantially impair the benefits GlobeSpan and Virata expect to be realized from the consummation of the merger, and neither party shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the merger.

NO SOLICITATION

    The merger agreement contains detailed provisions prohibiting each of GlobeSpan and Virata from seeking an alternative transaction. Under these no solicitation provisions, each of GlobeSpan and

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Virata has agreed that neither it nor any of its subsidiaries nor any of their respective officers and directors will:

    - initiate, solicit, encourage or knowingly facilitate, any inquiries or the making of any proposal or offer with respect to, or a transaction to effect any of the following (each of which is referred to herein as an "acquisition proposal"):

       - a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its significant subsidiaries;

       - any purchase or sale of 20% or more of the consolidated assets of it or any of its subsidiaries, including the stock of such subsidiaries; or

       - any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in a third party beneficially owning securities representing 20% or more of its total voting power or the voting power of any of its significant subsidiaries;

    - have any discussion with or provide any confidential information or data to any third party concerning any acquisition proposal or engage in any negotiations concerning an acquisition proposal or knowingly facilitate any effort or attempt to make or implement an acquisition proposal;

    - approve or recommend, or propose publicly to approve or recommend, any acquisition proposal; or

    - approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar proposal or propose publicly or agree to do any of the foregoing related to any acquisition proposal.

    However, the merger agreement permits each of GlobeSpan and Virata to engage in discussions or negotiations with, or provide information to, any third party in response to an unsolicited bona fide written acquisition proposal, if and only to the extent that:

    - the special meeting shall not have occurred with respect to the relevant party;

    - the board of directors of GlobeSpan or Virata, as the case may be, concludes in good faith that there is a reasonable likelihood that such acquisition proposal could constitute a superior proposal (as defined below); and

    - after consultation with outside counsel, such board of directors determines in good faith that it is required to do so in the exercise of its fiduciary duties under applicable law.

    Before GlobeSpan or Virata may, in connection with an acquisition proposal, provide any information to a third party, or enter into any discussions with a third party, it must promptly:

    - notify the other party of inquiries, proposals or offers received by, any information requested from or any discussions sought to be initiated or continued with any of its representatives, including the name of the person making the inquiry proposal or offer; and

    - have received a confidentiality agreement containing provisions that are at least as restrictive as the comparable provisions in the confidentiality agreement between GlobeSpan and Virata.

    In addition, GlobeSpan and Virata have agreed to promptly advise the other party of any request for information or of any proposal in connection with any alternative transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal and keep the other party reasonably informed of the status and details of any request or proposal.

    In addition, GlobeSpan and Virata and their respective boards of directors may withdraw, modify or qualify their recommendations of the transactions contemplated by the merger agreement, if any,

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and only to the extent that (i) the special meeting shall not have occurred with respect to the relevant party, (ii) the board of directors of GlobeSpan or Virata, as the case may be, concludes in good faith that such acquisition proposal constitutes a superior proposal, and (iii) after consultation with outside counsel, such board of directors determines in good faith that it is required to do so in the exercise of its fiduciary duties under applicable law. Notwithstanding any change in the recommendation of such board of directors, the merger agreement must still be submitted to the stockholders of the party receiving such acquisition proposal for the purpose of approving the merger agreement and the merger (including, in the case of GlobeSpan stockholders, the approval of the issuance of the shares pursuant to the merger agreement).

    A "superior proposal" with respect to GlobeSpan or Virata means a bona fide written proposal made by a third party that is:

    - for an acquisition proposal, except that all references above to "20%" shall be changed to "50%", and

    - on terms which its board of directors in good faith concludes, following consultation with its financial advisors and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal, would, if consummated, result in a transaction that is more favorable to its stockholders, from a financial point of view, than the merger and is reasonably capable of being completed.

    The merger agreement provides that these restrictions will not prohibit GlobeSpan or Virata from complying with applicable law, including Rule 14e-2 and Rule 14d-9 under the Securities and Exchange Act of 1934, as amended.

FEES AND EXPENSES

    Subject to the provisions relating to payment of termination fees, all expenses incurred in connection with the merger agreement shall be paid by the party incurring such expenses, except expenses incurred in the filing, printing and mailing of the joint proxy statement/prospectus, will be shared equally by GlobeSpan and Virata.

INDEMNIFICATION, EXCULPATION AND INSURANCE

    The merger agreement provides that GlobeSpan will indemnify and hold harmless, and advance expenses to all past and present directors, officers and employees of Virata and its subsidiaries, to the same extent as provided in Virata's certificate of incorporation, bylaws and indemnification agreements and to the fullest extent permitted by law for acts or omissions occurring at or prior to the effective time. The surviving corporation will maintain in its certificate of incorporation and bylaws for a period of six years after the effective time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in the current certificate of incorporation and bylaws of Virata.

    In addition, GlobeSpan will maintain for at least six years after the effective time of the merger Virata's directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising from facts or events occurring prior to the effective time of the merger. GlobeSpan may substitute policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured, provided that GlobeSpan will not, with respect to any of these policies, be required to expend in any one year an amount in excess of 300% of the premiums currently paid by Virata. To the extent the annual premiums for such coverage exceed this amount, GlobeSpan will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

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EMPLOYEE BENEFITS

    After the closing of the merger, except as otherwise provided in the merger agreement, GlobeSpan will assume and honor all of Virata's benefit plans in accordance with their terms as in effect immediately prior to the closing, subject to any permissible amendments or as otherwise permitted by law. For a period of not less than one year following the closing, GlobeSpan will provide, or cause to be provided, to all employees of Virata or its subsidiaries who remain employees of GlobeSpan following the closing, compensation and benefits that are, in the aggregate, no less favorable than those provided to employees of Virata and its subsidiaries prior to the closing; however with the approval of the transition committee, GlobeSpan may provide employees of Virata or its subsidiaries with compensation and employee benefits that are, in the aggregate, no less favorable than those provided to similarly situated GlobeSpan employees. GlobeSpan agrees to honor any employment agreements between Virata and its subsidiaries and their respective employees. For a period of one year after the effective time, GlobeSpan may not reduce the compensation or benefits, without consent, of specified individuals who are designated by the transition committee. Virata, prior to the effective time, and GlobeSpan, after the effective time, may terminate any employee or amend any benefit plan to the extent permitted by the plan and applicable law or agreement. See "The Merger--Interests of Certain Persons in the Merger."

    GlobeSpan has agreed for purposes of vesting, eligibility to participate and level of benefits under GlobeSpan employee benefit plans to credit Virata employees with their years of service with Virata and its subsidiaries and predecessor companies before the effective time to the same extent such service was credited by Virata, except if such credits would result in duplicate benefits, would result in benefit accruals under defined benefit pension or similar plans or prior service credit is not provided to GlobeSpan employees under such plan. GlobeSpan has agreed to waive pre-existing condition exclusions and actively-at-work requirements in GlobeSpan plans for employees unless such conditions would not have been waived under comparable Virata plans. GlobeSpan has also agreed to provide Virata employees with credit for any eligible expenses paid before completion of the merger for purposes of satisfying deductibles, coinsurance and maximum out-of-pocket requirements.

    The board of directors of Virata shall take all actions necessary so that the Virata employee stock purchase plan shall terminate immediately prior to the effective time and all participants will automatically exercise their purchase rights. The board of directors of GlobeSpan shall take all actions necessary so that employees of Virata and its subsidiaries who become employees of GlobeSpan or its subsidiaries will be eligible to participate in the GlobeSpan employee stock purchase plan as soon as practicable after the effective time and GlobeSpan is permitted to take all action necessary so that current GlobeSpan employees may be afforded the same benefits as afforded the Virata employees.

NASDAQ

    GlobeSpan has agreed to use its reasonable commercial efforts to cause the GlobeSpan common stock issued in the merger to be approved for listing on the Nasdaq National Market.

AFFILIATES

    Not less than 45 days prior to the date of the Virata special meeting, Virata shall deliver to GlobeSpan a letter identifying all persons who may be deemed affiliates for purposes of Rule 145 under the Securities Act, which list shall be updated as reasonably necessary. Virata shall use reasonable commercial efforts to cause each person identified on this list to deliver an agreement whereby each affiliate will agree not to sell, transfer or otherwise dispose of GlobeSpan common stock in violation of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended, and will acknowledge the resale restrictions imposed by

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Rule 145 under the Securities Act on shares of GlobeSpan common stock to be received by that affiliate in the merger.

SECTION 16 MATTERS

    GlobeSpan and Virata have agreed to take, before completion of the merger, all required steps to exempt under SEC Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any dispositions of Virata common stock or acquisitions of GlobeSpan common stock in connection with the merger, including any derivative securities, by each individual that is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Virata, or that will become subject to those reporting requirements with respect to GlobeSpan.

VIRATA RIGHTS AGREEMENT

    Virata has agreed to take all necessary action, including amending Virata's rights agreement to render the Virata rights inapplicable to the merger and the other transactions contemplated by the merger agreement. Except in connection with the foregoing sentence, the board of directors will not amend the rights agreement or take any action with respect to the rights agreement in order to facilitate an acquisition proposal without GlobeSpan's prior written consent.

    On October 1, 2001, Virata adopted an amendment to its rights agreement which excepted the transactions contemplated by the merger agreement and the GlobeSpan stockholders agreement from triggering such rights and provided for the termination of the rights agreement at the effective time of the merger.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The respective obligations of GlobeSpan and Virata to effect the merger are subject to the following conditions:

    - the approval of the stockholders of GlobeSpan of the issuance of shares of GlobeSpan common stock pursuant to the merger agreement;

    - the approval of the stockholders of Virata of the merger and the merger agreement and the transactions contemplated thereby;

    - there be no law, temporary restraining order, injunction or other order in effect that makes the merger illegal or prohibits the consummation of the merger;

    - the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and all required approvals shall have been obtained, except those approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on GlobeSpan or Virata;

    - the shares of GlobeSpan common stock to be issued in the merger and all other shares to be reserved for issuance in connection with the merger shall have been approved for listing on the Nasdaq National Market; and

    - the registration statement of which this joint proxy statement/prospectus is a part shall have been declared effective, no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC, and no proceeding for that purpose is initiated or threatened by the SEC.

    GlobeSpan's obligations to effect the merger are subject to the following additional conditions:

    - the representations and warranties of Virata, disregarding all qualifications and exceptions relating to knowledge, materiality or material adverse effect, are true and correct when made

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      and as of the closing date except where the failure of such representations and warranties to be true and correct does not and is not likely to have a material adverse effect on Virata, and GlobeSpan shall have received a certificate of an executive officer of Virata to that effect;

    - Virata has performed or complied with all material agreements or covenants that are qualified as to materiality or material adverse effect, and shall have complied in all material respects with all other agreements and covenants required under the merger agreement, and GlobeSpan shall have received a certificate of an executive officer of Virata to that effect; and

    - GlobeSpan has received from Wachtell, Lipton, Rosen & Katz, counsel to GlobeSpan, a written opinion to the effect that for federal income tax purposes the merger will constitute a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code of 1986, as amended.

    Virata's obligations to effect the merger are subject to the following additional conditions:

    - the representations and warranties of GlobeSpan, disregarding all qualifications and exceptions relating to knowledge, materiality or material adverse effect, are true and correct when made and as of the closing date except where the failure of such representations and warranties to be true and correct does not and is not likely to have a material adverse effect on GlobeSpan, and Virata shall have received a certificate of an executive officer of GlobeSpan to such effect;

    - GlobeSpan has performed or complied with all material agreements or covenants that are qualified as to materiality or material adverse effect, and shall have complied in all material respects with all other agreements and covenants required under the merger agreement, and Virata shall have received a certificate of an executive officer of GlobeSpan to such effect; and

    - Virata has received from Gibson, Dunn and Crutcher LLP, counsel to Virata, a written opinion to the effect that for federal income tax purposes the merger will constitute a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code of 1986, as amended.

TERMINATION

    The merger agreement provides that at any time prior to the effective time of the merger, and except as specifically provided in the merger agreement, whether before or after the GlobeSpan special meeting or the Virata special meeting, the merger agreement may be terminated:

    - by mutual written consent of GlobeSpan and Virata;

    - by either GlobeSpan or Virata if:

       - the merger has not been completed on or before March 1, 2002, or May 1, 2002, if the waiting period and any extensions applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has not yet terminated or expired or if either GlobeSpan or Virata has failed to obtain any other required approvals, applications or notices with any governmental entity, provided, however, that this right to terminate shall not be available to a party whose failure to fulfill any obligation under the merger agreement has been the primary cause of, or resulted in, the failure of the closing to occur on or before March 1, 2002;

       - any governmental entity (a) issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action shall have become final or nonappealable or (b) fails to issue an order, decree or ruling or fails to take some other action which is necessary to fulfill a closing condition to the merger and such denial or failure shall have become final and nonappealable, provided that this right to terminate shall not be available to a party whose failure to comply with provisions of the merger

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         agreement relating to the use of reasonable commercial efforts has been the primary cause of such prohibition or denial;

       - the stockholders of GlobeSpan fail to approve the issuance of shares of GlobeSpan common stock; or

       - the stockholders of Virata fail to approve the merger and the merger agreement and the transactions contemplated thereby.

    - by the board of directors of Virata if:

       - subject to various conditions, GlobeSpan breaches or fails to perform any of its representations, warranties, covenants or other agreements in the merger agreement, which breach or failure to perform is incapable of being cured or is not cured before March 1, 2002, or May 1, 2002, if the reason for the delay is failure to obtain required regulatory approvals (March 1, 2002, or May 1, 2002, as the case may be, is referred to as the "termination date"); or

       - GlobeSpan's board of directors fails to make, changes, withdraws, modifies, qualifies in a manner adverse to Virata or fails to reconfirm within 10 days of Virata's request, its recommendation that stockholders approve the issuance of shares of GlobeSpan common stock in the merger, willfully and materially breaches its obligations with respect to non-solicitation or fails to call a stockholder meeting or mail its stockholders the joint proxy statement/prospectus pursuant to the terms of the merger agreement.

    - by the board of directors of GlobeSpan if:

       - subject to various conditions, Virata breaches or fails to perform any of its representations, warranties, covenants or other agreements in the merger agreement, which breach or failure to perform is incapable of being cured or is not cured before the termination date; or

       - Virata's board of directors fails to make, changes, withdraws, modifies, qualifies in a manner adverse to GlobeSpan or fails to reconfirm within 10 business days of GlobeSpan's request, its recommendation that stockholders approve and adopt the plan of merger contained in the merger agreement, willfully and materially breaches its obligations with respect to non-solicitation or fails to call a stockholder meeting or mail its stockholders the joint proxy statement/prospectus pursuant to the terms of the merger agreement.

TERMINATION FEE

TERMINATION FEE TO BE PAID BY VIRATA

    Virata has agreed to pay GlobeSpan a termination fee of $30 million if:

    - GlobeSpan terminates the merger agreement as the result of the Virata board of directors:

       - failing to recommend that Virata stockholders approve the merger agreement and the merger,

       - withdrawing its recommendation to Virata stockholders to approve the merger agreement and the merger, or

       - modifying or qualifying, in any manner adverse to GlobeSpan, its recommendation to Virata stockholders to approve the merger agreement and the merger;

    - GlobeSpan terminates the merger agreement because Virata has materially breached its obligation to call the Virata special meeting or failed to prepare and mail to its stockholders this joint proxy statement/prospectus;

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    - GlobeSpan terminates the merger agreement because Virata has willfully and materially breached its obligations with respect to non-solicitation and acquisition proposals;

    - either party terminates the merger agreement because Virata stockholders have failed to approve the merger agreement and the merger at the Virata special meeting, or because the merger has not been completed on or before the termination date and the Virata special meeting has not occurred, and

       - at any time after October 1, 2001, and before the termination of the merger agreement, an acquisition proposal with respect to Virata has been publicly announced or otherwise communicated to the senior management, board of directors of Virata or Virata stockholders, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%," and

       - within 12 months of the termination of the merger agreement, Virata or any of its subsidiaries enters into a definitive agreement in response to or completes an acquisition proposal, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%;"

    - GlobeSpan terminates the merger agreement after Virata has materially breached its representations, warranties or covenants contained in the merger agreement so that the conditions described above relating to the absence of a breach of representation, warranty or covenant by Virata is not capable of being satisfied on or before the termination date, and

       - at any time after October 1, 2001, and before the termination of the merger agreement, an acquisition proposal with respect to Virata has been publicly announced or otherwise communicated to the senior management, board of directors or Virata stockholders, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%," and

       - within 12 months of the termination of the merger agreement, Virata or any of its subsidiaries enters into a definitive agreement with respect to or completes an acquisition proposal, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%."

TERMINATION FEE TO BE PAID BY GLOBESPAN

    GlobeSpan has agreed to pay Virata a termination fee of $30 million if:

    - Virata terminates the merger agreement as the result of the GlobeSpan board of directors:

       - failing to recommend that GlobeSpan stockholders approve the issuance of shares of GlobeSpan common stock in the merger,

       - withdrawing its recommendation to GlobeSpan stockholders to approve the issuance of shares of GlobeSpan common stock in the merger, or

       - modifying or qualifying, in any manner adverse to Virata, its recommendation to GlobeSpan stockholders to approve the issuance of shares of GlobeSpan common stock in the merger;

    - Virata terminates the merger agreement because GlobeSpan has materially breached its obligation to call the GlobeSpan special meeting or failed to prepare and mail to its stockholders this joint proxy statement/prospectus;

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    - Virata terminates the merger agreement because GlobeSpan has willfully and materially breached its obligations with respect to non-solicitation and acquisition proposals;

    - either party terminates the merger agreement because GlobeSpan stockholders have failed to approve the issuance of shares in connection with the merger at the GlobeSpan special meeting, or because the merger has not been completed on or before the termination date and the GlobeSpan special meeting has not occurred, and

       - at any time after October 1, 2001, and before the termination of the merger agreement, an acquisition proposal with respect to GlobeSpan has been publicly announced or otherwise communicated to the senior management, board of directors or GlobeSpan stockholders, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%," and

       - within 12 months of the termination of the merger agreement, GlobeSpan or any of its subsidiaries enters into a definitive agreement in response to or completes an acquisition proposal, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%."

    - Virata terminates the merger agreement after GlobeSpan has materially breached its representations, warranties or covenants contained in the merger agreement so that the conditions described above relating to the absence of a breach of representation, warranty or covenant by GlobeSpan is not capable of being satisfied on or before the termination date, and

       - at any time after October 1, 2001, and before the termination of the merger agreement, an acquisition proposal with respect to GlobeSpan has been publicly announced or otherwise communicated to the senior management, board of directors or GlobeSpan stockholders, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%," and

       - within 12 months of the termination of the merger agreement, GlobeSpan or any of its subsidiaries enters into a definitive agreement with respect to or completes an acquisition proposal, provided that, for purposes of this section, all references to "20%" in the description of acquisition proposals in the section of this joint proxy statement/prospectus captioned "Merger Agreement--No Solicitation" are changed to "50%."

AMENDMENT; EXTENSION AND WAIVER

    The parties may amend the merger agreement at any time before or after the approval of the merger proposals by the GlobeSpan stockholders or the Virata stockholders. Following any stockholder approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further stockholder approval without such further approval.

    At any time prior to the effective time of the merger, the parties may, to the extent legally allowed:

    - extend the time for the performance of any of the obligations or other acts of the other parties;

    - waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

    - waive compliance by the other party with any of the agreements or conditions in the merger agreement.

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    Any extension or waiver described above will be valid if set forth in writing and signed on behalf of the waiving party.

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                               RELATED AGREEMENTS

GLOBESPAN STOCKHOLDERS AGREEMENT

    Some of the stockholders of GlobeSpan have entered into a stockholders agreement with Virata, and have granted Charles Cotton and Andrew Vought irrevocable proxies to vote 7,113,175 shares of GlobeSpan which are beneficially owned by them as follows:

    - for the adoption and approval of the merger agreement, the approval of the terms thereof and each of the actions contemplated by the merger agreement (including the issuance of GlobeSpan common stock in the merger) and the stockholders agreement, the approval of the merger and any other action reasonably requested by Virata in furtherance of the same;

    - against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of GlobeSpan contained in the merger agreement or of any stockholder contained in the stockholders agreement; and

    - against any acquisition or proposed acquisition of GlobeSpan or any of its significant subsidiaries, by a merger or other business combination or any other transaction pursuant to which any person or group of persons other than Virata and its subsidiaries acquires or would acquire, directly or indirectly, control of 20% or more of the assets of GlobeSpan and its subsidiaries or any sale of securities that would result in any person owning securities representing 20% or more of the voting power of GlobeSpan, or which would otherwise constitute an "acquisition proposal" under the merger agreement. See "Merger Agreement--No Solicitation."

    These stockholders have also agreed not to, and not to allow their affiliates to, enter into any voting or other similar agreement or understanding with any person or entity or grant a proxy or power of attorney to any person or entity (other than to Virata, to be exercised as set forth in the stockholders agreement), or to vote or give instructions in a manner inconsistent with the obligations set forth above and in the stockholders agreement while the stockholders agreement is in effect.

    These stockholders have also agreed, until the earlier of the termination date or the GlobeSpan stockholders meeting, not to

    - sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with GlobeSpan, enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, pledge, encumbrance, grant, assignment or other disposition of record or beneficial ownership of any of the stockholders' interest in the securities of GlobeSpan subject to the stockholders agreement which are beneficially owned by any of them, except to Virata,

    - grant any proxies or powers of attorney or enter into any voting agreement with respect to such shares, except with Virata, or

    - take any action that would make any representation or warranty set forth in the stockholders agreement untrue or incorrect or have the effect of preventing any of the stockholders from performing their obligations under the stockholders agreement until the stockholders agreement has been terminated (as set forth below) or the conclusion of the GlobeSpan special meeting.

    The stockholders have entered into the stockholders agreement with respect to 7,113,175 shares of GlobeSpan common stock, representing approximately 10% of the voting power of the outstanding GlobeSpan common stock. These stockholders have agreed that they will notify Virata of any additional shares of GlobeSpan common stock (or any of its subsidiaries) acquired while the stockholders agreement is in effect.

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    The stockholders agreement also restricts the stockholders and their representatives and affiliates, until the earlier of the termination date or the GlobeSpan stockholders meeting, from:

    - initiating, taking, soliciting or encouraging, directly or indirectly, any inquiries or the making of any proposal regarding any of the restricted activities with respect to their interest as described above or any acquisition proposal,

    - participating in negotiations concerning, or providing to any other person, any information or data relating to GlobeSpan or its subsidiaries for the purposes of, or having any discussions with any person relating to, or cooperating with or assisting or participating in or facilitating, any inquiries or the making of any proposal which constitutes or would reasonably be expected to lead to, any effort or attempt by any other person to seek to affect any of the restricted activities with respect to their interest as described above or an acquisition proposal, or

    - agreeing to or endorsing any acquisition proposal or otherwise facilitating any attempt to make or implement any acquisition proposal. Each stockholder will take all necessary steps to inform its affiliates, employees, directors, agents, advisors or other representatives of its obligations under the stockholders agreement.

    The GlobeSpan stockholders agreement will terminate on the earliest of:

    - the effective time;

    - the termination of the merger agreement; or

    - the termination of the stockholders agreement by Virata upon written notice to the stockholders (Virata may terminate in such manner at any time).

    The form of GlobeSpan stockholders agreement is attached as Annex B to this document. You should read it in its entirety.

VIRATA STOCKHOLDERS AGREEMENT

    Some of the stockholders of Virata have entered into a stockholders agreement with GlobeSpan, and have granted Armando Geday, Robert McMullan and Richard Gottuso irrevocable proxies to vote 6,077,791 shares of Virata which are beneficially owned by each of them as follows:

    - for the adoption and approval of the merger agreement, the approval of the terms thereof and each of the actions contemplated by the merger agreement and the stockholders agreement, the approval of the merger and any other action reasonably requested by GlobeSpan in furtherance of the same;

    - against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of Virata contained in the merger agreement or of any stockholder contained in the stockholders agreement; and

    - against any acquisition or proposed acquisition of Virata or any of its significant subsidiaries, by a merger or other business combination or any other transaction pursuant to which any person or group of persons other than Virata and its subsidiaries acquires or would acquire, directly or indirectly, control of 20% or more of the assets of Virata and its subsidiaries or any sale of securities that would result in any person owning securities representing 20% or more of the voting power of Virata, or which would otherwise constitute an "acquisition proposal" under the merger agreement See "Merger Agreement--No Solicitation."

    These stockholders have also agreed not to, and not to allow their affiliates to, enter into any voting or other similar agreement or understanding with any person or entity or grant a proxy or power of attorney to any person or entity (other than to GlobeSpan, to be exercised as set forth in the stockholders agreement), or to vote or give instructions in a manner inconsistent with the obligations set forth above and in the stockholders agreement while the stockholders agreement is in effect.

    These stockholders have also agreed, until the earlier of the termination date or the Virata stockholders meeting, not to

    - sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with Virata, enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of the stockholders' interest in the securities of Virata subject to the stockholders agreement which are beneficially owned by any of them, except to GlobeSpan,

    - grant any proxies or powers of attorney or enter into any voting agreement with respect to such shares, except with GlobeSpan, or

    - take any action that would make any representation or warranty set forth in the stockholders agreement untrue or incorrect or have the effect of preventing any of the stockholders from performing their obligations under the stockholders agreement until the stockholders agreement has been terminated (as set forth below) or the conclusion of the Virata special meeting.

    The stockholders have entered into the stockholders agreement with respect to 6,077,791 shares of Virata common stock, representing approximately 10% of the voting power of the outstanding Virata common stock. These stockholders have agreed that they will notify GlobeSpan of any additional shares of Virata common stock (or any of its subsidiaries) acquired while the stockholders agreement is in effect.

    The stockholders agreement also restricts the stockholders and their representatives and affiliates, until the earlier of the termination date or the Virata stockholders meeting, from

    - initiating, taking, soliciting or encouraging, directly or indirectly, any inquiries or the making of any proposal regarding any of the restricted activities with respect to their interest as described above or an acquisition proposal,

    - participating in negotiations concerning, or providing to any other person, any information or data relating to Virata or its subsidiaries for the purposes of, or having any discussions with any person relating to, or cooperating with or assisting or participating in or facilitating, any inquiries or the making of any proposal which constitutes or would reasonably be expected to lead to, any effort or attempt by any other person to seek to affect any of the restricted activities with respect to their interest as described above or an acquisition proposal, or

    - agreeing to or endorsing any acquisition proposal, or otherwise facilitating any attempt to make or implement any acquisition proposal. Each stockholder will take all necessary steps to inform its affiliates, employees, directors, agents, advisors or other representatives of its obligations under the stockholders agreement.

    The Virata stockholders agreement will terminate on the earliest of:

    - the effective time;

    - the termination of the merger agreement; or

    - the termination of the stockholders agreement by GlobeSpan upon written notice to the stockholders (GlobeSpan may terminate in such manner at any time).

    The form of Virata stockholders agreement is attached as Annex C to this document. You should read it in its entirety.

VIRATA AFFILIATE AGREEMENTS

    Virata has agreed to use reasonable commercial efforts to cause each of its affiliates to execute an affiliate agreement not less than ten days prior to the effective time of the merger. Pursuant to the form of affiliate agreement, each affiliate will agree not to sell, transfer or otherwise dispose of GlobeSpan common stock in violation of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended, and will acknowledge the resale restrictions imposed by Rule 145 under the Securities Act on shares of GlobeSpan common stock to be received by that affiliate in the merger. In accordance with the affiliate agreement, GlobeSpan will be entitled to place appropriate legends on these Virata stockholders' certificates evidencing any GlobeSpan common stock to be received by them.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following unaudited condensed combined pro forma financial statements and explanatory notes have been prepared to give effect to the merger and the subsequent name change of GlobeSpan to GlobeSpan Virata, Inc. as if the merger had been completed on January 1, 2001, for statement of operations purposes, and June 30, 2001, for balance sheet purposes. The merger is expected to be accounted for as a purchase business combination as defined by Statement of Financial Accounting Standard No. 141. GlobeSpan is the acquiring enterprise for purposes of accounting for the merger. At the time of the closing of the merger, the holders of shares of common stock outstanding of GlobeSpan will receive a larger portion of the voting interest in Globespan Virata. In accordance with
Article 11 of Regulation S-X under the Securities Act, an unaudited pro forma condensed combined balance sheet as of June 30, 2001, and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2001, and the year ended December 31, 2000, have been prepared to reflect the acquisition of Virata by GlobeSpan.

    The pro forma financial statements are based on the historical consolidated financial statements and notes thereto of GlobeSpan. Additionally, the pro forma financial statements reflect certain balance sheet and statement of income reclassifications made to conform GlobeSpan's and Virata's presentations to the GlobeSpan Virata presentation. The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements of GlobeSpan as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, and the unaudited condensed consolidated financial statements as of June 30, 2001, and for the six month periods ended June 30, 2001, and 2000; and (b) the historical consolidated financial statements of Virata as of April 1, 2001, and April 2, 2000, and for each of the three years in the period ended April 1, 2001, and the unaudited consolidated financial statements as of July 1, 2001, and for the three month periods ended July 1, 2001, and July 2, 2000.

    The pro forma adjustments are preliminary and based on GlobeSpan management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

    The pro forma financial data is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of GlobeSpan Virata after the merger or the financial position or results of operations had the merger actually been effected on January 1, 2001 or 2000.

                             GLOBESPAN VIRATA, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                  GLOBESPAN
                                                       GLOBESPAN      VIRATA      PRO FORMA         VIRATA
                                                       HISTORICAL   HISTORICAL   ADJUSTMENTS      PRO FORMA
                                                       ----------   ----------   -----------      ----------
                                                   ASSETS
Current Assets:
  Cash and cash equivalents..........................  $  181,756   $  256,686   $        --      $  438,442
  Short-term investments.............................      23,298      173,474            --         196,772
  Accounts receivable, net...........................      17,923        6,715            --          24,638
  Inventories, net...................................      61,938       13,854            --          75,792
  Deferred income taxes..............................      23,566           --            --          23,586
  Prepaid expenses and other current assets..........       4,677        7,554            --          12,231
                                                       ----------   ----------   -----------      ----------
      Total current assets...........................     313,158      458,283            --         771,441
                                                       ----------   ----------   -----------      ----------
Property and equipment, net..........................      25,658       18,483                        44,141
Intangible assets, net...............................     546,344      319,020      (319,020)a       642,102
                                                                                      95,758 a
Investments..........................................          --       66,151            --          66,151
Other assets.........................................       7,269        5,243            --          12,512
                                                       ----------   ----------   -----------      ----------
      Total assets...................................  $  892,429      867,180      (223,262)     $1,536,347
                                                       ==========   ==========   ===========      ==========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...................................  $   15,049        4,683            --      $   19,732
  Accounts payable to affiliates.....................       1,771           --            --           1,771
  Accrued restructuring costs........................      39,404           --            --          39,404
  Accrued expenses and other liabilities.............      17,825       21,832        10,500 b        50,157
  Payroll and related benefit related liabilities....      13,674        4,526         1,000 c        19,200
  Current portion of capital lease obligations.......       2,301        1,871            --           4,172
                                                       ----------   ----------   -----------      ----------
      Total current liabilities......................      90,024       32,912        11,500         134,436
                                                       ----------   ----------   -----------      ----------
  Other long-term liabilities........................       1,708          333            --           2,041
  Convertible subordinated note......................     130,000           --            --         130,000
  Deferred income taxes..............................      23,566           --            --          23,566
  Capital lease obligations, less current portion....       2,409        1,007            --           3,416
                                                       ----------   ----------   -----------      ----------
      Total liabilities..............................     247,707       34,252        11,500         293,459
                                                       ----------   ----------   -----------      ----------
Stockholders' Equity
  Preferred stock....................................          --           --                            --
  Common stock.......................................          73           64           (64)d           138
                                                                                          65 d
  Stock purchase warrants............................           1           --            --               1
  Notes receivable from stock sales..................      (4,969)          --            --          (4,969)
  Additional paid in capital.........................   1,063,233    1,138,797    (1,138,797)d     1,670,734
                                                                                     598,101 d
                                                                                       9,400 d
  Deferred stock compensation........................     (54,951)     (13,514)       13,514 d       (64,351)
                                                                                      (9,400)d
  Accumulated deficit................................    (358,434)    (293,125)      293,125 d      (358,434)
  Accumulated other comprehensive loss...............        (231)         706          (706)d          (231)
                                                       ----------   ----------   -----------      ----------
      Total stockholders' equity.....................     644,722      832,928      (234,762)      1,242,888
                                                       ----------   ----------   -----------      ----------
      Total liabilities and stockholders' equity.....  $  892,429   $  867,180   $  (223,262)     $1,536,347
                                                       ==========   ==========   ===========      ==========

              The accompanying notes are an integral part of these
               pro forma condensed combined financial statements.

                             GLOBESPAN VIRATA, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                             GLOBESPAN
                                                  GLOBESPAN      VIRATA      PRO FORMA        VIRATA
                                                  HISTORICAL   HISTORICAL   ADJUSTMENTS      PRO FORMA
                                                  ----------   ----------   -----------      ---------
Net Product Revenues............................  $ 153,110     $ 39,633      $     --       $ 192,743
Cancellation Revenues...........................     15,391           --            --          15,391
                                                  ---------     --------      --------       ---------
      Total Net Revenues........................    168,501       39,633            --         208,134
Cost of sales...................................     67,638       28,009            --          95,647
Cost of sales related to Cancellation
  Revenues......................................      1,075           --            --           1,075
Cost of sales -- Provision for excess and
  obsolete inventory............................     48,967           --            --          48,967
                                                  ---------     --------      --------       ---------
      Gross profit..............................     50,821       11,624            --          62,445
                                                  ---------     --------      --------       ---------
Operating expenses:
      Research and development..................     75,138       26,488        (1,674)e       101,832
                                                                                 1,880 e
      Selling, general and administrative.......     24,545       22,373          (372)e        47,016
                                                                                   470 e
      Restructuring and other charges...........     44,752        6,038            --          50,790
      Amortization of intangibles...............    102,906       55,533       (55,533)f       118,866
                                                                                15,960 f
                                                  ---------     --------      --------       ---------
        Total operating expenses................    247,341      110,432       (39,269)        318,504

Loss from operations............................   (196,520)     (98,808)       39,269        (256,059)
Interest income, net............................      1,147       12,228                        13,375
                                                  ---------     --------      --------       ---------
Loss before income taxes and extraordinary
  item..........................................   (195,373)     (86,580)       39,269        (242,684)
Benefit for income taxes........................     (3,391)          --            --          (3,391)
                                                  ---------     --------      --------       ---------
Loss before extraordinary item..................  $(191,982)    $(86,580)     $ 39,269       $(239,293)
                                                  =========     ========      ========       =========
Basic and diluted loss before extraordinary
  item..........................................  $   (2.68)                           g     $   (1.75)
                                                  =========                                  =========
Shares used in computing loss per share -- basic
  and diluted...................................     71,763                     65,149 g       136,912
                                                  =========                   ========       =========

              The accompanying notes are an integral part of these
               pro forma condensed combined financial statements.

                             GLOBESPAN VIRATA, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                          GLOBESPAN
                                                 GLOBESPAN    VIRATA      PRO FORMA        VIRATA
                                                 PRO FORMA   PRO FORMA   ADJUSTMENTS      PRO FORMA
                                                 ---------   ---------   -----------      ---------
Net Revenues...................................  $ 349,556   $ 127,395    $      --       $ 476,951
Cost of sales..................................    142,533      75,773           --         218,306
                                                 ---------   ---------    ---------       ---------
Gross profit...................................    207,023      51,622           --         258,645
                                                 ---------   ---------    ---------       ---------
Operating expenses:
      Research and development.................    136,295      44,160       (3,660)e       180,555
                                                                              3,760 e
      Selling, general and administrative......     58,770      47,716       (1,692)e       105,734
                                                                                940 e
      Amortization of intangibles..............    205,734     110,973     (110,973)f       237,653
                                                                             31,919 f
                                                 ---------   ---------    ---------       ---------
        Total operating expenses...............    400,799     202,849      (79,706)        523,942
                                                 ---------   ---------    ---------       ---------
Loss from operations...........................   (193,776)   (151,227)      79,706        (265,297)
Foreign exchange gain..........................         63          --           --              63
Interest income, net...........................      2,220      23,801           --          26,021
Interest expense, non-cash.....................    (43,439)         --           --         (43,439)
                                                 ---------   ---------    ---------       ---------
Loss before income taxes and extraordinary
  item.........................................   (234,932)   (127,426)      79,706        (282,652)
Provision for income taxes.....................     15,131          --           --          15,131
                                                 ---------   ---------    ---------       ---------
Loss before extraordinary item.................  $(250,063)  $(127,426)   $  79,706       $(297,783)
                                                 =========   =========    =========       =========
Basic and diluted loss before extraordinary
  item.........................................  $   (3.67)                         g     $   (2.23)
                                                 =========                                =========
Shares used in computing loss per share --
  basic and diluted............................     68,138                   65,149 g       133,287
                                                 =========                =========       =========

              The accompanying notes are an integral part of these
               pro forma condensed combined financial statements

                          NOTES TO UNAUDITED PRO FORMA

       CONDENSED COMBINED FINANCIAL STATEMENTS OF GLOBESPAN VIRATA, INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1. BASIS OF PRESENTATION

    The pro forma balance sheet was prepared by combining the historical unaudited consolidated balance sheet data as of June 30, 2001 for GlobeSpan and the historical unaudited consolidated balance sheet data as of July 1, 2001 for Virata. The pro forma statement of operations for the six months ended June 30, 2001 has been prepared utilizing the GlobeSpan historical unaudited consolidated statement of operations data for the six months ended June 30, 2001 and the Virata historical unaudited consolidated statement of operations data for the six months ended July 1, 2001 assuming the merger had occurred on January 1, 2001. The pro forma statement of operations for the twelve months ended
December 31, 2000 has been prepared utilizing the unaudited pro forma consolidated statement of operations data for GlobeSpan for the twelve month period ended December 31, 2000 and the unaudited pro forma consolidated statement of operations data for Virata for the twelve months ended April 1, 2001. In addition to giving effect to the merger, these pro forma results have been adjusted to present the financial results of significant transactions and acquisitions of GlobeSpan and Virata during the twelve months ended
December 31, 2000 and the twelve months ended April 1, 2001, as if they occurred at the beginning of each company's twelve month period, in accordance with
Article 3 of Regulation S-X. The merger has not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the merger will be consummated in the future.

(a) The following represents the elimination of Virata's historical intangible assets of $319,020 and the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Virata at June 30, 2001, and is for illustrative purposes only. Actual fair values will be based on financial information as of the acquisition date. Assuming the transaction had occurred on June 30, 2001, the preliminary allocation would have been as follows:

Tangible assets acquired at fair value......................  $548,160
Costs in excess of the net tangible assets of the acquired
  business(1)...............................................    95,758
Acquisition costs...........................................   (10,500)
Liabilities assumed.........................................   (35,252)
                                                              --------
Total purchase price(2).....................................  $598,166
                                                              ========

------------------------

    (1) The costs in excess of tangible assets of the acquired business have been allocated on a preliminary basis as follows:

Technology..................................................  $ 60,000
Trademarks..................................................     5,758
Customer Relationships......................................    30,000
                                                              --------
Total intangible assets.....................................  $ 95,758
                                                              ========

    (2) The purchase price consists of 65,149 shares of common stock exchanged and employee stock options valued at approximately $566,666 and $31,500, respectively, based upon GlobeSpan's stock price a few days before and after the companies reached agreement and the proposed transaction was announced.

                          NOTES TO UNAUDITED PRO FORMA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1. BASIS OF PRESENTATION (CONTINUED)
(b) In connection with the merger, GlobeSpan has estimated acquisition expenses of $10,500, reflected as an adjustment to purchase price.

(c) In connection with employment arrangements certain employees may be entitled to receive up to an aggregate of $1,000 upon consummation of the merger.

(d) Reflects the elimination of Virata stockholder's equity, in accordance with purchase business combination accounting, and the recording of $598,166 as a result of the issuance of additional GlobeSpan common shares and vested Virata options converted by GlobeSpan to effect the merger. Additionally, reflects unvested Virata options converted by GlobeSpan in the approximate amount of $9,400, refer to (e) for further information related to deferred compensation.

(e) Reflects the elimination of deferred compensation recorded by Virata during the periods presented and the amortization of deferred compensation recorded by GlobeSpan as a result of the assumption of unvested Virata options. In conjunction with the merger, GlobeSpan will convert unvested Virata options into GlobeSpan options. GlobeSpan will record deferred compensation of approximately $9,400, based on the estimated intrinsic value of the unvested options to be converted at the date of the acquisition. This deferred compensation will be recorded to expense on a straight-line basis over the weighted average vesting period of approximately 24 months.

(f) Reflects the elimination of the amortization of intangible assets which were recorded by Virata, in conjunction with their acquisitions and the amortization of the amortizable intangible assets of $95,758 recorded as a result of the preliminary purchase price allocation, over an estimated useful life of 36 months, for the periods presented.

(g) The pro forma basic and diluted loss per common share is computed by dividing the loss before extraordinary item by the weighted average number of common shares outstanding, reflecting an additional 65,149 shares of GlobeSpan's common stock issued in connection with the merger, which are assumed to be outstanding for the respective periods presented.

                  GLOBESPAN UNAUDITED PRO FORMA FINANCIAL DATA

    The accompanying unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2000 gives effect to the Ficon Technology, Inc., T.sqware, Inc. and iCompression, Inc. acquisitions which were each accounted for under the purchase method of accounting, as if each had occurred on January 1, 2000. The pro forma statement of operations is based on historical results of operations of GlobeSpan, Inc. for the year ended
December 31, 2000 and the results of operations of the acquired businesses from January 1, 2000 through their respective acquisition dates.

    The pro forma statement of operations and accompanying notes should be read in conjunction with and are qualified by the historical financial statements of GlobeSpan incorporated by reference in this joint proxy statement/prospectus, and the historical statements of operations for T.sqware and iCompression, in each case for the three months ended March 31, 2000, incorporated by reference in this joint proxy statement/prospectus.

    The pro forma financial data is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of GlobeSpan after the acquisitions or of the financial position or results of operations of GlobeSpan that would have actually occurred had the acquisitions been effected on January 1, 2000.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                             PRO FORMA ADJUSTMENTS
                                                         --------------------------------------------------------------
                                            GLOBESPAN     FICON     T.SQWARE   ICOMPRESSION   ADJUSTMENTS    PRO FORMA
                                           -----------   --------   --------   ------------   -----------   -----------
Net revenues.............................  $   348,098    $  60     $    550     $   848      $       --    $   349,556
Cost of sales............................      142,430                     0         103              --        142,533
                                           -----------    -----     --------     -------      ----------    -----------
Gross profit.............................      205,668       60          550         745              --        207,023
Operating expenses
  Research and development...............      115,411      532       16,623       3,729              --        136,295
  Selling, general and administrative....       53,504       68        3,893         504             801(a)      58,770
  Amortization of intangibles............      131,832       --           --          --          13,669(b)     205,734
                                                                                                  41,538(c)
                                                                                                   8,583(d)
                                                                                                  10,112(e)
  In-process research and development....       44,854       --           --          --         (44,854)(f)          --
                                           -----------    -----     --------     -------      ----------    -----------
    Total operating expenses.............      345,601      600       20,516       4,233          29,849        400,799
                                           -----------    -----     --------     -------      ----------    -----------
(Loss) from operations...................     (139,933)    (540)     (19,966)     (3,488)        (29,849)      (193,776)
Foreign exchange gain....................           63       --           --          --              --             63
Interest income..........................        4,902       --          407         427              --          5,736
Interest expense.........................       (3,000)      --         (380)       (136)             --         (3,516)
Interest expense, non-cash...............      (43,439)      --           --          --              --        (43,439)
                                           -----------    -----     --------     -------      ----------    -----------
(Loss) before income taxes and
  extraordinary item.....................     (181,407)    (540)     (19,939)     (3,197)        (29,849)      (234,932)
Provision (benefit) for income taxes.....       15,131                                                           15,131
                                           ===========    =====     ========     =======      ==========    ===========
Loss before extraordinary item...........  $  (196,538)   $(540)    $(19,939)    $(3,197)     $  (29,849)   $  (250,063)
                                           ===========    =====     ========     =======      ==========    ===========
Basic and diluted loss before
  extraordinary items....................  $     (3.03)                                                     $     (3.67)
                                           ===========                                                      ===========
Shares used in computing net loss per
  share-- basic and diluted..............   64,924,000                                         3,214,298(g)  68,138,297
                                                                                                 999,999(a)

              The accompanying notes are an integral part of these
               pro forma condensed combined financial statements.

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) In connection with the acquisition of Ficon by GlobeSpan, 773,760 shares of restricted common stock were issued to Ficon employees and its principal shareholder, contingent upon continued employment with the merged companies. GlobeSpan recorded deferred compensation of approximately $29,522 which is being amortized as compensation expense over the vesting period, generally three years, in accordance with EITF 95-8, "Accounting for contingent consideration Paid to Shareholders of an Acquired Enterprise in a Purchase Business Combination," or $801 per month. Such expense has been included as a pro forma adjustment.

    An additional 999,999 shares of common stock were issued upon completion of certain development activities as provided in the merger agreement.

(b) The pro forma adjustments relating to the acquisition of T.sqware reflect four months of amortization expense for the year ended December 31, 2000, assuming the transaction had occurred on January 1, 2000. The value of the goodwill and intangible assets at January 1, 2000 would have been approximately $162,000. Goodwill and other intangible assets are being amortized over four years. Such amount approximates $13,669 for the four months prior to acquisition.

(c) The pro forma adjustments relating to the acquisition of iCompression reflect approximately six months of amortization expense for the year ended December 31, 2000, assuming the transaction had occurred on January 1, 2000. The value of the goodwill and intangible assets at January 1, 2000 would have been approximately $327,900. Goodwill and other intangible assets are being amortized over approximately four years. Such amount approximates $41,538 for the six months prior to acquisitions.

(d) The pro forma adjustment reflects approximately one month of amortization expense for the year ended December 31, 2000 relating to the Ficon acquisition assuming the transaction had occurred on January 1, 2000. The value of the goodwill and intangible assets at January 1, 2000 would have been approximately $34,100, including the effects of contingent consideration issued subsequent to the date of acquisition. Goodwill and other intangible assets are being amortized over the expected estimated period of benefit ranging from two to four years. Such amount would approximate $8,583, including the effects of the contingent consideration.

(e) In connection with the acquisition of assets of PairGain on February 24, 2000, GlobeSpan (i) exchanged 3,243,591 shares of its common stock valued at $152,706, and (2) issued a $90,000 subordinated redeemable convertible note, which was redeemed during the third quarter of 2000. The redemption of the beneficial conversion feature resulted in GlobeSpan recording an extraordinary gain in an amount equal to the non-cash interest expense recorded on the note. The non-cash interest expense has not been eliminated form the pro forma statements.

    The value of intangible assets acquired from PairGain at January 1, 2000 was approximately $245,000, amortized over approximately four years. Such amount approximates $10,112 for two months through February 24, 2000, the date of acquisition.

(f) Represents the elimination of purchased in-process research and development recorded in connection with the acquisitions of T.sqware, iCompression and Ficon.

(g) The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding, reflecting an additional 3,214,298 shares of GlobeSpan's common stock issued in connection with its acquisition of T.sqware, iCompression and Ficon, such shares are assumed to be outstanding for the entire period.

                   VIRATA UNAUDITED PRO FORMA FINANCIAL DATA

    On April 27, 2000, Virata Corporation completed its acquisition of Inverness Systems, Ltd. Under the terms of the merger agreement, 2,006,440 shares of Virata common stock were exchanged for all of the outstanding capital stock of Inverness. In addition, employee options to purchase shares of Inverness common stock were exchanged for options to purchase 517,896 shares of Virata common stock.

    On August 16, 2000, Virata completed its acquisition of Agranat
Systems, Inc. Under the terms of the merger agreement, 430,188 shares of Virata common stock were exchanged for all of the outstanding capital stock of Agranat Systems. In addition, employee options to purchase shares of Agranat Systems common stock were exchanged for options to purchase 61,064 shares of Virata common stock.

    On August 22, 2000, Virata completed its acquisition of Excess Bandwidth Corporation. Under the terms of the merger agreement, 5,702,731 shares of Virata common stock were exchanged for all of the outstanding capital stock of Excess Bandwidth. In addition, options and warrants to purchase shares of Excess Bandwidth common stock were exchanged for options and warrants to purchase 599,553 shares of Virata common stock.

    The acquisitions have been accounted for as purchase business combinations in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" and accordingly, the purchase price was allocated to the net tangible and identifiable tangible assets acquired and liabilities assumed on the closing dates. The allocations of the purchase price of all three acquisitions to the net tangible and identifiable tangible assets and goodwill were based on independent appraisals. The aggregate purchase price of the acquisitions is as follows (in thousands):

    The valuations of intangible assets acquired were based on independent appraisals. Assuming that the acquisitions had occurred on April 3, 2000, the purchase price allocation would have been as follows:

                                                                                EXCESS
                                                        INVERNESS   AGRANAT    BANDWIDTH    TOTAL
                                                        ---------   --------   ---------   --------
Shares of Virata common stock.........................   $77,590    $23,693    $285,030    $386,313
Options to purchase Virata common stock...............    20,010      3,317      24,889      48,216
Direct acquisition costs..............................       750        200       8,800       9,750
                                                         -------    -------    --------    --------
                                                         $98,350    $27,210    $318,719    $444,279
                                                         =======    =======    ========    ========

The valuation of intangible assets acquired were based on independent appraisals. Assuming that the acquisitions had occurred on April 3, 2000, the purchase price allocation would have been as follows:

                                                        INVERNESS   AGRANAT     EXCESS
                                                         SYSTEMS    SYSTEMS    BANDWIDTH    TOTAL
                                                        ---------   --------   ---------   --------
                                                                      (IN THOUSANDS)
Fair value of assets acquired and liabilities
  assumed.............................................   $ 1,417    $  (862)   $  2,892    $  3,447
Assembled workforce...................................       580        730       1,504       2,814
Contracts.............................................        --        344       4,611       4,955
Customer base.........................................     1,140      3,455          --       4,595
Technology............................................     9,510      8,826      68,426      86,762
Tradename.............................................        60         --          --          60
In-process research and development...................     1,170        564      79,328      81,062
Deferred compensation resulting from unvested options
  assumed.............................................        --      1,346      17,304      18,650
Goodwill..............................................    84,473     12,807     144,654     241,934
                                                         -------    -------    --------    --------
Total.................................................   $98,350    $27,210    $318,719    $444,279
                                                         =======    =======    ========    ========

    The accompanying unaudited pro forma condensed combined statement of operations combines Virata's audited consolidated statement of operations for the year ended April 1, 2001 with Inverness' statement of operations for the period from April 3, 2000 to April 27, 2000, Agranat's statement of operations for the period from April 3, 2000 to August 16, 2000 and Excess Bandwidth's statement of operations for the period from April 3, 2000 to August 22, 2000, and gives effect to the acquisitions as if they occurred on April 3, 2000. The results of operations from the dates of acquisition to April 1, 2001 are included in Virata's audited consolidated statement of operations for the year ended April 1, 2001.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 1, 2001
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                       VIRATA
                                                                         EXCESS                       PROFORMA
                                      VIRATA     INVERNESS   AGRANAT    BANDWIDTH   ADJUSTMENTS       COMBINED
                                     ---------   ---------   --------   ---------   -----------       ---------
                                                                   (IN THOUSANDS)
Revenues...........................  $ 126,273     $   1      $1,121     $    --      $     --        $ 127,395
Cost of revenues...................     75,678        --          95          --            --           75,773
                                     ---------     -----      ------     -------      --------        ---------
Gross profit.......................     50,595         1       1,026          --            --           51,622
                                     ---------     -----      ------     -------      --------        ---------
Operating expenses
  Research and development.........     34,626        65         259       4,799            --           39,749
                                     ---------     -----      ------     -------      --------        ---------
  Sales and marketing..............     22,168       364         426         399            --           23,357
  General and administrative.......     19,549        47         150         349            --           20,095
  National Insurance Contribution
    on options.....................      3,323        --          --          --            --            3,323
  Amortization of stock
    compensation...................      3,423        --          --          --         1,929 (A)        5,352
  Amortization of intangible
    assets.........................     81,995        --          --          --        28,978 (A)      110,973
  In-process research and
    development....................     81,062        --          --          --       (81,062)(B)           --
                                     ---------     -----      ------     -------      --------        ---------
Total operating expenses...........    246,146       476         835       5,547       (50,155)         202,849
                                     ---------     -----      ------     -------      --------        ---------
Income (loss) from operations......   (195,551)     (475)        191      (5,547)       50,155         (151,227)
Interest and other income
 (expense), net....................     23,775        --         (16)         42            --           23,801
                                     ---------     -----      ------     -------      --------        ---------
Income (loss) before income
 taxes.............................   (171,776)       --         175      (5,505)       50,155         (127,426)
Provision for income taxes.........         --        --          --          --                             --
                                     ---------     -----      ------     -------      --------        ---------
Net income (loss)..................  $(171,776)    $(475)     $  175     $(5,505)     $ 50,155        $(127,426)
                                     ---------     -----      ------     -------      --------        ---------
Basic and diluted net loss per
 share.............................  $   (3.23)                                                       $   (2.12)
                                     ---------                                                        ---------
Weighted average common shares--
 basic and diluted.................     53,263                                           6,874           60,137
                                     ---------                                        --------        ---------

NOTE 1--PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(A) To reflect the additional amortization of intangible assets and deferred stock compensation as if the acquisitions occurred on April 3, 2000.

(B) To eliminate one-time charges associated with the acquisitions of Inverness, Agranat and Excess Bandwidth, which have been included within the results of Virata's statement of operations for the year ended April 1, 2001.

              The accompanying notes are an integral part of these
               pro forma condensed combined financial statements.

                            MARKET PRICE INFORMATION

    GlobeSpan common stock trades on the Nasdaq National Market under the symbol "GSPN." Virata common stock is listed on the Nasdaq National Market under the symbol "VRTA."

    The table below shows, for the calendar quarters indicated, the reported high and low sale prices of GlobeSpan and Virata common stock as reported on the Nasdaq National Market, in each case based on published financial sources. All stock prices have been adjusted to reflect stock splits.

                                                                  GLOBESPAN              VIRATA
                                                                COMMON STOCK          COMMON STOCK
                                                             -------------------   -------------------
                                                               HIGH       LOW        HIGH       LOW
                                                             --------   --------   --------   --------
1999
2nd Quarter (from June 23, 1999 for GlobeSpan)............   $ 14.38     $ 8.79         --         --
3rd Quarter...............................................   $ 39.42     $14.33         --         --
4th Quarter (from November 17, 1999 for Virata)...........   $ 30.96     $16.33    $ 20.50     $12.00

2000
1st Quarter...............................................   $167.00     $23.58    $111.00     $13.50
2nd Quarter...............................................   $128.00     $42.00    $ 72.06     $30.00
3rd Quarter...............................................   $148.50     $95.50    $ 85.56     $46.00
4th Quarter...............................................   $129.89     $17.69    $ 71.00     $ 6.81

2001
1st Quarter...............................................   $ 44.75     $18.00    $ 17.63     $ 8.38
2nd Quarter...............................................   $ 27.20     $ 8.09    $ 15.40     $ 8.92
3rd Quarter...............................................   $ 18.42     $ 8.32    $ 14.15     $ 8.46
4th Quarter (through October 18, 2001)....................   $ 12.71     $ 8.05    $ 12.58     $ 7.92

    The following table presents trading information for the GlobeSpan common stock and Virata common stock on September 28, 2001, and October 18, 2001. September 28, 2001, was the last full trading day before our announcement of the signing of the merger agreement. October 18, 2001, was the last practicable trading day for which information was available before the date of this document. We cannot assure you what the market prices of the GlobeSpan common stock will be at the merger date. You should obtain current market quotations.

                                                     GLOBESPAN        VIRATA
                                                    COMMON STOCK   COMMON STOCK
                                                    ------------   ------------
Closing price on September 28, 2001...............     $ 9.04         $ 9.98
Closing price on October 18, 2001.................     $10.33         $10.25

    Neither GlobeSpan nor Virata has ever declared or paid cash dividends on its capital stock. GlobeSpan does not anticipate paying cash dividends on its common stock in the foreseeable future.

                     DESCRIPTION OF GLOBESPAN CAPITAL STOCK

    The following description summarizes the material terms of GlobeSpan's common stock. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to GlobeSpan's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this document is a part.

    GlobeSpan's Amended and Restated Certificate of Incorporation authorizes GlobeSpan to issue 400,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. No other classes of capital stock are authorized under GlobeSpan's Certificate of Incorporation.

    As of             , 2001, there were             shares of common stock
outstanding that were held of record by approximately             stockholders,
and no shares of preferred stock were outstanding.

COMMON STOCK

    Holders of GlobeSpan common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are also entitled to receive any dividends on a pro rata basis declared by GlobeSpan's board of directors out of legally available funds. In the event of GlobeSpan's liquidation, dissolution or winding up, holders of GlobeSpan common stock are entitled to share on a pro rata basis in all assets remaining after payment of liabilities. GlobeSpan's common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to GlobeSpan common stock. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

    GlobeSpan's board of directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of undesignated preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The GlobeSpan board of directors will have the authority to issue the undesignated preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of GlobeSpan preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by GlobeSpan's stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by GlobeSpan's stockholders and may adversely affect the voting and other rights of holders of GlobeSpan common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of holders of our common stock, including the loss of voting control to others. At present, GlobeSpan has no plans to issue any preferred stock.

WARRANTS

    In May 1999, GlobeSpan issued a warrant to purchase an aggregate of 450,000 share of GlobeSpan common stock, with a five year term expiring June 23, 2004, at an exercise price determined as follows:

    - For the first 112,500 shares, the exercise price is $5.00 per share;

    - For the second 112,500 shares, the exercise price is $6.25 per share;

    - For the third 112,500 shares, the exercise price is $7.50 per share; and

    - For the remaining 112,500 shares, the exercise price is $8.75 per share.

    The foregoing warrant can either be exercised by payment for the underlying shares in cash or by a net exercise.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND PROVISIONS OF GLOBESPAN'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

    GlobeSpan's amended and restated certificate of incorporation provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. GlobeSpan's amended and restated certificate of incorporation and bylaws provide that directors may be removed only for cause and only upon the vote of 80% of GlobeSpan's outstanding shares. These provisions of GlobeSpan's amended and restated certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of GlobeSpan. These provisions are designed to enhance the likelihood of continuity and stability in the composition of GlobeSpan's board of directors and in the policies formulated by the board of directors and to discourage some types of transactions that may involve an actual or threatened change of control of GlobeSpan. GlobeSpan's bylaws also provide that a special meeting of stockholders may be called by the president or upon the request of stockholders owning at least 25% of GlobeSpan's capital stock.

EXCLUSION FROM SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Section 203 of the Delaware General Corporation Law is a business combination statute that generally prohibits an "interested stockholder," defined generally as a person beneficially owning 15% or more of a corporation's voting stock or an affiliate or associate of such person, from engaging in a "business combination," defined to include a variety of transactions, including mergers and sales of 10% or more of a corporation's assets, with a Delaware corporation for three years following the time at which this person became an interested stockholder. This prohibition does not apply if:

    - the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder;

    - the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and shares held by employee stock ownership plans; or

    - at or subsequent to the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

    Section 203 permits the board of directors of a corporation to defend against takeover attempts and could act as a deterrent to potential takeover attempts as well. GlobeSpan's amended and restated certificate of incorporation contains a provision electing that Section 203 not apply to GlobeSpan. By opting out of Section 203, it will be easier for GlobeSpan to enter into transactions with large stockholders without giving at least 66 2/3% of GlobeSpan's stockholders the opportunity to approve the transaction.

    GlobeSpan's board has determined that it is in the best interests of GlobeSpan not to deter its large stockholders from engaging in a business combination with it and to ensure that it maintains maximum flexibility in pursuing business opportunities, including opportunities with our current large stockholders. GlobeSpan's waiver of Section 203 will make it easier for an interested stockholder to engage in a business combination with GlobeSpan by lowering the requirement of 66 2/3% approval of the disinterested stockholders to a requirement that only a majority of all stockholders approve the transaction. GlobeSpan's board of directors has determined that placing large stockholders on an equal footing with potential outside acquirors is both in the interests of GlobeSpan and its unaffiliated stockholders.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for GlobeSpan's common stock is American Stock Transfer & Trust Company.

                        COMPARISON OF RIGHTS OF HOLDERS
                         OF GLOBESPAN COMMON STOCK AND
                              VIRATA COMMON STOCK

    Upon completion of the merger, holders of Virata common stock will become entitled to receive GlobeSpan common stock. Both GlobeSpan and Virata are corporations organized under the laws of the State of Delaware.

    The following is a summary of some material differences between the rights of holders of GlobeSpan common stock and the holders of Virata common stock. These differences arise from differences between the GlobeSpan amended and restated certificate of incorporation and the GlobeSpan bylaws, on the one hand, and the Virata amended and restated certificate of incorporation and the Virata bylaws, on the other hand. This summary is qualified by the full text of each document. For information as to how to get those documents, see "Where You Can
Find More Information" on page   .

                               RIGHTS OF GLOBESPAN STOCKHOLDERS  RIGHTS OF VIRATA STOCKHOLDERS
                               --------------------------------  -----------------------------
AUTHORIZED CAPITAL STOCK       The authorized capital stock of   The authorized capital stock
                               GlobeSpan consists of: (i)        of Virata consists of: (i)
                               400,000,000 shares of common      450,000,000 shares of common
                               stock and (ii) 10,000,000 shares  stock and (ii) 5,000,000
                               of preferred stock.               shares of preferred stock.

SIZE AND CLASSIFICATION OF     The bylaws of GlobeSpan provide   The bylaws of Virata provide
THE BOARD OF DIRECTORS         that the board of directors       that the board of directors
                               shall consist of any number of    shall consist of no less than
                               members as determined by          three members and no more
                               resolution of the board of        than fourteen members.
                               directors or by the stockholders
                               at an annual meeting.

                               The amended and restated          The amended and restated
                               certificate of incorporation of   certificate of incorporation
                               GlobeSpan provides for one class  of Virata provides that the
                               of directors, each with an        board of directors shall be
                               annual term.                      divided into three classes of
                                                                 directors with staggered
                                                                 terms.

REMOVAL OF DIRECTORS;          The GlobeSpan amended and         The bylaws of Virata provides
VACANCIES                      restated certificate of           that stockholders may remove
                               incorporation provides that       a director for cause upon an
                               stockholders may only remove a    affirmative vote of the
                               director for cause upon an        holders of not less than
                               affirmative vote of the holders   eighty percent (80%) of the
                               of not less than eighty percent   voting power of the then
                               (80%) of the voting power of the  outstanding shares of capital
                               then outstanding shares of        stock entitled to vote.
                               capital stock then entitled to
                               vote.

                               The GlobeSpan amended and         The amended and restated
                               restated certificate of           certificate of incorporation
                                                                 of

                               RIGHTS OF GLOBESPAN STOCKHOLDERS  RIGHTS OF VIRATA STOCKHOLDERS
                               --------------------------------  -----------------------------
                               incorporation provides that any   Virata provides that any
                               vacancy on the board that         vacancy created by the
                               results from an increase in the   removal of a director may
                               number of directors may be        only be filled by an
                               filled by a majority of the       affirmative vote of a
                               directors then in office,         majority of the remaining
                               provided a quorum is present.     directors, although less than
                               Any other vacancy, including      a quorum.
                               that created by the removal of a
                               director, may be filled only by
                               a majority of the directors then
                               in office, even if less than a
                               quorum, or by a sole remaining
                               director.

MEETINGS OF STOCKHOLDERS       The bylaws of GlobeSpan provide   The bylaws of Virata also
                               that a meeting of the             provide that a meeting of the
                               stockholders shall be held each   stockholders shall be held
                               year at a time and place          each year at a time and place
                               designated by the board of        designated by the board of
                               directors. The GlobeSpan bylaws   directors. The Virata bylaws
                               provide that a special meeting    provide that a special
                               may be convened at any time by    meeting may be convened at
                               the president of GlobeSpan, at    any time by the board of
                               the request of the board of       directors, the chairman of
                               directors, or at the request of   the board of directors or the
                               stockholders owning at least      chief executive officer of
                               twenty-five percent (25%) in      Virata.
                               amount of the entire capital
                               stock of the corporation issued
                               and outstanding and entitled to
                               vote.

INDEMNIFICATION OF OFFICERS    The bylaws of GlobeSpan provide   The bylaws of Virata have
AND DIRECTORS                  for indemnification of            similar provisions with
                               directors, officers and           regard to indemnification.
                               employees to the fullest extent   However, the bylaws of Virata
                               permitted by the General          contain a provision limiting
                               Corporation Law of Delaware. In   the obligation of Virata to
                               addition, the bylaws of           pay any expenses in advance
                               GlobeSpan provide that it will    if a determination is made
                               pay any expenses incurred in      (i) by the board of directors
                               defending any indemnified         of Virata by a majority vote
                               action, in advance, upon receipt  of a quorum consisting of
                               of an undertaking by or on        directors who were not
                               behalf of the indemnified party   parties to the proceeding
                               to repay such amount if it shall  that resulted in the
                               ultimately be determined that     indemnification claim, (ii)
                               the indemnified party is not      if such quorum is not
                               entitled to indemnification.      obtainable, evidenced by
                                                                 independent legal counsel in
                                                                 a written opinion, or (iii)
                                                                 by the stockholders, that
                                                                 such person acted in bad
                                                                 faith and in a

                               RIGHTS OF GLOBESPAN STOCKHOLDERS  RIGHTS OF VIRATA STOCKHOLDERS
                               --------------------------------  -----------------------------
                                                                 manner that such person did
                                                                 not believe to be in or not
                                                                 opposed to the best interests
                                                                 of Virata or with respect to
                                                                 any criminal proceeding, that
                                                                 such person believed or had
                                                                 reasonable cause to believe,
                                                                 that his conduct was
                                                                 unlawful.

RIGHTS PLAN                    GlobeSpan does not have a         Virata has entered into a
                               stockholder rights plan and will  rights agreement with
                               not have a rights plan after the  American Stock Transfer &
                               merger is consummated, unless     Trust Company as rights agent
                               one is adopted by the GlobeSpan   pursuant to which each share
                               board of directors.               of Virata common stock is
                                                                 entitled to a right to
                                                                 purchase one ten-thousandth
                                                                 of a share of Series A
                                                                 participating preferred stock
                                                                 exercisable at such time when
                                                                 a person or group of persons
                                                                 publicly announces that they
                                                                 have acquired or intend to
                                                                 acquire 15% or more of Virata
                                                                 common stock.
                                                                 In connection with the
                                                                 proposed merger, Virata has
                                                                 amended its rights agreement
                                                                 to except the transactions
                                                                 contemplated by the merger
                                                                 agreement and the GlobeSpan
                                                                 stockholders agreement from
                                                                 triggering such rights and to
                                                                 provide for the termination
                                                                 of the rights agreement at
                                                                 the effective time of the
                                                                 merger.

ACTION BY UNANIMOUS WRITTEN    The amended and restated          The bylaws of Virata provide
CONSENT OF STOCKHOLDERS        certificate of incorporation of   that any action that is
WITHOUT A MEETING              GlobeSpan provides that no        required to be or that may be
                               action that is required to be or  taken at any special or
                               that may be taken at any annual   annual meeting of
                               or special meeting of             stockholders may be taken
                               stockholders may be taken by      without a meeting, without
                               written consent.                  prior notice and without a
                                                                 vote if a written consent
                                                                 setting forth the action
                                                                 taken is signed by the
                                                                 holders of at least the
                                                                 minimum number of votes that
                                                                 would be necessary to
                                                                 authorize the action at a
                                                                 meeting where all of the
                                                                 shares entitled to vote were
                                                                 present and voted.

                                 LEGAL MATTERS

    The validity of the shares of GlobeSpan common stock to be issued to Virata stockholders pursuant to the merger will be passed upon by Reboul, MacMurray, Hewitt, Maynard and Kristol, counsel to GlobeSpan. Certain tax matters will be passed upon by Gibson, Dunn & Crutcher LLP, counsel to Virata, and Wachtell, Lipton, Rosen & Katz, special counsel to GlobeSpan.

                                    EXPERTS

    The financial statements incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of GlobeSpan for the year ended December 31, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting

    The consolidated financial statements of T.sqware, Inc. (a development stage company) at December 31, 1998 and 1999, and for the years then ended and for the period from February 11, 1997, (Inception) to December 31, 1999, incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of iCompression, Inc. (a development stage company) as of December 31, 1999 and 1998, and for each of the years then ended and for the period from August 1, 1996, (Inception) to December 31, 1999, incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Virata for the year ended April 1, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    Kost, Forer & Gabbay, a member of Ernst & Young International, independent auditors, have audited the consolidated financial statements of Inverness Systems Ltd. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, as set forth in their report incorporated by reference herein. We have incorporated by reference the consolidated financial statements of Inverness Systems Ltd. included in the Registration Statement of Virata Corporation (Form S-1) in this prospectus in reliance upon Kost, Forer & Gabbay's report, given on their authority as experts in accounting and auditing.

    The financial statements of Excess Bandwidth Corporation as of March 31, 2000 and 1999, and for the year ended March 31, 2000, and for the periods from April 23, 1998 (Inception), to March 31, 1999 and 2000, incorporated by reference herein have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Agranat Systems, Inc. as of December 31, 1999 and 1998, and for each of the two years in the period ended December 31, 1999, incorporated by reference herein have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of such firm as experts in accounting and auditing.

                                                                         ANNEX A

--------------------------------------------------------------------------------
                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF OCTOBER 1, 2001
                                  BY AND AMONG
                                GLOBESPAN, INC.,
                             WINE ACQUISITION CORP.
                                      AND
                               VIRATA CORPORATION
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                   PAGE
                                                                                 --------
ARTICLE I     CERTAIN DEFINITIONS..............................................      1

ARTICLE II    THE MERGER.......................................................      6

          2.1 The Merger.......................................................      6
          2.2 Effective Time of the Merger.....................................      6
          2.3 Effects of the Merger............................................      6
          2.4 Closing..........................................................      6
          2.5 Certificate of Incorporation.....................................      7
          2.6 By-Laws..........................................................      7
          2.7 Directors and Officers...........................................      7

ARTICLE III   CONVERSION OF SECURITIES.........................................      7

          3.1 Exchange Ratio...................................................      7
          3.2 Stock Options, Warrants and Equity-Based Awards..................      7
          3.3 Exchange Fund....................................................      8
          3.4 Exchange Procedures..............................................      8
          3.5 Distributions with Respect to Unexchanged Shares.................      9
          3.6 No Further Ownership Rights in Virata Common Stock...............      9
          3.7 No Fractional Shares of GlobeSpan Common Stock...................      9
          3.8 Termination of Exchange Fund.....................................     10
          3.9 No Liability.....................................................     10
          3.10 Investment of the Exchange Fund..................................    10
          3.11 Lost Certificates................................................    10
          3.12 Withholding Rights...............................................    10
          3.13 Further Assurances...............................................    11
          3.14 Stock Transfer Books.............................................    11

ARTICLE IV    REPRESENTATIONS AND WARRANTIES...................................     11

          4.1 Representations and Warranties of Virata.........................     11
              (a)  Corporate Organization......................................     11
              (b)  Capitalization..............................................     12
              (c)  Authority; No Violation.....................................     12
              (d)  Consents and Approvals......................................     13
              (e)  Financial Reports and SEC Documents.........................     13
              (f)  Absence of Undisclosed Liabilities..........................     14
              (g)  Absence of Certain Changes or Events........................     14
              (h)  Legal Proceedings...........................................     14
              (i)  Compliance with Applicable Law..............................     14
              (j)  Contracts...................................................     15
              (k)  Environmental Liability.....................................     15
              (l)  Employee Benefit Plans; Labor Matters.......................     15
              (m)  Intellectual Property.......................................     17
              (n)  State Takeover Laws; Rights Agreement.......................     18
              (o)  Opinion of Financial Advisor................................     18
              (p)  Board Approval..............................................     18
              (q)  Brokers' Fees...............................................     18
              (r)  Taxes.......................................................     18
              (s)  Reorganization under the Code...............................     18
              (t)  Form S-4; Joint Proxy Statement/Prospectus..................     19
              (u)  Ownership of GlobeSpan Stock................................     19

                                                                                   PAGE
                                                                                 --------
          4.2 Representations and Warranties of GlobeSpan......................     19
              (a)  Corporate Organization......................................     19
              (b)  Capitalization..............................................     20
              (c)  Authority; No Violation.....................................     20
              (d)  Consents and Approvals......................................     21
              (e)  Financial Reports and SEC Documents.........................     21
              (f)  Absence of Undisclosed Liabilities..........................     22
              (g)  Absence of Certain Changes or Events........................     22
              (h)  Legal Proceedings...........................................     22
              (i)  Compliance with Applicable Law..............................     23
              (j)  Contracts...................................................     23
              (k)  Environmental Liability.....................................     23
              (l)  Employee Benefit Plans; Labor Matters.......................     24
              (m)  Intellectual Property.......................................     25
              (n)  State Takeover Laws.........................................     26
              (o)  Opinion of Financial Advisor................................     26
              (p)  Board Approval..............................................     26
              (q)  Brokers' Fees...............................................     26
              (r)  Taxes.......................................................     26
              (s)  Reorganization under the Code...............................     27
              (t)  Form S-4; Joint Proxy Statement/Prospectus..................     27
              (u)  Ownership of Virata Stock...................................     27

ARTICLE V     COVENANTS RELATING TO CONDUCT OF BUSINESS........................     27

          5.1 Covenants of Virata..............................................     27
              (a)  Ordinary Course.............................................     27
              (b)  Dividends; Changes in Share Capital.........................     27
              (c)  Issuance of Securities......................................     28
              (d)  Governing Documents.........................................     28
              (e)  No Acquisitions.............................................     28
              (f)  No Dispositions.............................................     28
              (g)  Investments; Indebtedness...................................     28
              (h)  Tax-Free Qualification......................................     28
              (i)  Compensation................................................     29
              (j)  Accounting Methods; Tax Matters.............................     29
              (k)  Litigation..................................................     29
              (l)  Intellectual Property.......................................     29
              (m)  Certain Actions.............................................     29
              (n)  No Related Actions..........................................     29
          5.2 Covenants of GlobeSpan...........................................     29
              (a)  Ordinary Course.............................................     29
              (b)  Dividends, Changes in Share Capital.........................     30
              (c)  Issuance of Securities......................................     30
              (d)  Governing Documents.........................................     30
              (e)  No Acquisitions.............................................     31
              (f)  No Dispositions.............................................     31
              (g)  Investments; Indebtedness...................................     31
              (h)  Tax-Free Qualification......................................     31
              (i)  Compensation................................................     31
              (j)  Accounting Methods; Tax Matters.............................     31
              (k)  Litigation..................................................     32
              (l)  Intellectual Property.......................................     32
              (m)  Certain Actions.............................................     32
              (n)  No Related Actions..........................................     32

                                                                                   PAGE
                                                                                 --------
          5.3 Governmental Filings.............................................     32
          5.4 Control of Other Party's Business................................     32

ARTICLE VI    ADDITIONAL AGREEMENTS............................................     33

          6.1 Preparation of Proxy Statement; Stockholders Meetings............     33
              GlobeSpan Board of Directors and Officers; Headquarters;
          6.2 Integration
              and Transition...................................................
                                                                                    34
          6.3 Access to Information............................................     35
          6.4 Reasonable Commercial Efforts....................................     35
          6.5 Acquisition Proposals............................................     37
          6.6 Fees and Expenses................................................     38
          6.7 Directors' and Officers' Indemnification and Insurance...........     38
          6.8 Employee Benefits................................................     39
          6.9 Public Announcements.............................................     40
          6.10 Listing of Shares of GlobeSpan Common Stock......................    40
          6.11 Affiliates.......................................................    40
          6.12 Section 16 Matters...............................................    40
          6.13 Notification of Certain Matters..................................    41
          6.14 Accountants' Letters.............................................    41
          6.15 Rights Agreement.................................................    41

ARTICLE       CONDITIONS PRECEDENT.............................................
VII.........                                                                        41

          7.1 Conditions to Each Party's Obligation to Effect the Merger.......     41
              (a)  Stockholder Approval........................................     41
              (b)  No Injunctions or Restraints; Illegality....................     41
              (c)  HSR Act; Other Approvals....................................     42
              (d)  NASDAQ Listing..............................................     42
              (e)  Effectiveness of the Form S-4...............................     42
          7.2 Additional Conditions to Obligations of GlobeSpan................     42
              (a)  Representations and Warranties..............................     42
              (b)  Performance of Obligations..................................     42
              (c)  Tax Opinion.................................................     42
          7.3 Additional Conditions to Obligations of Virata...................     42
              (a)  Representations and Warranties..............................     42
              (b)  Performance of Obligations..................................     43
              (c)  Tax Opinion.................................................     43

ARTICLE       TERMINATION AND AMENDMENT........................................
VIII........                                                                        43

          8.1 Termination......................................................     43
          8.2 Effect of Termination............................................     44
          8.3 Amendment........................................................     45
          8.4 Extension; Waiver................................................     45

ARTICLE IX    GENERAL PROVISIONS...............................................     45

          9.1 Non-Survival of Representations, Warranties and Agreements.......     45
          9.2 Notices..........................................................     46
          9.3 Interpretation...................................................     46
          9.4 Counterparts.....................................................     46
          9.5 Entire Agreement; No Third Party Beneficiaries...................     47
          9.6 Governing Law....................................................     47
          9.7 Severability.....................................................     47
          9.8 Assignment.......................................................     47
          9.9 Submission to Jurisdiction; Waivers..............................     47
          9.10 Enforcement......................................................    47

                                LIST OF EXHIBITS

EXHIBIT        TITLE
-------        -----
Exhibit A      Forms of Stockholders Agreement

Exhibit B      Form of Affiliate Agreement

    AGREEMENT AND PLAN OF MERGER, dated as of October 1, 2001 (this "AGREEMENT"), by and among GLOBESPAN, INC., a Delaware corporation ("GLOBESPAN"), WINE ACQUISITION CORP., a Delaware corporation and wholly owned Subsidiary of Globespan ("MERGER SUB"), and VIRATA CORPORATION, a Delaware corporation ("VIRATA").

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Globespan and Virata have approved the combination of Globespan and Virata in a merger-of-equals transaction;

    WHEREAS, the Boards of Directors of Globespan, Merger Sub and Virata have approved the merger of Merger Sub with and into Virata (the "MERGER"), upon the terms and subject to the conditions set forth herein;

    WHEREAS, the Boards of Directors of Globespan and Virata have approved the terms of the Stockholders Agreements attached hereto as EXHIBIT A to be entered into, simultaneously herewith, among Globespan, Virata and certain holders of Globespan Common Stock and Virata Common Stock; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

    As used in this Agreement, the following terms shall have the respective meanings set forth below:

    "ACQUISITION PROPOSAL" shall have the meaning set forth in
Section 6.5(a)(i).

    "AFFILIATE AGREEMENT" shall have the meaning set forth in Section 6.11.

    "AGREEMENT" shall have the meaning set forth in the Preamble.

    "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

    "BENEFIT PLAN" means, with respect to any entity, any employee benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its affiliates or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its affiliates or to which such entity or any of its affiliates contributes or is obligated to contribute, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

    "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York, New York.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and rules and regulations promulgated thereunder.

    "CERTIFICATE OF MERGER" shall have the meaning set forth in Section 2.2.

    "CHANGE IN THE GLOBESPAN RECOMMENDATION" shall have the meaning set forth in
Section 6.1(c).

    "CHANGE IN THE VIRATA RECOMMENDATION" shall have the meaning set forth in
Section 6.1(b).

    "CLOSING" shall have the meaning set forth in Section 2.2.

    "CLOSING DATE" shall have the meaning set forth in Section 2.4.

    "CODE" shall have the meaning set forth in the Recitals.

    "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in
Section 6.3(ii).

    "CONTINUING VIRATA EMPLOYEES" shall have the meaning set forth in
Section 6.8(d).

    "CONTROLLED GROUP LIABILITY" means any and all liabilities (a) under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of
Section 601 ET SEQ. of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 ET SEQ. of ERISA, and (e) under corresponding or similar provisions of foreign laws or regulations.

    "DGCL" means the General Corporation Law of the State of Delaware.

    "DOJ" means the Antitrust Division of the U.S. Department of Justice.

    "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

    "EXCESS SHARES" shall have the meaning set forth in Section 3.7.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE AGENT" shall have the meaning set forth in Section 3.3.

    "EXCHANGE FUND" shall have the meaning set forth in Section 3.3.

    "EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(b).

    "EXPENSES" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

    "FORM S-4" shall have the meaning set forth in Section 4.1(d)(ii).

    "FTC" means the U.S. Federal Trade Commission.

    "GAAP" means U.S. generally accepted accounting principles.

    "GOVERNMENTAL ENTITY" shall have the meaning set forth in
Section 4.1(d)(vi).

    "GLOBESPAN" shall have the meaning set forth in the Preamble.

    "GLOBESPAN 2000 10-K" means Globespan's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC.

    "GLOBESPAN 10-Q" means Globespan's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed with the SEC.

    "GLOBESPAN BENEFIT PLAN" means a Benefit Plan maintained or contributed to by Globespan or a Subsidiary of Globespan, or to which Globespan or any Subsidiary of Globespan is required to contribute.

    "GLOBESPAN CAPITAL STOCK" shall have the meaning set forth in
Section 4.2(b)(i).

    "GLOBESPAN COMMON STOCK" means common stock, par value $0.001 per share, of Globespan.

    "GLOBESPAN CONVERTIBLE NOTES" means the 5 1/4% Convertible Subordinated Notes due 2006 issued pursuant to the Indenture dated as of May 11, 2001 between Globespan and United States Trust Company of New York as Trustee.

    "GLOBESPAN CONTRACT" shall have the meaning set forth in Section 4.2(j).

    "GLOBESPAN DISCLOSURE LETTER" shall have the meaning set forth in
Section 4.2.

    "GLOBESPAN ESPP" means the Globespan Employee Stock Purchase Plan.

    "GLOBESPAN INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 4.2(m)(i).

    "GLOBESPAN PREFERRED STOCK" shall have the meaning set forth in
Section 4.2(b)(i).

    "GLOBESPAN RECOMMENDATION" shall have the meaning set forth in
Section 6.1(c).

    "GLOBESPAN SEC DOCUMENTS" shall have the meaning set forth in
Section 4.2(e).

    "GLOBESPAN STOCK OPTION" shall have the meaning set forth in
Section 3.2(a).

    "GLOBESPAN STOCK PLANS" shall have the meaning set forth in
Section 4.2(b)(i).

    "GLOBESPAN STOCKHOLDER APPROVAL" shall have the meaning set forth in
Section 4.2(c)(i).

    "GLOBESPAN STOCKHOLDERS MEETING" shall have the meaning set forth in
Section 4.2(c)(i).

    "GLOBESPAN TERMINATION FEE" means $30 million.

    "GLOBESPAN WARRANT" shall mean the warrant to purchase 450,000 shares of Globespan Common Stock pursuant to that certain Series A Preferred Stock and Warrant Purchase Agreement between Globespan and Intel Corporation, dated as of May 6, 1999.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INTELLECTUAL PROPERTY" means all trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

    "JOINT PROXY STATEMENT/PROSPECTUS" shall have the meaning set forth in
Section 4.1(d)(ii).

    "KNOWLEDGE" means, with respect to any entity, the knowledge of such entity's executive officers after reasonable inquiry.

    "LIENS" shall have the meaning set forth in Section 4.1(b)(ii).

    "MATERIAL ADVERSE EFFECT" means, with respect to any entity, a material adverse effect on (a) the business, operations, results of operations or financial condition of such entity and its Subsidiaries taken as a whole or
(b) the ability of such entity to consummate the transactions contemplated by this Agreement prior to the Termination Date, except, in each case, for any such effect reasonably attributable to (i) general economic conditions in the United States (including prevailing interest rate and stock market levels), (ii) the general state of the semiconductor industry (other than any such effect which affects such entity in a manner materially worse than the other party and its Subsidiaries taken as a whole) or (iii) the negotiation, announcement, execution, delivery or consummation of the transactions contemplated by, or in compliance with, this Agreement; provided, that any change in the price of Virata Common Stock or Globespan Common Stock from the date hereof shall not be deemed by itself, either alone or in combination with other effects, to constitute a Material Adverse Effect.

    "MERGER" shall have the meaning set forth in the Recitals.

    "MERGER CONSIDERATION" shall have the meaning set forth in Section 3.1(b).

    "MERGER SUB" shall have the meaning set forth in the Preamble.

    "NASDAQ" means The NASDAQ Stock Market.

    "NECESSARY CONSENTS" shall have the meaning set forth in Section 4.1(d)(v).

    "NEW PLANS" shall have the meaning set forth in Section 6.8(b).

    "NON-SUBSIDIARY AFFILIATE" shall have the meaning set forth in
Section 4.1(b)(ii).

    "OLD PLANS" shall have the meaning set forth in Section 6.8(b)(i).

    "OTHER APPROVALS" shall have the meaning set forth in Section 7.1(c).

    "OTHER PARTY" means, with respect to Globespan, Virata, and with respect to Virata, Globespan.

    "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

    "QUALIFYING AMENDMENT" means an amendment or supplement to the Joint Proxy Statement/ Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (a) a Change in the Globespan Recommendation or a Change in the Virata Recommendation (as the case may be), (b) a statement of the reasons of the Board of Directors of Globespan or Virata (as the case may be) for making such Change in the Globespan Recommendation or Change in the Virata Recommendation (as the case may be) and (c) additional information reasonably related to the foregoing.

    "REGULATORY LAW" means the HSR Act, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations,
(b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

    "REQUIRED APPROVALS" shall have the meaning set forth in Section 6.4(a)(i).

    "SEC" means the U.S. Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

    "SUBSIDIARY" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

    "SUPERIOR PROPOSAL" means, with respect to Globespan or Virata, as the case may be, a bona fide written proposal made by a Person other than a party hereto that is (a) for an Acquisition Proposal (except that references in the definition of "Acquisition Proposal" to "20%" shall be "50%") involving such party and (b) on terms which its Board of Directors in good faith concludes (following consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

    "SURVIVING CORPORATION" shall have the meaning set forth in Section 2.1.

    "TAXES" means any and all U.S. federal, state or local, foreign, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, AD VALOREM or value added.

    "TAX RETURN" means any return, report or similar statement (including any attached Schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

    "TERMINATION DATE" shall have the meaning set forth in Section 8.1(b).

    "TRANSITION COMMITTEE" shall have the meaning set forth in Section 6.2(d).

    "TRANSITION PERIOD" shall mean the period beginning at the Effective Time and ending on the date that is 12 months immediately following the Effective Time.

    "VIRATA" shall have the meaning set forth in the Preamble.

    "VIRATA 2001 10-K" means Virata's Annual Report on Form 10-K for the fiscal year ended April 1, 2001, as filed with the SEC.

    "VIRATA 10-Q" means Virata's Quarterly Report on Form 10-Q for the quarter ended July 1, 2001, as filed with the SEC.

    "VIRATA BENEFIT PLAN" means a Benefit Plan maintained or contributed to by Virata or a Subsidiary of Virata, or to which Virata or any Subsidiary of Virata is required to contribute.

    "VIRATA CAPITAL STOCK" shall have the meaning set forth in
Section 4.1(b)(i).

    "VIRATA CERTIFICATE" shall have the meaning set forth in Section 3.1(b).

    "VIRATA COMMON STOCK" means common stock, par value $0.001 per share, of Virata, including the associated Virata Rights.

    "VIRATA CONTRACT" shall have the meaning set forth in Section 4.1(j)(i).

    "VIRATA CONVERTED OPTION" shall have the meaning set forth in
Section 3.2(a).

    "VIRATA DISCLOSURE LETTER" shall have the meaning set forth in Section 4.1.

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    "VIRATA EMPLOYEES" shall have the meaning set forth in Section 6.8(a).

    "VIRATA ESPP" means the Virata 1999 Employee Stock Purchase Plan.

    "VIRATA INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 4.1(m).

    "VIRATA PREFERRED STOCK" shall have the meaning set forth in
Section 4.1(b)(i).

    "VIRATA RECOMMENDATION" shall have the meaning set forth in Section 6.1(b).

    "VIRATA RESERVED SHARES" shall have the meaning set forth in
Section 6.8(c).

    "VIRATA RESTRICTED SHARES" shall have the meaning set forth in
Section 3.2(a).

    "VIRATA RIGHTS" shall mean the preferred share purchase rights issued pursuant to the Virata Rights Agreement.

    "VIRATA RIGHTS AGREEMENT" shall meant the Rights Agreement dated as of May 2, 2001 by and between Virata and American Stock Transfer & Trust Company, as Rights Agent.

    "VIRATA SEC DOCUMENTS" shall have the meaning set forth in Section 4.1(e).

    "VIRATA STOCK OPTION" shall have the meaning set forth in Section 3.2(a).

    "VIRATA STOCK PLANS" shall have the meaning set forth in Section 4.1(b)(i).

    "VIRATA STOCKHOLDER APPROVAL" shall have the meaning set forth in
Section 4.1(c)(i).

    "VIRATA STOCKHOLDERS MEETING" shall have the meaning set forth in
Section 4.1(c)(i).

    "VIRATA TERMINATION FEE" means $30 million.

    "VOTING DEBT" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

                                   ARTICLE II
                                   THE MERGER

    2.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Sub shall be merged with and into Virata, with Virata as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), and the separate existence of Merger Sub shall thereupon cease. As a result of the Merger, Virata will become a wholly owned subsidiary of Globespan.

    2.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective as set forth in a properly executed certificate of merger duly filed with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement (the "CLOSING"), in accordance with Section 2.4. As used in this Agreement, the term "EFFECTIVE TIME" shall mean the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

    2.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Merger Sub and Virata shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Virata shall become the debts, liabilities and duties of the Surviving Corporation.

    2.4 CLOSING. Upon the terms and subject to the conditions hereof and the termination rights set forth in Article VIII, the Closing will take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, 10166 at 10:00 A.M. on the first Business Day following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in
Article VII, unless this Agreement has

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been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to by the parties hereto (the date of the Closing, the "CLOSING DATE").

    2.5 CERTIFICATE OF INCORPORATION. (a) At the Effective Time, the Certificate of Incorporation of Virata in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

    (b) Immediately following the Effective Time, Article 1 of the Certificate of Incorporation of Globespan shall be amended in its entirety to provide that "The name of the Corporation is Globespan Virata, Inc. (the "Corporation")."

    2.6 BY-LAWS. The By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

    2.7 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the individuals set forth on Schedule 2.7 shall be the officers of the Surviving Corporation, holding the office(s) set forth opposite their names, in each case, until their respective successors are duly elected and qualified.

                                  ARTICLE III
                            CONVERSION OF SECURITIES

    3.1 EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Virata Capital Stock:

        (a) All shares of Virata Capital Stock that are held by Virata as treasury stock or that are owned by Virata, Globespan or any of their Subsidiaries (other than those held in a fiduciary capacity for the benefit of third parties) immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

        (b) Subject to Sections 3.1(a) and 3.7, each outstanding share of Virata Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.02 (the "EXCHANGE RATIO") fully paid and nonassessable shares of Globespan Common Stock (the "MERGER CONSIDERATION"). All of such shares of Globespan Common Stock shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof. At the Effective Time, all shares of Virata Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Virata Common Stock (a "VIRATA CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of Virata Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders of Virata Common Stock become entitled all in accordance with this
    Article III upon the surrender of such Virata Certificate.

        (c) If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, Virata Common Stock or Globespan Common Stock, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Virata Common Stock the same economic effect as contemplated by this Agreement prior to such event.

        (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

    3.2 STOCK OPTIONS, WARRANTS AND EQUITY-BASED AWARDS. (a) Each option to purchase Virata Common Stock (a "VIRATA STOCK OPTION") granted under Virata Stock Plans which is outstanding

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immediately prior to the Effective Time shall, at the Effective Time, cease to represent a right to acquire shares of Virata Common Stock and shall be converted (as so converted, a "VIRATA CONVERTED OPTION") into an option to purchase Globespan Common Stock (a "GLOBESPAN STOCK OPTION"), on the same terms and conditions as were applicable under the Virata Stock Option; PROVIDED that the number of shares of Globespan Common Stock subject to each such Virata Converted Option shall be equal to the number of shares of Virata Common Stock subject to the Virata Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up, if necessary, to the nearest whole share of Globespan Common Stock, and such Virata Converted Option shall have an exercise price per share (rounded to the nearest whole cent) equal to the per share exercise price specified in such Virata Stock Option immediately prior to the Effective Time divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any Virata Stock Option to which Section 421 of the Code as of the Effective Time applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. Similarly, each restricted share of Virata Common Stock ("VIRATA RESTRICTED SHARES") outstanding immediately prior to the Effective Time shall be converted at the Effective Time into a number of restricted shares of Globespan Common Stock multiplied by the Exchange Ratio, subject to the same terms and conditions as applied to the Virata Restricted Shares.

    (b) As soon as practicable after the Effective Time, Globespan shall deliver to the holders of Virata Converted Options appropriate notices setting forth such holders' rights pursuant to the respective Virata Stock Plans and agreements evidencing the grants of such Virata Converted Options and stating that such Virata Converted Options and agreements have been assumed by Globespan and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.2 after giving effect to the Merger and the terms of the Virata Stock Plans).

    (c) Prior to the Effective Time, Virata shall take all action necessary in order to adjust the Virata Converted Options in accordance with the terms of this Section 3.2. At or prior to the Effective Time, Globespan shall reserve for issuance a number of shares of Globespan Common Stock at least equal to the number of shares of Globespan Common Stock that will be subject to Virata Converted Options, the Virata Reserved Shares and the Virata Restricted Shares. Immediately following the Effective Time, Globespan shall file a registration statement on Form S-8 (or any successor, or if Form S-8 is not available, other appropriate, forms) with respect to the shares of Globespan Common Stock subject to Virata Converted Options, the Virata Reserved Shares and the Virata Restricted Shares and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    3.3 EXCHANGE FUND. Prior to the Effective Time, Globespan shall appoint American Stock Transfer & Trust Co., or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to Virata, to act as exchange agent hereunder for the purpose of exchanging Virata Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Globespan shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Virata Common Stock, certificates representing the shares of Globespan Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Virata Common Stock. Following the Effective Time, Globespan agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any amounts required under Section 3.5. Any cash and certificates representing Globespan Common Stock deposited with the Exchange Agent (including the proceeds from sales of Excess Shares in accordance with Section 3.7) shall hereinafter be referred to as the "EXCHANGE FUND."

    3.4 EXCHANGE PROCEDURES. Promptly after the Effective Time, Globespan shall cause the Exchange Agent to mail to each holder of a Virata Certificate
(a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title (if a change of title is requested by the holder of the Virata Certificate on the transmittal letter) to the Virata Certificates shall pass, only upon proper delivery of the Virata Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Globespan or Virata may reasonably specify (such letter to be reasonably acceptable to Virata and Globespan prior to the Effective Time) and (b) instructions for effecting the surrender of such Virata Certificates in exchange for the Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Virata Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Virata Certificate shall be entitled to receive in exchange therefor (a) shares of Globespan Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Virata Common Stock then held by such holder) and (b) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Globespan Common Stock pursuant to Section 3.7 and dividends and other distributions pursuant to Section 3.5. No interest will be paid or will accrue on any cash payable pursuant to Section 3.5 or
Section 3.7. In the event of a transfer of ownership of Virata Common Stock that is not registered in the transfer records of Virata, one or more shares of Globespan Common Stock evidencing, in the aggregate, the proper number of shares of Globespan Common Stock, a check in the proper amount of cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Globespan Common Stock pursuant to Section 3.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.5, shall be issued with respect to such Virata Common Stock to such a transferee if the Virata Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    3.5 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Virata Certificate with respect to the shares of Globespan Common Stock that such holder would be entitled to receive upon surrender of such Virata Certificate, and no cash payment in lieu of fractional shares of Globespan Common Stock shall be paid to any such holder pursuant to
Section 3.7 until such holder shall surrender such Virata Certificate in accordance with Section 3.4. Subject to the effect of applicable law, following surrender of any such Virata Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Globespan Common Stock to which such holder is entitled pursuant to Section 3.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Globespan Common Stock and
(b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Globespan Common Stock.

    3.6 NO FURTHER OWNERSHIP RIGHTS IN VIRATA COMMON STOCK. All shares of Globespan Common Stock issued and cash paid upon conversion of shares of Virata Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.5 or 3.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Virata Common Stock.

    3.7 NO FRACTIONAL SHARES OF GLOBESPAN COMMON STOCK. No certificates or scrip or shares of Globespan Common Stock representing fractional shares of Globespan Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Virata Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Globespan or a holder of shares of Globespan Common Stock. In lieu of any such fractional share, each holder of shares of Virata Common Stock that would otherwise have been entitled to a fraction of a share of Globespan Common Stock upon surrender of Virata Certificates

(determined after taking into account all Virata Certificates delivered by such holder) shall be paid, upon such surrender, cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Globespan Common Stock issued pursuant to this Section 3.7. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Globespan Common Stock delivered to the Exchange Agent by Globespan over
(ii) the aggregate number of full shares of Globespan Common Stock to be distributed to holders of Virata Common Stock (such excess, the "EXCESS SHARES"), and the Exchange Agent, as agent for the former holders of Virata Common Stock, shall sell the Excess Shares at the prevailing prices on NASDAQ. The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares shall reduce, but not below zero, the amount of cash paid to holders in respect of fractional shares. Until the net proceeds of such sale have been distributed to the former holders of Virata Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to such former holders of Virata Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders of Virata Common Stock.

    3.8 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Virata Certificates one year after the Effective Time shall, at Globespan's request, be delivered to Globespan or otherwise on the instruction of Globespan, and any holders of Virata Certificates who have not theretofore complied with this Article III shall, after such delivery, look only to Globespan for the Merger Consideration with respect to the shares of Virata Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 3.1 and 3.4, any cash in lieu of fractional shares of Globespan Common Stock to which such holders are entitled pursuant to Section 3.7 and any dividends or distributions with respect to shares of Globespan Common Stock to which such holders are entitled pursuant to Section 3.5. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Virata Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of Globespan free and clear of any claims or interest of any Person previously entitled thereto.

    3.9 NO LIABILITY. None of Globespan, Merger Sub, Virata or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    3.10 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Globespan on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Virata stockholders pursuant to the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Globespan.

    3.11 LOST CERTIFICATES. If any Virata Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Virata Certificate to be lost, stolen or destroyed and, if required by Globespan, the posting by such Person of a bond in such reasonable amount as Globespan may direct as indemnity against any claim that may be made against it with respect to such Virata Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Virata Certificate the Merger Consideration with respect to the shares of Virata Common Stock formerly represented thereby, any cash in lieu of fractional shares of Globespan Common Stock, and unpaid dividends and distributions on shares of Globespan Common Stock deliverable in respect thereof, pursuant to this Agreement.

    3.12 WITHHOLDING RIGHTS. Globespan shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of U.S. state or local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by Globespan, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Globespan.

    3.13 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation, Merger Sub or Virata, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, Merger Sub or Virata, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Globespan or the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    3.14 STOCK TRANSFER BOOKS. The stock transfer books of Virata shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Virata Common Stock thereafter on the records of Virata. On or after the Effective Time, any Virata Certificates presented to the Exchange Agent, Globespan or the Surviving Corporation for any reason shall be converted into the right to receive the Merger Consideration with respect to the shares of Virata Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Globespan Common Stock to which the holders thereof are entitled pursuant to Section 3.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 3.5).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

    4.1 REPRESENTATIONS AND WARRANTIES OF VIRATA. Except as disclosed in the Virata disclosure letter delivered to Globespan concurrently herewith (the "VIRATA DISCLOSURE LETTER") (each section of which qualifies only the correspondingly numbered representation and warranty or covenant of Virata), Virata hereby represents and warrants to Globespan as follows:

        (a) CORPORATE ORGANIZATION. (i) Virata is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Virata has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Virata. True and complete copies of the Certificate of Incorporation and By-Laws of Virata, as in effect as of the date of this Agreement, have previously been made available by Virata to Globespan.

        (ii) Each Subsidiary of Virata (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether U.S. federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and
    (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Virata.

    (b)  CAPITALIZATION.  (i) The authorized capital stock of Virata consists of
(A) 450,000,000 shares of Virata Common Stock, of which, as of September 28, 2001, 63,871,593 shares were issued and outstanding and 51,261 shares were held in treasury and (B) 5,000,000 shares of preferred stock, par value $0.001 per share, of Virata ("VIRATA PREFERRED STOCK," together with the Virata Common Stock, the "VIRATA CAPITAL STOCK"), of which no shares are issued and outstanding. From September 28, 2001 to the date of this Agreement, no shares of Virata Capital Stock have been issued except pursuant to the exercise of options granted under employee and director stock plans of Virata and its Subsidiaries in effect as of the date hereof (the "VIRATA STOCK PLANS"). All of the issued and outstanding shares of Virata Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options and stock issued pursuant to Virata Stock Plans, Virata ESPP and the Virata Rights, Virata does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Virata Capital Stock or any other equity securities of Virata or any securities of Virata representing the right to purchase or otherwise receive any shares of Virata Capital Stock. As of September 28, 2001, no shares of Virata Capital Stock were reserved for issuance, except for 19,278,820 shares of Virata Common Stock reserved for issuance upon the exercise of stock options pursuant to the Virata Stock Plans, 1,464,70 shares of Virata Common Stock reserved for issuance under the Virata ESPP, and 500,000 shares of Series A Preferred Stock reserved for issuance in connection with the Virata Rights Agreement. Virata has no Voting Debt issued or outstanding. As of September 28, 2001, 13,798,529 shares of Virata Common Stock are subject to outstanding Virata Stock Options. Since September 28, 2001, except as permitted by this Agreement, (A) no Virata Common Stock has been issued except in connection with the exercise of issued and outstanding Virata Stock Options and
(B) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Virata Common Stock have been issued, granted or made.

        (ii) Virata owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Virata, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("LIENS"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Virata has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.1(b)(ii) of the Virata Disclosure Letter sets forth a list of each material investment of Virata in the equity (or any security convertible or exchangeable into equity) of any corporation, joint venture, partnership, limited liability company or other entity other than its Subsidiaries, which would be considered a Significant Subsidiary if such investment constituted control of such entity (each a "NON-SUBSIDIARY AFFILIATE").

    (c) AUTHORITY; NO VIOLATION. (i) Virata has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Virata. The Board of Directors of Virata has directed that this Agreement be submitted to Virata stockholders for approval at a meeting of Virata stockholders for the purpose of approving the Merger and this Agreement (the "VIRATA STOCKHOLDERS MEETING"), and, except for the approval of the Merger and of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Virata Common Stock (the "VIRATA STOCKHOLDER APPROVAL"), no other corporate proceedings on the part of Virata are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Virata and (assuming due authorization, execution and delivery by Globespan and Merger Sub) constitutes a valid and binding obligation of Virata, enforceable against Virata in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

        (ii) Neither the execution and delivery of this Agreement by Virata, nor the consummation by Virata of the transactions contemplated hereby, nor compliance by Virata with any of the terms or provisions hereof, will
    (A) violate any provision of the Certificate of Incorporation or By-Laws of Virata, or (B) assuming that the consents and approvals referred to in
    Section 4.1(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Virata, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Virata, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Virata, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults that either individually or in the aggregate will not have a Material Adverse Effect on Virata or the Surviving Corporation.

    (d) CONSENTS AND APPROVALS. Except for (i) the filing of a notification and report form under the HSR Act or any other Regulatory Law and the termination or expiration of the waiting period under the HSR Act and any such other Regulatory Law and any other applicable anti-trust or competition approvals, (ii) the filing with the SEC of a joint proxy statement/prospectus relating to the matters to be submitted to Globespan's stockholders at the Globespan Stockholders Meeting and the matters to be submitted to Virata's stockholders at the Virata Stockholders Meeting (such joint proxy statement/ prospectus, and any amendments or supplements thereto, the "JOINT PROXY STATEMENT/PROSPECTUS") and a registration statement on Form S-4 with respect to the issuance of Globespan Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "FORM S-4"), (iii) the filing of the Certificate of Merger, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NASDAQ, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Globespan Common Stock pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to clauses
(ii) though (v) above, "NECESSARY CONSENTS"), and (vi) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Virata, no consents or approvals of or filings or registrations with any supranational or national, state, municipal or local government, foreign or domestic, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "GOVERNMENTAL ENTITY") are necessary in connection with
(A) the execution and delivery by Virata of this Agreement and (B) the consummation by Virata of the transactions contemplated by this Agreement.

    (e) FINANCIAL REPORTS AND SEC DOCUMENTS. Each of Virata and its Subsidiaries has filed all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by it since September 1, 1999 under the Securities Act or under

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Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed with the SEC (collectively, the "VIRATA SEC DOCUMENTS"). Each of the Virata SEC Documents, including the Virata 2001 10-K and the Virata 10-Q, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date hereof), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Virata SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Virata SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

    (f) ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the audited financial statements (or notes thereto) included in the Virata 2001 10-K, or in the financial statements (or notes thereto) included in the Virata 10-Q, or in the Virata SEC Documents filed prior to the date hereof, neither Virata nor any of its Subsidiaries had at July 1, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (A) are accrued or reserved against in the financial statements in the Virata 2001 10-K, or the Virata 10-Q or reflected in the respective notes thereto or (B) were incurred after July 1, 2001 in the ordinary course of business and consistent with past practices, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Virata, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Virata and its Subsidiaries prepared in accordance with GAAP consistently applied.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. (i) Since July 1, 2001, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Virata.

        (ii) Since July 1, 2001, Virata and its Subsidiaries, taken together as a whole, have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

        (iii) Since July 1, 2001, Virata has not declared any dividends on Virata Common Stock.

    (h) LEGAL PROCEEDINGS. There is no suit, action or proceeding or investigation pending or, to the knowledge of Virata, threatened, against or affecting Virata or any of its Subsidiaries or, to the knowledge of Virata, any basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Virata, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Virata or its Subsidiaries having, or that would reasonably be expected to have, any such effect.

    (i) COMPLIANCE WITH APPLICABLE LAW. Virata and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Virata or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Virata.

    (j) CONTRACTS. (i) Neither Virata nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (B) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Globespan, Virata, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (C) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, or (D) which materially restricts the conduct of any line of business by Virata or any Subsidiary thereof or, upon consummation of the Merger, will materially restrict the ability of Globespan or the Surviving Corporation or any Subsidiary thereof to engage in any line of business. Each contract, arrangement, commitment or understanding of the type described in this Section 4.1(j), whether or not set forth in the Virata Disclosure Letter or in the Virata SEC Documents, is referred to herein as a "VIRATA CONTRACT" (for purposes of clarification, each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, whether or not filed with the SEC, is a Virata Contract).

        (ii) (A) Each Virata Contract is valid and binding on Virata and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) Virata and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Virata Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata, and (C) neither Virata nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Virata or any of its Subsidiaries under any such Virata Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata.

    (k) ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition of, on Virata or any of its Subsidiaries, any liability or obligation arising under common law or under any U.S. federal, state or local environmental statute, regulation or ordinance, including CERCLA, pending or, to the knowledge of Virata, threatened, against Virata or any of its Subsidiaries, which liability or obligation, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata. To the knowledge of Virata, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata.

    (l) EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (i) There does not now exist any, and to the knowledge of Virata, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Virata or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata. No Virata Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

        (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Virata, (A) each of the Virata Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Virata, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the Virata Benefit Plans, any fiduciaries thereof with respect to their duties to the Virata Benefit Plans or the assets of any of the trusts under any of the Virata Benefit Plans that could reasonably be expected to result in any material liability of Virata or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Virata Benefit Plan, any participant in a Virata Benefit Plan, or any other party.

        (iii) Neither Virata nor any Subsidiary of Virata is a party to any collective bargaining or other labor union contract applicable to individuals employed by Virata or any Subsidiary of Virata, and no collective bargaining agreement or other labor union contract is being negotiated by Virata or any Subsidiary of Virata. Except as would not reasonably be expected to have a Material Adverse Effect on Virata,
    (x) there is no labor dispute, strike, slowdown or work stoppage against Virata or any Subsidiary of Virata pending or, to the knowledge of Virata, threatened against Virata or any Subsidiary of Virata and (y) no unfair labor practice or labor charge or complaint has occurred with respect to Virata or any Subsidiary of Virata.

        (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment or benefit (including, without limitation, option acceleration, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Virata or any Subsidiaries of Virata under any Virata Benefit Plan or otherwise; (B) increase any benefits otherwise payable under any Virata Benefit Plan; (C) result in any acceleration of the time of payment or vesting of any such benefits;
    (D) require the funding of any trust or other funding vehicle; or (E) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any Virata Benefit Plan or related trust.

        (v) There has been no disallowance of a deduction, or reasonable expectation of a disallowance of a deduction, under Section 162(m) of the Code for employee compensation of any amount paid or payable by Virata or any Subsidiary of Virata that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata.

        (vi) Section 4.1(l)(vi) of the Virata Disclosure Letter sets forth a list of each material Virata Benefit Plan.

        (vii) Virata has heretofore made available to Globespan true and complete copies of each of the Virata Benefit Plans and (i) the actuarial report for such Virata Benefit Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Virata Benefit Plan, (iii) the summary plan description for such Virata Benefit Plan (if any), and (iv) the Form 5500 for such Virata Benefit Plan (if applicable) for each of the last two years.

        (viii) Each Virata Benefit Plan that is intended to be qualified under
    Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan, and such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Virata Benefit Plan.

        (ix) Except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata, no individual who has been classified by Virata as a non-employee (such as an independent contractor, leased employee or consultant) shall have a claim against Virata for eligibility to participate in any Virata Benefit Plan, if such individual is later reclassified as a Virata employee.

        (x) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Virata, all Virata Benefit Plans subject to the laws of any jurisdiction outside of the United States
    (i) have been maintained in accordance with all applicable requirements,
    (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

        (xi) Virata has taken all action necessary such that the Virata Salary Continuation and Benefit Plan is not a benefit available to current Virata employees and no current Virata employees are entitled to any payments or other benefits under the Virata Salary Continuation and Benefit Plan.

    (m) INTELLECTUAL PROPERTY. (i) Except as would not reasonably be expected to have a Material Adverse Effect on Virata, (A) Virata and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted ("VIRATA INTELLECTUAL PROPERTY"), (B) to the knowledge of Virata, the business and operations of Virata and its Subsidiaries as they are currently conducted does not infringe on or otherwise violate the rights of any third party, and, to the extent Virata Intellectual Property is licensed, Virata's use of the Intellectual Property is in accordance in all material respects with the applicable license pursuant to which Virata acquired the right to use such Intellectual Property, (C) to the knowledge of Virata, no third party is challenging, infringing on or otherwise violating any right of Virata in the Intellectual Property, (D) neither Virata nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of Virata's and its Subsidiaries' business as it is currently conducted, nor has Virata received any demand from any other party to cease and desist from infringement of the other party's Intellectual Property, and (E) to the knowledge of Virata, no Intellectual Property is being used or enforced by Virata or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, estoppel, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of Virata's and its Subsidiaries' business as it is currently conducted.

        (ii) The execution, delivery and performance of this Agreement by Virata and the consummation by Virata of the transactions contemplated hereby will not (A) constitute a breach by Virata or its Subsidiaries of any instrument or agreement governing any Virata Intellectual Property, (B) pursuant to the terms of any license or agreement relating to any Virata Intellectual Property, cause the modification of any terms of any such license or agreement, including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (C) cause the forfeiture or termination of any Virata Intellectual Property under the terms thereof, (D) give rise to a right of forfeiture or termination of any Virata Intellectual Property under the terms thereof or (E) impair the right of Virata, its Subsidiaries, or Globespan to make, have made, offer for sale, use, sell, export or license any products or processes used by Virata and Subsidiaries in the conduct of their business as it is currently configured, except in each case for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Virata.

    (n) STATE TAKEOVER LAWS; RIGHTS AGREEMENT. (i) The Board of Directors of Virata has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

        (ii) Virata has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any person to exercise any Virata Rights under the Virata Rights Agreement or enable or require the Virata Rights to separate from the shares of Virata Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "15% Ownership Date" (as such terms are defined in the Virata Rights Agreement) has occurred. Copies of the Virata Rights Agreement, and all amendments thereto, have previously been made available to Globespan.

    (o) OPINION OF FINANCIAL ADVISOR. The Board of Directors of Virata has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to the holders of Virata Common Stock.

    (p) BOARD APPROVAL. The Board of Directors of Virata, at a meeting duly called and held, has, by unanimous vote of those present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Virata, (ii) approved and adopted this Agreement and (iii) recommended that this Agreement and the transactions contemplated hereby be adopted by the holders of Virata Common Stock.

    (q) BROKERS' FEES. Neither Virata nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid by Virata to Credit Suisse First Boston Corporation in accordance with Virata's written agreement with such firm, a copy of which has been made available to Globespan.

    (r) TAXES. (i) Each of Virata and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Virata. Virata and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Virata. There are no pending or, to the knowledge of Virata, threatened, audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Virata or any Subsidiary of Virata, except for those that would not reasonably be expected to have a Material Adverse Effect on Virata. There are no Liens for Taxes upon the assets of Virata or any Subsidiary of Virata, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any of its U.S. Subsidiaries has been examined by the Internal Revenue Service for any year. Neither Virata nor any of its Subsidiaries has any liability for Taxes of any Person (other than Virata and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Virata. Neither Virata nor any Subsidiary of Virata is a party to any agreement (with any Person other than Virata and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Virata.

        (ii) Virata has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of
    Section 355(e) of the Code in conjunction with the Merger.

    (s) REORGANIZATION UNDER THE CODE. As of the date of this Agreement, neither Virata nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    (t) FORM S-4; JOINT PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Virata or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Globespan Stockholders Meeting and the Virata Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Exchange Act, except that no representation is made by Virata with respect to information supplied by Globespan or Merger Sub for inclusion therein.

    (u) OWNERSHIP OF GLOBESPAN STOCK. As of the date of this Agreement, neither Virata nor any of its Subsidiaries own any shares of Globespan Capital Stock (other than those shares held in a fiduciary capacity for the benefit of third parties).

    4.2 REPRESENTATIONS AND WARRANTIES OF GLOBESPAN. Except as disclosed in the Globespan disclosure letter delivered to Virata concurrently herewith (the "GLOBESPAN DISCLOSURE LETTER") (each section of which qualifies only the correspondingly numbered representation and warranty or covenant of Globespan), each of Globespan and Merger Sub hereby represents and warrants to Virata as follows:

    (a) CORPORATE ORGANIZATION. (i) Globespan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Globespan has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Globespan. True and complete copies of the Certificate of Incorporation and By-Laws of Globespan, as in effect as of the date of this Agreement, have previously been made available by Globespan to Virata.

        (ii) Each Subsidiary of Globespan (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether U.S. federal, state or local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and
    (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Globespan.

        (iii) Merger Sub was formed by Globespan solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business and has incurred no liabilities other than in connection with the transactions contemplated by this Agreement.

    (b) CAPITALIZATION. (i) The authorized capital stock of Globespan consists of (A) 400,000,000 shares of Globespan Common Stock, of which, as of September 28, 2001, 74,281,530 shares were issued and outstanding and no shares were held in treasury and (B) 10,000,000 shares of preferred stock, par value $0.001 per share, of Globespan (the "GLOBESPAN PREFERRED STOCK," together with the Globespan Common Stock, the "GLOBESPAN CAPITAL STOCK"), of which no shares are issued and outstanding. From September 28, 2001 to the date of this Agreement, no shares of Globespan Capital Stock have been issued except pursuant to the exercise of options granted under employee and director stock plans of Globespan and its Subsidiaries in effect as of the date hereof (the "GLOBESPAN STOCK PLANS"). All of the issued and outstanding shares of Globespan Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the Globespan Convertible Notes, the Globespan Warrant, the options and stock issued pursuant to Globespan Stock Plans, Globespan does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Globespan Capital Stock or any other equity securities of Globespan or any securities of Globespan representing the right to purchase or otherwise receive any shares of Globespan Capital Stock. As of September 28, 2001, no shares of Globespan Capital Stock were reserved for issuance, except for 27,585,611 shares of Globespan Common Stock reserved for issuance upon the exercise of stock options pursuant to the Globespan Stock Plans, 450,000 shares of Globespan Common Stock reserved for issuance upon the exercise of the Globespan Warrant, and 3,600,000 shares of Globespan Common Stock reserved for issuance under the Globespan ESPP, and 4,874,391 shares of Globespan Common Stock reserved for issuance upon conversion of the Globespan Convertible Notes. Globespan has no Voting Debt issued or outstanding. As of September 28, 2001, 22,064,885 shares of Globespan Common Stock are subject to outstanding Globespan Stock Options. Since September 28, 2001, except as permitted by this Agreement,
(A) no Globespan Common Stock has been issued except in connection with the exercise of issued and outstanding Globespan Stock Options or conversion of the Globespan Convertible Notes and (B) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Globespan Common Stock have been issued, granted or made.

        (ii) The authorized capital stock of Merger Sub consists of 800 shares of common stock, par value $0.001 per share, 100 of which are validly issued, fully paid and nonassessable, and are owned by Globespan free and clear of any Liens, and 200 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. No other shares of the capital stock of Merger Sub are, or have ever been, issued.

        (iii) Globespan owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Globespan, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Globespan has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(b)(iii) of the Globespan Disclosure Letter sets forth a list of each material investment of Globespan in the equity (or any security convertible or exchangeable into equity) of any Non-Subsidiary Affiliate.

    (c) AUTHORITY; NO VIOLATION. (i) Each of Globespan and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Globespan and Merger Sub. Globespan, as sole stockholder of Merger Sub, has approved this

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Agreement and the transactions contemplated hereby. The Board of Directors of
Globespan has directed that the issuance of Globespan Common Stock pursuant to this Agreement be submitted to Globespan stockholders for approval at a meeting of Globespan stockholders (the "GLOBESPAN STOCKHOLDERS MEETING"), and, except for the approval of the issuance of Globespan Common Stock in the Merger by majority vote at a meeting of Globespan's stockholders at which a quorum is present (the "GLOBESPAN STOCKHOLDER APPROVAL"), no other corporate proceedings on the part of Globespan or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Globespan and Merger Sub and (assuming due authorization, execution and delivery by Virata) constitutes a valid and binding obligation of Globespan and Merger Sub, enforceable against Globespan and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

        (ii) Neither the execution and delivery of this Agreement by Globespan and Merger Sub, nor the consummation by Globespan and Merger Sub of the transactions contemplated hereby, nor compliance by Globespan and Merger Sub with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Incorporation or By-Laws of Globespan or the Certificate of Incorporation or By-Laws of Merger Sub or (B) assuming that the consents and approvals referred to in Section 4.2(d) are duly obtained,
    (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Globespan or Merger Sub, any of their Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Globespan or Merger Sub, any of their Subsidiaries or Non-Subsidiary Affiliates under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Globespan or Merger Sub, any of their Subsidiaries or their Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, will not have a Material Adverse Effect on Globespan or the Surviving Corporation.

    (d) CONSENTS AND APPROVALS. Except for (i) the filing of a notification and report form under the HSR Act or any other Regulatory Law and the termination or expiration of the waiting period under the HSR Act and any such other Regulatory Law and any other applicable anti-trust or competition approvals, (ii) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Form S-4, (iii) the filing of the Certificate of Merger, (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NASDAQ, (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Globespan Common Stock pursuant to this Agreement and (vi) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Globespan, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by each of Globespan and Merger Sub of this Agreement and (B) the consummation by each of Globespan and Merger Sub of the transactions contemplated by this Agreement.

    (e) FINANCIAL REPORTS AND SEC DOCUMENTS. Each of Globespan and its Subsidiaries has filed all reports, prospectuses, forms, schedules, registration statements, proxy statements or information statements required to be filed by it since September 1, 1999 under the Securities Act or under

Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed with the SEC (collectively, the "GLOBESPAN SEC DOCUMENTS"). Each of the Globespan SEC Documents, including the Globespan 2000 10-K and the Globespan 10-Q,
(i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date hereof), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Globespan SEC Document (including the related notes and schedules thereto) fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Globespan SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

    (f) ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the audited financial statements (or notes thereto) included in the Globespan 2000 10-K, or in the financial statements (or notes thereto) included in the Globespan 10-Q or in the Globespan SEC Documents filed prior to the date hereof, neither Globespan nor any of its Subsidiaries had at June 30, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies which (A) are accrued or reserved against in the financial statements in the Globespan 2000 10-K or in the Globespan 10-Q or reflected in the respective notes thereto or (B) were incurred after June 30, 2001 in the ordinary course of business and consistent with past practices,
(ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Globespan, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Globespan and its Subsidiaries prepared in accordance with GAAP consistently applied.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. (i) Since June 30, 2001, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Globespan.

        (ii) Since June 30, 2001, Globespan and its Subsidiaries, taken together as a whole, have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

        (iii) Since June 30, 2001, Globespan has not declared any dividends on Globespan Common Stock.

    (h) LEGAL PROCEEDINGS. There is no suit, action or proceeding or investigation pending or, to the knowledge of Globespan, threatened, against or affecting Globespan or any of its Subsidiaries or, to the knowledge of Globespan, any basis for any such suit, action, proceeding or investigation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Globespan or its Subsidiaries having, or that would reasonably be expected to have, any such effect.

    (i) COMPLIANCE WITH APPLICABLE LAW. Globespan and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Globespan or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan.

    (j) CONTRACTS. (i) Neither Globespan nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (B) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Globespan, Virata, the Surviving Corporation or any of their respective Subsidiaries to any officer or employee thereof, (C) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, or (D) which materially restricts the conduct of any line of business by Globespan or any Subsidiary thereof or upon consummation of the Merger will materially restrict the ability of Globespan or the Surviving Corporation or any Subsidiary thereof to engage in any line of business. Each contract, arrangement, commitment or understanding of the type described in this Section 4.2(j), whether or not set forth in the Globespan Disclosure Letter or in the Globespan SEC Documents, is referred to herein as a "GLOBESPAN CONTRACT" (for purposes of clarification, each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed, entirely or in part, after the date of this Agreement, whether or not filed with the SEC, is a Globespan Contract).

        (ii) (A) Each Globespan Contract is valid and binding on Globespan and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (B) Globespan and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Globespan Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan, and (C) neither Globespan nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Globespan or any of its Subsidiaries under any such Globespan Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan.

    (k) ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition of, on Globespan or any of its Subsidiaries, any liability or obligation arising under common law or under any U.S. federal, state or local environmental statute, regulation or ordinance, including CERCLA, pending or threatened against Globespan or any of its Subsidiaries, which liability or obligation, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan. To the knowledge of Globespan, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan.

    (l) EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (i) There does not now exist any and, to the knowledge of Globespan, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Globespan or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan. No Globespan Benefit Plan is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

        (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Globespan, (A) each of the Globespan Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Globespan, no set of circumstances exists, that may reasonably give rise to a claim or lawsuit, against the Globespan Benefit Plans, any fiduciaries thereof with respect to their duties to the Globespan Benefit Plans or the assets of any of the trusts under any of the Globespan Benefit Plans that could reasonably be expected to result in any material liability of Globespan or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Globespan Benefit Plan, any participant in a Globespan Benefit Plan, or any other party.

        (iii) Neither Globespan nor any Subsidiary of Globespan is a party to any collective bargaining or other labor union contract applicable to individuals employed by Globespan or any Subsidiary of Globespan, and no collective bargaining agreement or other labor union contract is being negotiated by Globespan or any Subsidiary of Globespan. Except as would not reasonably be expected to have a Material Adverse Effect on Globespan, there is (x) no labor dispute, strike, slowdown or work stoppage against Globespan or any Subsidiary of Globespan pending or, to the knowledge of Globespan, threatened against Globespan or any Subsidiary of Globespan and (y) no unfair labor practice or labor charge or complaint has occurred with respect to Globespan or any Subsidiary of Globespan.

        (iv) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (A) result in any payment or benefit (including, without limitation, option acceleration, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Globespan or any Subsidiaries of Globespan under any Globespan Benefit Plan or otherwise;
    (B) increase any benefits otherwise payable under any Globespan Benefit Plan; (C) result in any acceleration of the time of payment or vesting of any such benefits; (D) require the funding of any trust or other funding vehicle; or (E) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any Globespan Benefit Plan or related trust.

        (v) There has been no disallowance of a deduction, or reasonable expectation of a disallowance of a deduction, under Section 162(m) of the Code for employee compensation of any amount paid or payable by Globespan or any Subsidiary of Globespan that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan.

        (vi) Section 4.2(l)(vi) of the Globespan Disclosure Letter sets forth a list of each material Globespan Benefit Plan.

        (vii) Globespan has heretofore made available to Virata true and complete copies of each of the Globespan Benefit Plans and (i) the actuarial report for such Globespan Benefit Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Globespan Benefit Plan, (iii) the summary plan description for such Globespan Benefit Plan (if any), and (iv) the Form 5500 for such Globespan Benefit Plan (if applicable) for each of the last two years.

        (viii) Each Globespan Benefit Plan that is intended to be qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan, and such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Globespan Benefit Plan.

        (ix) Except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan, no individual who has been classified by Globespan as a non-employee (such as an independent contractor, leased employee or consultant) shall have a claim against Globespan for eligibility to participate in any Globespan Benefit Plan, if such individual is later reclassified as a Globespan employee.

        (x) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Globespan, all Globespan Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions

    (m) INTELLECTUAL PROPERTY. (i) Except as would not reasonably be expected to have a Material Adverse Effect on Globespan, (A) Globespan and its Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted ("GLOBESPAN INTELLECTUAL PROPERTY"), (B) to the knowledge of Globespan, the business and operations of Globespan and its Subsidiaries as they are currently conducted does not infringe on or otherwise violate the rights of any third party, and, to the extent Globespan Intellectual Property is licensed, Globespan's use of the Intellectual Property is in accordance in all material respects with the applicable license pursuant to which Globespan acquired the right to use such Intellectual Property, (C) to the knowledge of Globespan, no third party is challenging, infringing on or otherwise violating any right of Globespan in the Intellectual Property, (D) neither Globespan nor any of its Subsidiaries has received any written notice of any pending claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of Globespan's and its Subsidiaries' business as it is currently conducted, nor has Globespan received any demand from any other party to cease and desist from infringement of the other party's Intellectual Property, and
(E) to the knowledge of Globespan, no Intellectual Property is being used or enforced by Globespan or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, estoppel, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of Globespan's and its Subsidiaries' business as it is currently conducted.

        (ii) The execution, delivery and performance of this Agreement by Globespan and the consummation by Globespan of the transactions contemplated hereby will not (A) constitute a breach by Globespan or its Subsidiaries of any instrument or agreement governing any Globespan Intellectual Property,
    (B) pursuant to the terms of any license or agreement relating to any Globespan Intellectual Property, cause the modification of any terms of any such license or agreement, including but not limited to the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (C) cause the forfeiture or termination of any Globespan Intellectual Property under the terms thereof, (D) give rise to a right of forfeiture or termination of any Globespan Intellectual Property under the terms thereof or (E) impair the right of Globespan, its Subsidiaries, or Virata to make, have made, offer for sale, use, sell, export or license any products or processes used by Globespan and Subsidiaries in the conduct of their business as it is currently configured, except in each case for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Globespan.

    (n) STATE TAKEOVER LAWS. The Board of Directors of Globespan has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

    (o) OPINION OF FINANCIAL ADVISOR. Globespan has received the opinion of Morgan Stanley & Co. Incorporated, dated the date the Board of Directors of Globespan approved this Agreement and the transactions contemplated thereby, to the effect that the Exchange Ratio is fair to the stockholders of Globespan from a financial point of view.

    (p) BOARD APPROVAL. The Board of Directors of Globespan, at a meeting duly called and held, has, by unanimous vote of those present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of Globespan, (ii) approved and adopted this Agreement and (iii) recommended that the issuance of Globespan Common Stock pursuant to this Agreement be approved by the holders of Globespan Common Stock.

    (q) BROKERS' FEES. Neither Globespan, Merger Sub nor any of their Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid by Globespan to Morgan Stanley & Co. Incorporated in accordance with Globespan's written agreement with such firm, a copy of which has been made available to Virata.

    (r) TAXES. (i) Each of Globespan and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Globespan. Globespan and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Globespan. There are no pending or, to the knowledge of Globespan, threatened, audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Globespan or any Subsidiary of Globespan, except for those that would not reasonably be expected to have a Material Adverse Effect on Globespan. There are no Liens for Taxes upon the assets of Globespan or any Subsidiary of Globespan, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any of its U.S. Subsidiaries has been examined by the Internal Revenue Service for any year. Neither Globespan nor any of its Subsidiaries has any liability for Taxes of any Person (other than Globespan and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Globespan. Neither Globespan nor any Subsidiary of Globespan is a party to any agreement (with any Person other than Globespan and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Globespan.

        (ii) Globespan has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
    (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Merger.

    (s) REORGANIZATION UNDER THE CODE. As of the date of this Agreement, neither Globespan nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    (t) FORM S-4; JOINT PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Globespan or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Globespan Stockholders Meeting and the Virata Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Exchange Act, except that no representation is made by Globespan or Merger Sub with respect to information supplied by Virata for inclusion therein.

    (u) OWNERSHIP OF VIRATA STOCK. As of the date of this Agreement, neither Globespan nor any of its Subsidiaries own any shares of Virata Capital Stock (other than those shares held in a fiduciary capacity for the benefit of third parties).

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.1 COVENANTS OF VIRATA. During the period from the date of this Agreement and continuing until the Effective Time, Virata agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.1 of the Virata Disclosure Letter):

    (a) ORDINARY COURSE. (i) Virata and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable commercial efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

        (ii) Virata shall not, and shall not permit any of its Subsidiaries to,
    (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith which do not exceed $5,000,000 in the aggregate for the fiscal quarter beginning on the date hereof and $5,000,000 in the aggregate for the immediately following fiscal quarter.

    (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Virata shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the declaration and payment of regular dividends from a Subsidiary of Virata to Virata or to another Subsidiary of Virata in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its

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capital stock, except for any such transaction by a wholly owned Subsidiary of
Virata which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

    (c) ISSUANCE OF SECURITIES. Virata shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with (i) the issuance of Virata Common Stock upon the exercise of Virata Stock Options in accordance with their present terms or pursuant to Virata Stock Options or other stock-based awards granted pursuant to clause (ii) below, (ii) the granting of Virata Stock Options or other stock-based awards, other than "reload" stock options (e.g. stock options that, pursuant to the terms thereof require a new grant of options to the holder upon the exercise of such initial options), to acquire not more than 2,375,000 shares of Virata Common Stock granted under Virata Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practice,
(iii) issuances, sales or deliveries by a wholly-owned Subsidiary of Virata of capital stock to such Subsidiary's parent or another wholly-owned Subsidiary of Virata, (iv) pursuant to acquisitions and investments as disclosed in
Section 5.1(e) or 5.1(g) of the Virata Disclosure Letter or the financings therefor; or (v) issuances in accordance with the Virata Rights Agreement.

    (d) GOVERNING DOCUMENTS. Except to the extent required to comply with its obligations hereunder or with applicable law, Virata shall not, and shall not permit its Subsidiaries to, amend or propose to so amend its Certificate of Incorporation or its By-Laws or other governing documents.

    (e) NO ACQUISITIONS. Virata shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Virata and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). Virata shall not, and shall not permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

    (f) NO DISPOSITIONS. Virata shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Virata) other than in the ordinary course of business consistent with past practice.

    (g) INVESTMENTS; INDEBTEDNESS. Virata shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Virata or a Subsidiary of Virata to or in Virata or any Subsidiary of Virata,
(B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Virata and its Subsidiaries taken together as a whole (PROVIDED that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law) or (ii) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Virata or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

    (h) TAX-FREE QUALIFICATION. Virata shall use its reasonable commercial efforts not to, and shall use its reasonable commercial efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    (i) COMPENSATION. Except as required by law or by the terms of any collective bargaining agreement or other agreement in effect as of the date of this Agreement between Virata or any Subsidiary of Virata and any director, officer or employee thereof, Virata shall not increase the amount of compensation of, or pay any severance to (other than in the ordinary course of business consistent with past practice), any director, officer or (other than in the ordinary course of business consistent with past practice) key employee of Virata or any Subsidiary of Virata, or make any increase in or commitment to increase or accelerate the payment of any employee benefits, grant any additional Virata Stock Options (except as permitted by Section 5.1(c)), adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Virata Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans. Virata shall not accelerate the vesting of, or the lapsing of restrictions with respect to any Virata Stock Option, and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

    (j)  ACCOUNTING METHODS; TAX MATTERS   Except as disclosed in Virata SEC
Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Virata shall not change in any material respect its methods of accounting in effect at April 1, 2001, except as required by changes in GAAP as concurred in by Virata's independent public accountants. Virata shall not
(i) change its fiscal year; (ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Virata; (iii) settle any material Tax claim or assessment or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

    (k) LITIGATION. Virata shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $100,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending, except for such consent decrees, injunctions or restraints which would not individually or in the aggregate have a Material Adverse Effect on Virata.

    (l)  INTELLECTUAL PROPERTY   Virata shall not transfer or license to any
Person or otherwise extend, amend or modify any rights to any Intellectual Property owned by Virata or its Subsidiaries, other than in the ordinary course of business or pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Globespan prior to the date of this Agreement);

    (m) CERTAIN ACTIONS. Other than as expressly permitted by Section 6.5(b), Virata and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

    (n) NO RELATED ACTIONS. Virata shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

    5.2 COVENANTS OF GLOBESPAN. During the period from the date of this Agreement and continuing until the Effective Time, Globespan agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or Section 5.2 of the Globespan Disclosure Letter):

    (a) ORDINARY COURSE. (i) Globespan and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable commercial efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

        (ii) Globespan shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith which do not exceed $5,000,000 in the aggregate for the fiscal quarter beginning on the date hereof and $5,000,000 in the aggregate for the immediately following fiscal quarter.

    (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Globespan shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except the declaration and payment of regular dividends from a Subsidiary of Globespan to Globespan or to another Subsidiary of Globespan in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Globespan which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

    (c) ISSUANCE OF SECURITIES. Globespan shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than or in connection with (i) the issuance of Globespan Common Stock and Globespan Stock Options pursuant to the transactions contemplated by this Agreement, (ii) the issuance of Globespan Common Stock upon the exercise of Globespan Stock Options in accordance with their present terms or pursuant to Globespan Stock Options or other stock-based awards, other than "reload" stock options (e.g. stock options that, pursuant to the terms thereof require a new grant of options to the holder upon the exercise of such initial options), granted pursuant to clause (iii) below, (iii) the granting of Globespan Stock Options or other stock-based awards to acquire not more than 2,677,500 shares of Globespan Common Stock granted under Globespan Benefit Plans outstanding on the date hereof in the ordinary course of business consistent with past practice, (iv) issuances, sales or deliveries by a wholly-owned Subsidiary of Globespan of capital stock to such Subsidiary's parent or another wholly-owned Subsidiary of Globespan,
(v) issuances upon conversion of the Globespan Convertible Notes,
(vi) issuances of up to 450,000 shares of Globespan Common Stock upon exercise of the Globespan Warrant, or (vii) pursuant to acquisitions and investments as disclosed in Section 5.2(e) or 5.2(g) of the Globespan Disclosure Letter or the financings therefor.

    (d) GOVERNING DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder or with applicable law, Globespan and Merger Sub shall not, and shall not permit their respective Subsidiaries to, amend or propose to so amend their respective Certificates of Incorporation or By-Laws or other governing documents.

    (e) NO ACQUISITIONS. Globespan shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Globespan and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor). Globespan shall not, and shall not permit its Subsidiaries to, enter into any material joint venture, partnership or other similar arrangement.

    (f) NO DISPOSITIONS. Globespan shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Globespan) other than in the ordinary course of business consistent with past practice.

    (g) INVESTMENTS; INDEBTEDNESS. Globespan shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Globespan or a Subsidiary of Globespan to or in Globespan or any Subsidiary of Globespan, (B) in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to Globespan and its Subsidiaries taken as a whole (PROVIDED that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Law) or (ii) except in the ordinary course consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Globespan or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing.

    (h) TAX-FREE QUALIFICATION. Globespan shall use its reasonable commercial efforts not to, and shall use its reasonable commercial efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    (i) COMPENSATION. Except as required by law or by the terms of any collective bargaining agreement or other agreement in effect as of the date of this Agreement between Globespan or any Subsidiary of Globespan and any director, officer or employee thereof, Globespan shall not increase the amount of compensation of, or pay any severance to (other than in the ordinary course of business consistent with past practice), any director, officer or (other than in the ordinary course of business consistent with past practice) key employee of Globespan or any Subsidiary of Globespan, or make any increase in or commitment to increase or accelerate the payment of any employee benefits, grant any additional Globespan Stock Options (except as permitted by Section 5.1(c)), adopt or amend or make any commitment to adopt or amend any Benefit Plan (other than as permitted herein) or fund or make any contribution to any Globespan Benefit Plan or any related trust or other funding vehicles, other than regularly scheduled contributions to trusts funding qualified plans. Globespan shall not accelerate the vesting of, or the lapsing of restrictions with respect to any Globespan Stock Option, and any option granted or committed to be granted after the date of this Agreement shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

    (j) ACCOUNTING METHODS; TAX MATTERS. Except as disclosed in Globespan SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Globespan shall not change in any material respect its methods of accounting in effect at March 31, 2001, except as required by changes in GAAP as concurred in by Globespan's independent public accountants. Globespan shall not (i) change its fiscal year,
(ii) make any Tax election that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Globespan,
(iii) settle any material Tax claim or assessment or (iv) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

    (k) LITIGATION. Globespan shall not, and shall not permit any of its Subsidiaries to, settle or compromise any material suit, action, proceeding or regulatory investigation pending for an amount in excess of $100,000 or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any suit, action, proceeding or regulatory investigation pending, except for such consent decrees, injunctions or restraints which would not individually or in the aggregate have a Material Adverse Effect on Globespan.

    (l) INTELLECTUAL PROPERTY Globespan shall not transfer or license to any Person or otherwise extend, amend or modify any rights to any Intellectual Property owned by Globespan or its Subsidiaries, other than in the ordinary course of business or pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Virata prior to the date of this Agreement);

    (m) CERTAIN ACTIONS. Other than as expressly permitted by Section 6.5(b), Globespan and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Merger or the other transactions contemplated by this Agreement.

    (n) NO RELATED ACTIONS. Globespan shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

    5.3 GOVERNMENTAL FILINGS. Virata and Globespan shall (a) confer on a reasonable basis with each other and (b) report to each other (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) on operational matters. Virata and Globespan shall file all reports and correspondence required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, correspondence, announcements and publications promptly upon request.

    5.4 CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give Virata, directly or indirectly, the right to control or direct Globespan's operations or give Globespan, directly or indirectly, the right to control or direct Virata's operations prior to the Effective Time. Prior to the Effective Time, each of Virata and Globespan shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

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                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1 PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETINGS. (a) As promptly as reasonably practicable following the date hereof, Globespan and Virata shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Globespan shall prepare and file with the SEC the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as Globespan's prospectus. Each of Globespan and Virata shall use reasonable commercial efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Globespan and Virata shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Globespan and Virata, which approval shall not be unreasonably withheld or delayed; PROVIDED that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and PROVIDED, FURTHER, that Globespan, in connection with a Change in the Globespan Recommendation, and Virata, in connection with a Change in the Virata Recommendation, may amend or supplement the Joint Proxy Statement/ Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. Globespan will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Globespan stockholders, and Virata will use reasonable commercial efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Virata stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Globespan Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/ Prospectus or the Form S-4. If, at any time prior to the Effective Time, any information relating to Globespan or Virata, or any of their respective affiliates, officers or directors, is discovered by Globespan or Virata and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Globespan and Virata.

    (b) Virata shall duly take all lawful action to call, give notice of, convene and hold the Virata Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Globespan and Virata for the purpose of obtaining the Virata Stockholder Approval and, subject to Section 6.5, shall take all lawful action to solicit the Virata Stockholder Approval. The Board of Directors of Virata shall recommend the approval of the plan of merger contained in this Agreement by the stockholders of Virata to the effect as set forth in Section 4.1(p) (the "VIRATA RECOMMENDATION"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Globespan such recommendation or (ii) take any action or make any statement in connection with the Virata Stockholders Meeting inconsistent with such recommendation (collectively, a "CHANGE IN THE VIRATA RECOMMENDATION"); PROVIDED, HOWEVER, that the Board of Directors of Virata may make a Change in the Virata Recommendation pursuant to Section 6.5 hereof. Notwithstanding any Change in the Virata Recommendation, this Agreement shall be submitted to the stockholders of Virata at the Virata Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and nothing contained herein shall be deemed to relieve Virata of such obligation.

    (c) Globespan shall duly take all lawful action to call, give notice of, convene and hold the Globespan Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Globespan and Virata for the purpose of obtaining the Globespan Stockholder Approval and, subject to
Section 6.5, shall take all lawful action to solicit the Globespan Stockholder Approval. The Board of Directors of Globespan shall recommend the approval of issuance of Globespan Common Stock in the Merger by the stockholders of Globespan (the "Globespan Recommendation"), and shall not (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Virata such recommendation or (ii) take any action or make any statement in connection with the Globespan Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Globespan Recommendation"); provided, however, that the Board of Directors of Globespan may make a Change in the Globespan Recommendation pursuant to Section 6.5 hereof. Notwithstanding any Change in the Globespan Recommendation, this Agreement shall be submitted to the stockholders of Globespan at the Globespan Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and the issuance of Globespan Common Stock in the Merger and nothing contained herein shall be deemed to relieve Globespan of such obligation.

    6.2 GLOBESPAN BOARD OF DIRECTORS AND OFFICERS; HEADQUARTERS; INTEGRATION AND TRANSITION. (a) At the Effective Time and for the duration of the Transition Period,Globespan shall take all requisite action to cause its Board of Directors to consist of eight individuals, four of whom shall be designated by Globespan prior to the Effective Time and four of whom shall be designated by Virata prior to the Effective Time. The By-laws of Globespan shall be amended as of the Effective Time to provide that (1) if an individual designated as a Globespan representative by Globespan resigns, dies or is removed during the Transition Period such individual be replaced by the remaining Globespan representatives (or their successors), (2) if an individual designated as a Virata representative by Virata resigns, dies or is removed during the Transition Period such individual be replaced by the remaining Virata representatives (or their successors) and (3) for the duration of the Transition Period, the affirmative vote of 75% or more of the directors of the full Board of Directors of Globespan shall be required to change the number of directors on the full Board of Directors of Globespan.

    (b) Immediately following the Effective Time, (i) Globespan shall take all requisite action to appoint Armando Geday to serve, at the discretion of the Board of Directors of Globespan, as the Chief Executive Officer of Globespan,
(ii) Globespan shall take all requisite action to appoint Charles Cotton to serve, (A) during the Transition Period, at the discretion of the Board of Directors of Globespan, as the Executive Chairman of the Board of Globespan, and
(B) following the Transition Period, at the discretion of the Board of Directors, as the Non-Executive Chairman of the Board of Globespan, and
(iii) Globespan shall adopt appropriate amendments to the By-laws of Globespan, effective as of the Effective Time, such that during the Transition Period neither Armando Geday nor Charles Cotton may be removed from their respective position as Chief Executive Officer and Chairman of the Board without the affirmative vote of 75% of the full Board of Directors; and

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(iv) Globespan shall take all requisite action to cause the individuals designated by the Transition Committee to be appointed to the offices of Globespan designated by the Transition Committee.

    (c) Following the Effective Time, the headquarters for Globespan shall be located in Red Bank, New Jersey.

    (d) During the Transition Period, the Board of Directors of Globespan shall create and empower a committee (the "TRANSITION COMMITTEE") consisting initially of the Chief Executive Officer and the Chairman. For the avoidance of doubt, the members of the Transition Committee need not be members of the Board of Directors of Globespan or of the Board of Directors of Virata. The Transition Committee shall be co-chaired by the Chief Executive Officer and the Chairman, and subject to the authority of the full Board of Directors, the Transition Committee shall oversee decisions regarding personnel and other matters relating to the integration of Globespan and Virata. Globespan shall adopt appropriate amendments to its By-laws, such that other than as provided herein, during the Transition Period, any management decisions relating to changes in members of management designated by the Transition Committee, significant reductions in staff or facilities closure shall require the joint approval of the Chief Executive Officer and the Chairman.

    (e) As of the date hereof, Globespan has entered into an employment agreement, to be effective as of the Closing, with each of Armando Geday and Charles Cotton, such employment agreements shall not be amended or modified prior to the Effective Time without the prior written consent of Virata.

    (f) Each of Globespan and Virata shall endeavor to agree, prior to the mailing of the Joint Proxy Statement/Prospectus, on appropriate employment arrangements with the executives designated by the Transition Committee; PROVIDED, HOWEVER that neither Globespan nor Virata shall enter into any such employment or other arrangement (other than as set forth in Section 6.2(e) above), that would be effective after the Effective Time, without the prior written consent of the other.

    6.3 ACCESS TO INFORMATION. Upon reasonable notice, each of Globespan and Virata shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, each of Globespan and Virata shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws or the HSR Act or any other Regulatory Law, as applicable (other than documents that such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; PROVIDED, HOWEVER, that either Globespan or Virata may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to it or any contract requires it or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. Each of Globespan and Virata will hold any information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality agreement dated July 19, 2001, between Globespan and Virata (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either Globespan or Virata shall not affect the representations and warranties of the other.

    6.4 REASONABLE COMMERCIAL EFFORTS. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including
(i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS") and (ii) taking all reasonable steps as may be necessary to obtain all such Required Approvals. In furtherance and not in limitation of the foregoing, each of Globespan and Virata agrees (i) to make, as promptly as practicable, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act (and any other required filing under any other Regulatory Law) with respect to the transactions contemplated hereby and (B) all other necessary filings with other Governmental Entities relating to the Merger and the other transactions contemplated by this Agreement, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such Governmental Entities and to use reasonable commercial efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Regulatory Law and the receipt of Required Approvals under such other laws or from such Governmental Entities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or any other Regulatory Law or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither Globespan nor Virata nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest or agree to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Globespan (assuming the Merger has been consummated) or to substantially impair the benefits to Globespan and Virata expected, as of the date hereof, to be realized from consummation of the Merger, and neither Globespan or Virata shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Merger.

    (b) Each of Virata and Globespan shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable commercial efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

    (c) In furtherance and not in limitation of the covenants of the parties hereto contained in Section 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of Virata and Globespan shall cooperate in all respects with each other and use its respective reasonable commercial efforts, including, subject to

Section 6.4(a), selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Globespan, Virata or their respective Subsidiaries or the conducting of their business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a party hereto's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party hereto has up to then complied with its obligations under this Section 6.4.

    (d) Each of Globespan and Virata and their respective Boards of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

    6.5 ACQUISITION PROPOSALS. (a) Each of Globespan and Virata agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable commercial efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries, or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) or the voting power of any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by any party to this Agreement or an Affiliate thereof), an "ACQUISITION PROPOSAL"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

    (b) Notwithstanding anything in this Agreement to the contrary, each of Globespan and Virata (and their respective Boards of Directors) shall be permitted to (i) comply with applicable law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act) with regard to an Acquisition Proposal, (ii) effect a Change in the Globespan Recommendation or a Change in the Virata Recommendation, as the case may be, or (iii) engage in discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (ii) or (iii),
(A) in the case of Globespan, the Globespan Stockholders Meeting shall not have occurred, or in the case of Virata, the Virata Stockholders Meeting shall not have occurred, (B) (I) in the case of clause (ii) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and (II) in the case of clause (iii) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could constitute a Superior Proposal, (C) in the case of clause (ii) or (iii) above, its Board of Directors, after consultation with outside counsel, determines in good faith that it is required to do so in the exercise of its fiduciary duties under applicable law, (D) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are at least as restrictive to such Person as the comparable provisions contained in the Confidentiality Agreement, and (E) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, it notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Globespan and Virata agrees that it will promptly keep each other reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the party making such inquiry, proposal or offer. Each of Globespan and Virata agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties (other than the parties to this Agreement) conducted heretofore with respect to any Acquisition Proposal. Each of Globespan and Virata agrees that it will use reasonable commercial efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.5. Nothing in this Section 6.5 shall
(x) permit Globespan or Virata to terminate this Agreement (except as specifically provided in Article VIII hereof) or (y) affect or limit any other obligation of Globespan or Virata under this Agreement except as specifically provided in Sections 6.1(b) and 6.1(c).

    6.6 FEES AND EXPENSES. Subject to Section 8.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4, which shall be shared equally by Globespan and Virata.

    6.7 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. Following the Effective Time, Globespan shall (a) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Virata and its Subsidiaries (in all of their capacities) (i) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by Virata pursuant to Virata's Certificate of Incorporation, By-Laws and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Virata and its Subsidiaries and (ii) without limitation to subclause (i) above, to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby),
(b) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) Certificate of Incorporation and By-Laws for a period of six (6) years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Certificate of Incorporation and By-Laws of Virata and (c) cause to be maintained, for a period of six (6) years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Virata (provided that Globespan (or any successor thereto) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; PROVIDED, HOWEVER, that in no event shall Globespan be required to expend in any one year an amount in excess of 300% of the annual premiums paid by Virata on the date hereof for such insurance; and, PROVIDED FURTHER that if the annual premiums of such insurance coverage exceed such amount, Globespan shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Globespan under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7 applies shall be third-party beneficiaries of this Section 6.7).

    6.8 EMPLOYEE BENEFITS. (a) Globespan agrees that, from and after the Effective Time, except as explicitly provided herein, Globespan and its Subsidiaries shall assume and honor all Virata Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms or as otherwise permitted by applicable law. For a period of not less than one year following the Effective Time, Globespan shall provide, or shall cause to be provided, to individuals who are employees of Virata and its Subsidiaries immediately before the Effective Time (other than any employees subject to collective bargaining agreements) and who continue to be employed by Globespan and its Subsidiaries after the Effective Time (the "VIRATA EMPLOYEES") compensation and employee benefits that are, in the aggregate, not less favorable than those provided to Virata Employees immediately before the Effective Time (it being understood that discretionary equity and equity based awards will remain discretionary), as disclosed by Virata to Globespan before the date of this Agreement; provided, that, with the approval of the Transition Committee, Globespan may provide Virata Employees with compensation and employee benefits that are, in the aggregate, not less favorable than those provided to similarly situated employees of Globespan and its Subsidiaries (it being understood that discretionary equity and equity based awards will remain discretionary). Globespan further agrees to honor the terms of all employment agreements between Globespan and Virata Employees. The foregoing shall not be construed to prevent the termination of employment of any Virata Employee or the amendment or termination of any particular Virata Benefit Plan to the extent permitted by its terms as in effect immediately before the Effective Time or as otherwise permitted by applicable law. Notwithstanding the foregoing, for a period of one year following the Effective Time, Globespan and its Subsidiaries shall not reduce the compensation or benefits provided to any current employee of Virata designated by the Transition Committee without the consent of such person.

    (b) For purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of Globespan and its Subsidiaries providing benefits to any Virata Employees after the Effective Time (the "NEW PLANS"), each Virata Employee shall be credited with his or her years of service with Virata and its Subsidiaries and predecessor employers before the Effective Time, to the same extent as such Virata Employee was entitled, before the Effective Time, to credit for such service under any similar Virata Benefit Plans, except to the extent (i) such credit would result in a duplication of benefits (ii) such credit would result in benefit accruals under defined benefit pension plans or similar plans or (iii) prior service credit is not provided to Globespan employees under a plan. In addition, and without limiting the generality of the foregoing: (i) each Virata Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Virata Benefit Plan in which such Virata Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Virata Employee, Globespan shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of Virata and its Subsidiaries in which such Virata Employee participated immediately prior to the Effective Time, and Globespan shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

    (c) The Boards of Directors of Globespan and Virata shall take all action reasonably necessary (including amending the Virata Stock Plans) such that, following the Effective Time, Globespan may grant Globespan Common Stock based equity awards under the Virata Stock Plans by converting the remaining unissued reserved shares of Virata Common Stock under the Virata Stock Plans (the "VIRATA RESERVED SHARES") into reserved shares of Globespan Common Stock. The number of such shares of Globespan Common Stock shall equal the Virata Reserved Shares multiplied by the Exchange Ratio.

    (d) The Board of Directors of Virata shall take all action to the extent necessary (including amending the Virata ESPP) such that, the Virata ESPP will terminate immediately prior to the Effective Time and all participants will automatically exercise their purchase rights immediately prior to the termination of the plan. The Board of Directors of Globespan shall take all action to the extent necessary (including amending the Globespan ESPP) such that the employees of Virata prior to the Effective Time who become employees of Globespan or one of its Subsidiaries ("Continuing Virata Employees") after the Effective Time shall be eligible to participate in the Globespan ESPP as soon as practicable after the Effective Time. For the avoidance of doubt, Virata agrees that Globespan may take all action necessary (including amending the Globespan
ESPP) so that current Globespan employees may be afforded the same benefits as afforded the Continuing Virata Employees.

    6.9 PUBLIC ANNOUNCEMENTS. Globespan and Virata shall use reasonable commercial efforts to develop a joint communications plan and each shall use reasonable commercial efforts (a) to ensure that all press releases (including a joint press release announcing the execution of this Agreement) and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (b) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with the other party before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither Globespan nor Virata shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

    6.10 LISTING OF SHARES OF GLOBESPAN COMMON STOCK. Globespan shall use its reasonable commercial efforts to cause the shares of Globespan Common Stock to be issued in the Merger and the shares of Globespan Common Stock to be reserved for issuance upon exercise of the Virata Converted Options to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

    6.11 AFFILIATES. Not less than 45 days prior to the date of the Virata Stockholders Meeting, Virata shall deliver to Globespan a letter identifying all Persons who, in the judgment of Virata, may be deemed on such date to be "affiliates" of Virata for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated from time to time as may be reasonably necessary to reflect changes from the date thereof. Virata shall use reasonable commercial efforts to cause each Person identified on such list to deliver to Globespan not later than ten days prior to the Effective Time, a written agreement substantially in the form attached as EXHIBIT B hereto (an "AFFILIATE AGREEMENT").

    6.12 SECTION 16 MATTERS. Prior to the Effective Time, Globespan and Virata shall take all such steps as may be required to cause any dispositions of Virata Common Stock (including derivative securities with respect to Virata Common Stock) or acquisitions of Globespan Common Stock (including derivative securities with respect to Globespan Common Stock) resulting from the transactions contemplated by Article II or Article III by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Virata or will become subject to such reporting requirements with respect to Globespan, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    6.13 NOTIFICATION OF CERTAIN MATTERS. Globespan and Virata shall promptly notify each other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any of its representations or warranties contained in this Agreement or in the Exhibits, Schedules, disclosure letters and the other agreements and instruments delivered in connection herewith to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any of the covenants, conditions or agreements to which it is subject under this Agreement or in the Exhibits, Schedules, disclosure letters and the other agreements and instruments delivered in connection herewith not to be complied with or satisfied in any material respect and (ii) any failure of Globespan or Virata, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or pursuant to the Exhibits, Schedules, disclosure letters and the other agreements and instruments delivered in connection herewith in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of Globespan and Virata shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

    6.14 ACCOUNTANTS' LETTERS. Virata shall use its reasonable commercial efforts to cause to be delivered to Globespan a letter from its independent public accountants addressed to Globespan, dated a date within two Business Days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to Globespan and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    6.15 RIGHTS AGREEMENT. The Board of Directors of Virata shall take all action to the extent necessary (including amending the Virata Rights Agreement) in order to render the Virata Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence, the Board of Directors of Virata shall not, without the prior written consent of Globespan, (i) amend the Virata Rights Agreement or
(ii) take any action with respect to, or make any determination under, the Virata Rights Agreement, including a redemption of the Virata Rights, in each case in order to facilitate any Acquisition Proposal with respect to Virata.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Virata and Globespan to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. (i) Virata shall have obtained the Virata Stockholder Approval and (ii) Globespan shall have obtained the Globespan Stockholder Approval.

    (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court

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or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

    (c) HSR ACT; OTHER APPROVALS. (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and (ii) all other required approvals, applications or notices with Governmental Entities shall have been obtained (the "OTHER APPROVALS"), except those Other Approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan or Virata.

    (d) NASDAQ LISTING. The shares of Globespan Common Stock to be issued in the Merger and such other shares of Globespan Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

    (e) EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF GLOBESPAN. The obligations of Globespan to effect the Merger are subject to the satisfaction, or waiver by Globespan, on or prior to the Closing Date, of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Virata set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Virata; and Globespan shall have received a certificate of an executive officer of Virata to such effect.

    (b) PERFORMANCE OF OBLIGATIONS. Virata shall have performed or complied with all material agreements and covenants required to be performed by it under this Agreement, at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Globespan shall have received a certificate of an executive officer of Virata to such effect.

    (c) TAX OPINION. Globespan shall have received from Wachtell, Lipton, Rosen & Katz, counsel to Globespan, a written opinion, dated the Closing Date, to the effect that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Globespan shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Globespan and Virata.

    7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF VIRATA. The obligations of Virata to effect the Merger are subject to the satisfaction, or waiver by Virata, on or prior to the Closing Date, of the following additional conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Globespan and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such

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representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Globespan; and Virata shall have received a certificate of an executive officer of Globespan to such effect.

    (b) PERFORMANCE OF OBLIGATIONS. Globespan and Merger Sub shall have performed or complied with all material agreements and covenants required to be performed by it under this Agreement, at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Virata shall have received a certificate of an executive officer of Globespan and Merger Sub to such effect.

    (c) TAX OPINION. Virata shall have received from Gibson, Dunn & Crutcher LLP, counsel to Virata, a written opinion, dated the Closing Date, to the effect that for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Virata shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Globespan and Virata.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

    8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time and, except as specifically provided below, whether before or after the Globespan Stockholders Meeting or the Virata Stockholders Meeting:

    (a) By mutual written consent of Globespan and Virata;

    (b) By either Globespan or Virata, if the Effective Time shall not have occurred on or before March 1, 2002 (the "TERMINATION DATE"), however if the conditions set forth in Section 7.1(c) have not been satisfied or waived prior to the Termination Date as set forth in the preceding clause, the Termination date shall be May 1, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.4) has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

    (c) By either Globespan or Virata, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which such party shall have used its reasonable commercial efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in Section 7.1(c), (d) or (e), as applicable, and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action such party shall have used its reasonable commercial efforts to obtain, in accordance with Section 6.4); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party hereto whose failure to comply with Section 6.4 has been the primary cause of such action or inaction;

    (d) By either Globespan or Virata, if either the Globespan Stockholder Approval or the Virata Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Globespan Stockholders Meeting or the Virata Stockholders Meeting, as applicable;

    (e) By Globespan, if Virata shall have (i) failed to make the Virata Recommendation, failed to reconfirm the Virata Recommendation within ten
(10) Business Days following the reasonable request of Globespan to do so, or effected a Change in the Virata Recommendation, whether or not permitted by the terms hereof, (ii) willfully and materially breached its obligations under
Section 6.5, or (iii) materially breached its obligations under this Agreement by reason of a failure to call the Virata Stockholders Meeting in accordance with Section 6.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

    (f) By Virata, if Globespan shall have (i) failed to make the Globespan Recommendation, failed to reconfirm the Globespan Recommendation within ten
(10) Business Days following the reasonable request of Virata to do so, or effected a Change in the Globespan Recommendation, whether or not permitted by the terms hereof, (ii) willfully and materially breached its obligations under
Section 6.5, or (iii) materially breached its obligations under this Agreement by reason of a failure to call the Globespan Stockholders Meeting in accordance with Section 6.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 6.1(a);

    (g) By Globespan, if Virata shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) or (b) are not capable of being satisfied on or before the Termination Date; or

    (h) By Virata, if Globespan shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or (b) are not capable of being satisfied on or before the Termination Date.

    8.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either Virata or Globespan as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors except with respect to Section 4.1(q), Section 4.2(q), the last sentence of Section 6.3, Section 6.6, this Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this Agreement, neither Globespan nor Virata shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

    (b) If (i) (A) (I) either Virata or Globespan terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Virata Stockholder Approval) or pursuant to
Section 8.1(b) without the Virata Stockholders Meeting having occurred or
(II) Globespan terminates this Agreement pursuant to Section 8.1(g), (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Virata shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Virata and (C) within twelve months of such termination Virata or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (provided, that, for purposes of this Section 8.2(b) the references in the definition of "Acquisition Proposal" to "20%" shall be "50%") or (ii) Globespan terminates this Agreement pursuant to
Section 8.1(e), then Virata shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i), the earlier of the date Virata or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Globespan an amount equal to the Virata Termination Fee, by wire transfer of immediately available funds.

    (c) If (i) (A) (I) either Virata or Globespan terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Globespan Stockholder Approval) or pursuant to
Section 8.1(b) without the Globespan Stockholders Meeting having occurred or
(II) Virata terminates this Agreement pursuant to Section 8.1(h), (B) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to Globespan shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Globespan and (C) within twelve months of such termination Globespan or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (provided, that, for purposes of this Section 8.2(c) the references in the definition of "Acquisition Proposal" to "20%" shall be "50%") or (ii) Virata terminates this Agreement pursuant to Section 8.1(f), then Globespan shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i), the earlier of the date Globespan or its Subsidiary enters into such agreement with respect to or consummates such Acquisition Proposal), pay Virata an amount equal to the Globespan Termination Fee, by wire transfer of immediately available funds.

    (d) The parties hereto acknowledge that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party hereto would enter into this Agreement; accordingly, if any party hereto fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.6. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement.

    8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Globespan Stockholder Approval or the Virata Stockholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Closing Date, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Closing Date and this Article IX.

    9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon verbal confirmation of receipt,
(b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (i) if to Globespan to:

        Globespan. Inc.
       100 Schulz Drive
       Red Bank, New Jersey 07701
       Attention: Armando Geday
       with a copy to:
       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention: David M. Silk, Esq.

    (ii) if to Virata to:

         Virata Corporation
       2700 San Tomas Expressway
       Santa Clara, California 95051
       Attention: Charles Cotton
       with a copy to:
       Gibson, Dunn & Crutcher LLP
       One Montgomery Street
       Suite 3100
       San Francisco, California 94104
       Attention: Douglas D. Smith, Esq.

    9.3 INTERPRETATION. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." In addition, each Section of this Agreement is qualified by the matters set forth in the related Section on the Globespan Disclosure Letter, on the Virata Disclosure Letter and on the other Schedules to this Agreement. Whenever the term material is used with respect to an entity, such term shall refer to the entity and all of its Subsidiaries taken together.

    9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. (a) This Agreement, the Confidentiality Agreement and the Exhibits, Schedules and disclosure letters and the other agreements and instruments of the parties hereto delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

    (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.7 (which is intended to be for the benefit of the Persons covered thereby).

    9.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

    9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

    9.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Globespan and Virata irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof shall be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Globespan and Virata hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Globespan and Virata hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

    9.10 ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, Globespan, Merger Sub and Virata have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          GLOBESPAN, INC.

                                          By: /s/ ARMANDO GEDAY
--------------------------------------------------------------------------------
                                             Name: Armando Geday
                                             Title:  President and Chief
                                          Executive Officer
                                          WINE ACQUISITION CORP.
                                          By: /s/ ARMANDO GEDAY
--------------------------------------------------------------------------------
                                             Name: Armando Geday
                                             Title: Chairman of the Board,
                                                    President and Secretary
                                          VIRATA CORPORATION
                                          By: /s/ CHARLES COTTON
--------------------------------------------------------------------------------
                                             Name: Charles Cotton
                                             Title:  Chief Executive Officer

                                                                         ANNEX B

                               FORM OF GLOBESPAN
                             STOCKHOLDERS AGREEMENT

    STOCKHOLDERS AGREEMENT, dated as of October 1, 2001 (this "Agreement"), among Virata Corporation, a Delaware corporation ("Virata"), TPG Partners, L.P., TPG Parallel I, L.P., and Communication Genpar Inc., (collectively the "Stockholders") as stockholders of Globespan, Inc., a Delaware corporation ("Globespan").

    WHEREAS, Globespan, Wine Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Globespan ("Sub") and Virata are, concurrently with the execution hereof, entering into an Agreement and Plan of Merger, dated as of October 1, 2001 (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into Virata, with Virata being the surviving corporation (the "Merger");

    WHEREAS, each Stockholder is the record and/or beneficial owner of such number of shares of common stock of Globespan, par value $.01 per share ("Globespan Common Stock"), as is set forth opposite his, her or its name on
Schedule I hereto (collectively, the "Existing Shares") (all such Existing Shares, together with all other shares of capital stock or other voting securities of Globespan or any of its Subsidiaries with respect to which the Stockholders have beneficial ownership (for purposes of this Agreement, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act) as of the date of this Agreement, and any shares of capital stock or other voting securities of Globespan or any of its Subsidiaries, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of Globespan or any of its Subsidiaries received pursuant to any change in the capital stock of Globespan or such Subsidiary by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "Shares");

    WHEREAS, each of the parties hereto desires to enter into this Agreement to provide for, among other things, (1) the obligation of each Stockholder to vote, or cause the record holder of the Shares to vote, the Shares beneficially owned by such Stockholder (other than Shares subject to unexercised options) in the manner specified herein and (2) certain restrictions on the sale or the transfer of the record and beneficial ownership of Shares by the Stockholders; and

    WHEREAS, each Stockholder acknowledges that Globespan, Sub and Virata are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Stockholder set forth in this Agreement and would not enter into the Merger Agreement if such Stockholder did not enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Virata and each Stockholder agree as follows:

    1. DEFINED TERMS. Notwithstanding anything to the contrary herein, the terms "Existing Shares" and "Shares" shall not include any shares which are designated as "Exempt Shares" on Schedule I, and nothing in this Agreement shall be deemed to apply to such shares. Terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement.

    2. AGREEMENT TO VOTE. Each Stockholder hereby agrees that, from and after the date hereof and until the Expiration Date (as defined in Section 18), at any meeting of the stockholders of Globespan, however called, or in connection with any written consent of the stockholders of Globespan, such

Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause such Stockholder's Shares (other than Shares subject to unexercised options)to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote (or cause to be voted) or act (or cause to be acted) by written consent with respect to all of such Stockholder's Shares (other than Shares subject to unexercised options), (a) in favor of adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement, and any other action reasonably requested by Virata in furtherance thereof; (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Globespan contained in the Merger Agreement or of Stockholder contained in this Agreement; and (c) against any Acquisition Proposal made by any person other than Virata or any of its affiliates. Each Stockholder hereby agrees that it will not enter into any voting or other similar agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to the Shares prior to the Expiration Date (other than a proxy or power of attorney to an officer of Virata that may be exercised solely in accordance with this Section 2 and except as provided in Section 3 below) or vote or give instructions in any manner inconsistent with clause (a),
(b) or (c) of the preceding sentence. Each Stockholder hereby agrees, during the period commencing on the date hereof and ending on the Expiration Date, not to, and, if applicable, not to permit any of such Stockholder's affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote, if such consent or vote by the stockholders of Globespan would be inconsistent with or frustrate the purposes of the other covenants of such Stockholder pursuant to this paragraph. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    3. PROXY. SUBJECT TO SECTION 18 HEREOF, EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, CHARLES COTTON AND ANDREW VOUGHT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF VIRATA, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED ANY SUCH OFFICER OF VIRATA, AND ANY OTHER PERSON DESIGNATED IN WRITING BY VIRATA, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE SHARES IN ACCORDANCE WITH SECTION 2 HEREOF IN RESPECT OF ANY MATTER SPECIFIED IN CLAUSE
(a), (b) OR (c) OF SUCH SECTION 2. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, NEITHER VIRATA NOR ANY OF THE AFORENAMED PROXIES SHALL EXERCISE THE POWERS SET FORTH IN THIS SECTION 3 UNLESS AND UNTIL GLOBESPAN SHALL HAVE RECEIVED ALL APPLICABLE REGULATORY APPROVALS REQUIRED UNDER APPLICABLE LAW FOR SUCH EXERCISE.

    4. REPRESENTATIONS AND WARRANTIES OF VIRATA. Virata represents and warrants to Stockholder as follows:

        (a) Virata is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

        (b) Virata has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Virata and the consummation by Virata of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Virata and no other corporate proceedings on the part of Virata are necessary to authorize the execution and delivery of this Agreement by Virata and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Virata and (assuming the valid authorization, execution and delivery of this Agreement by Stockholder) is a valid and binding obligation of Virata, enforceable against Virata in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

        (c) The execution and delivery of this Agreement by Virata does not, and the performance of this Agreement by Virata will not, (i) conflict with or violate the certificate of incorporation or by-laws of Virata,
    (ii) conflict with or violate any law, rule, regulation or order applicable to Virata or by which any of their respective properties is bound, or
    (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of Virata pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Virata is a party or by which Virata or any of their respective properties is bound, except for any thereof that would materially impair the ability of Virata to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        (d) The execution and delivery of this Agreement by Virata do not, and the performance by Virata of their obligations hereunder will not, require Virata to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than as set forth in Section 4.1(d) of the Merger Agreement.

        (e) There is no suit, action, investigation or proceeding pending or, to the knowledge of Virata, threatened against Virata at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of Virata to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which Virata is subject that could reasonably be expected to materially impair the ability of Virata to perform its obligations hereunder on a timely basis.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to Virata as follows:

        (a) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

        (b) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder.

        (c) This Agreement has been duly executed and delivered by such Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Virata) is a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

        (d) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not,
    (i) if such Stockholder is a corporation, limited liability company, partnership or trust, conflict with or violate the organizational documents of such Stockholder, (ii) conflict with or violate any law, rule, regulation or order applicable to such Stockholder or by which any of such Stockholder's properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound, except for any thereof that would not result in the imposition of a lien on such Stockholder's Shares or materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        (e) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder's obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except for an amendment to the Statement on Schedule 13D filed by, among others, such Stockholder with respect to Globespan and any required Section 16 filings.

        (f) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which such Stockholder is subject that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

        (g) Except as set forth on Schedule I hereto or as otherwise provided herein, (i) such Stockholder's Existing Shares are owned beneficially and of record by such Stockholder; (ii) such Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement; and (iii) such Stockholder has sole voting power and sole power of disposition with respect to all of such Stockholder's Existing Shares, with no restrictions on such Stockholder's rights of disposition pertaining thereto. The Existing Shares constitute all of the shares of Globespan Common Stock owned of record or beneficially by such Stockholder. All of the Existing Shares are issued and outstanding and, except as listed on Schedule 1 and except for the preferred stock purchase rights associated with such Existing Shares, such Stockholder does not own, of record or beneficially, any warrants, options, convertible securities or other rights to acquire any shares of Globespan Common Stock.

    6. AGREEMENTS OF THE STOCKHOLDERS. (a) Each Stockholder hereby agrees, until the earlier of the Expiration Date and the conclusion of the Globespan Stockholders Meeting, and except as expressly contemplated hereby, not to
(i) sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with Globespan or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of such Stockholder's Shares or any interest in any of the foregoing, except to Virata, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the Shares, except to Virata or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

        (b) Each Stockholder hereby agrees, until the earlier of the Expiration Date and the conclusion of the Globespan Stockholders Meeting, except
    (i) with respect to Globespan and its affiliates, and (ii) for actions taken by persons in their capacity as officers or directors of Globespan in accordance with Section 6.5(b) of the Merger Agreement, that such Stockholder shall not, and shall not permit any of its affiliates or, if applicable, any director, officer, employee consultant, agent, advisor or representative of such Stockholder or any of such Stockholder's affiliates (collectively, the "Representatives") to (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in Section 6(a) hereof or any Acquisition Proposal or (ii) participate in any negotiations concerning, or provide to any other person any information or data relating to Globespan or any of its Subsidiaries for the purpose of, or have any discussions with any person relating to, or cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in Section 6(a) hereof or any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement such an Acquisition Proposal. Each Stockholder agrees immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore by Stockholder with respect to any possible Acquisition Proposal, or any matter described in Section 6(a) hereof, and will take the necessary steps to inform Stockholder's Representatives of the obligations undertaken by Stockholder with respect to Stockholder's Representatives in this Section 6.

        (c) Each Stockholder hereby agrees, while this Agreement is in effect, to notify Virata promptly of the number of any additional shares of Globespan Common Stock and the number and type of any other Shares acquired by such Stockholder, if any, after the date hereof.

    7. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all the terms of this Agreement.

    8. SURVIVAL. None of the representations, warranties, covenants and agreements of the parties herein shall survive beyond the Expiration Date.

    9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given if given in the manner set forth in
Section 9.2 of the Merger Agreement. All notices hereunder shall be given to a party at his or its address stated on the signature pages of this Agreement or at its address set forth in Section 9.2 of the Merger Agreement or at any other address as the party may specify for this purpose by notice to the other parties pursuant to this Section 9.

    10. NO WAIVERS. No failure or delay by Virata in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

    11. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Stockholder or Virata from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by each party hereto, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

    12.  SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

        (a) No party shall assign any of such party's rights or remedies or delegate any of such party's obligations or liabilities, in whole or in part, under this Agreement, except that Virata may assign all or any of its rights hereunder to any affiliate of Virata. Any assignment or delegation in contravention of this Section 12 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

        (b) The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

    13. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. Virata and each Stockholder hereby (w) submit to the exclusive jurisdiction of any State and Federal courts sitting in Delaware with respect to matters arising out of or relating hereto, (x) agree that all claims with respect to such matters shall be heard and determined in an action or proceeding in such Delaware State or Federal court, and (y) agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

    14. SEVERABILITY OF PROVISIONS. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    15. HEADINGS AND REFERENCES. Article and Section headings in this Agreement are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to Articles and Sections in this Agreement are references to the Articles and Sections of this Agreement unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

    16. ENTIRE AGREEMENT. This Agreement and the Merger Agreement embody the entire agreement and understanding of each of the parties hereto, and supersede all other written or oral prior agreements or understandings, with respect to the subject matter of this Agreement.

    17. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court sitting in the State of Delaware or State of Delaware court, this being in addition to any other remedy to which they are entitled at law or in equity.

    18. TERMINATION. This Agreement and the proxy set forth in Section 3 shall terminate upon the earliest of the following dates (such date is referred to herein as the "Expiration Date"): (i) the date on which the Merger Agreement is terminated; (ii) the date on which Globespan terminates this Agreement upon written notice to the Stockholders (Virata may so terminate this Agreement and the proxy set forth herein at any time); or (iii) the Effective Time (as defined in the Merger Agreement).

    19. COUNTERPARTS. This Agreement may be signed in any number of counterparts and by facsimile, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

    20. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, AS A CONDITION OF SUCH PARTY'S RIGHT TO ENFORCE OR DEFEND ANY RIGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT AND AGREES THAT ANY ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    IN WITNESS WHEREOF, Virata and the undersigned Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                                       VIRATA CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                                              Name:
                                                            TITLE:

                                                       [Signatures of the Stockholders to follow]

We hereby consent to the matters
set forth in this Agreement and the
execution of this Agreement by
each of the parties hereto.

GLOBESPAN, INC.

BY:         ---------------------------------------
                             Name:
                            TITLE:

                                                       STOCKHOLDER

                                                       TPG PARTNERS, L.P.,

                                                       By:
                                                            -----------------------------------------
                                                                              Name:
                                                            TITLE:

                                                       STOCKHOLDER

                                                       TPG PARALLEL I, L.P.

                                                       By:
                                                            -----------------------------------------
                                                                              Name:
                                                            TITLE:

                                                       STOCKHOLDER

                                                       COMMUNICATION GENPAR INC.

                                                       By:
                                                            -----------------------------------------
                                                                              Name:
                                                            TITLE:

                                                                         ANNEX C

                                 FORM OF VIRATA
                             STOCKHOLDERS AGREEMENT

    STOCKHOLDERS AGREEMENT, dated as of October 1, 2001 (this "Agreement"), among Globespan, Inc., a Delaware corporation ("Globespan"), Wine Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of Globespan ("Sub"), and Gary Bloom, Charles Cotton, Marco De Benedetti, Dr. Hermann Hauser, Professor Andrew Hopper, Martin Jackson, Peter Morris, Patrick Sayer, Andrew Vought, Giuseppe Zocco, David Y. Wong, The Grantor Retained Annuity Trust dated June 5, 2000 (Susan S. Tai, trustee), The Grantor Retained Annuity Trust dated June 5, 2000 (David Y. Wong, trustee), The Wong-Tai 2000 Trust dated
September 14, 2000 (David Y. Wong and Susan S. Tai, trustees) Olivetti International S.A. Holding, Clarium Holdings Limited and Providence Investment Company Limited (collectively the "Stockholders') each of whom is a stockholder of Virata Corporation, a Delaware corporation ("Virata").

    WHEREAS, Globespan, Sub and Virata, are, concurrently with the execution hereof, entering into an Agreement and Plan of Merger, dated as of October 1, 2001 (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into Virata, with Virata being the surviving corporation (the "Merger");

    WHEREAS, each Stockholder is the record and/or beneficial owner of such number of shares of common stock of Virata, par value $.01 per share ("Virata Common Stock"), as is set forth opposite his, her or its name on Schedule I hereto (collectively, the "Existing Shares") (all such Existing Shares, together with all other shares of capital stock or other voting securities of Virata or any of its Subsidiaries with respect to which the Stockholders have beneficial ownership (for purposes of this Agreement, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act) as of the date of this Agreement, and any shares of capital stock or other voting securities of Virata or any of its Subsidiaries, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of Virata or any of its Subsidiaries received pursuant to any change in the capital stock of Virata or such Subsidiary by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "Shares");

    WHEREAS, each of the parties hereto desires to enter into this Agreement to provide for, among other things, (1) the obligation of each Stockholder to vote, or cause the record holder of the Shares to vote, the Shares beneficially owned by such Stockholder (other than Shares subject to unexercised options) in the manner specified herein and (2) certain restrictions on the sale or the transfer of the record and beneficial ownership of Shares by the Stockholders; and

    WHEREAS, each Stockholder acknowledges that Globespan, Sub and Virata are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Stockholder set forth in this Agreement and would not enter into the Merger Agreement if such Stockholder did not enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Globespan, Sub and each Stockholder agree as follows:

    1. DEFINED TERMS. Terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement.

    2. AGREEMENT TO VOTE. Each Stockholder hereby agrees that, from and after the date hereof and until the Expiration Date (as defined in Section 18), at any meeting of the stockholders of Virata, however called, or in connection with any written consent of the stockholders of Virata, such Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause such Stockholder's Shares (other than Shares subject to unexercised options)to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote (or cause to be voted) or act (or cause to be acted) by written consent with respect to all of such Stockholder's Shares (other than Shares subject to unexercised options), (a) in favor of adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement, and any other action reasonably requested by Globespan in furtherance thereof;
(b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Virata contained in the Merger Agreement or of Stockholder contained in this Agreement; and (c) against any Acquisition Proposal made by any person other than Globespan or any of its affiliates. Each Stockholder hereby agrees that it will not enter into any voting or other similar agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to the Shares prior to the Expiration Date (other than a proxy or power of attorney to an officer of Virata that may be exercised solely in accordance with this
Section 2 and except as provided in Section 3 below) or vote or give instructions in any manner inconsistent with clause (a), (b) or (c) of the preceding sentence. Each Stockholder hereby agrees, during the period commencing on the date hereof and ending on the Expiration Date, not to, and, if applicable, not to permit any of such Stockholder's affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote, if such consent or vote by the stockholders of Virata would be inconsistent with or frustrate the purposes of the other covenants of such Stockholder pursuant to this paragraph. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    3. PROXY. SUBJECT TO SECTION 18 HEREOF, EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, ARMANDO GEDAY, ROBERT MCMULLAN AND RICHARD GOTTUSO, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF GLOBESPAN, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED ANY SUCH OFFICER OF GLOBESPAN, AND ANY OTHER PERSON DESIGNATED IN WRITING BY GLOBESPAN, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE SHARES IN ACCORDANCE WITH SECTION 2 HEREOF IN RESPECT OF ANY MATTER SPECIFIED IN CLAUSE (a), (b) OR (c) OF SUCH SECTION 2. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, NEITHER GLOBESPAN NOR ANY OF THE AFORENAMED PROXIES SHALL EXERCISE THE POWERS SET FORTH IN THIS SECTION 3 UNLESS AND UNTIL GLOBESPAN SHALL HAVE RECEIVED ALL APPLICABLE REGULATORY APPROVALS REQUIRED UNDER APPLICABLE LAW FOR SUCH EXERCISE.

    4. REPRESENTATIONS AND WARRANTIES OF GLOBESPAN AND SUB. Globespan and Sub represent and warrant to Stockholder as follows:

        (a) Each of Globespan and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

        (b) Each of Globespan and Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this

    Agreement by Globespan and Sub and the consummation by Globespan and Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Globespan and Sub and no other corporate proceedings on the part of Globespan or Sub are necessary to authorize the execution and delivery of this Agreement by Globespan and Sub and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Globespan and Sub and (assuming the valid authorization, execution and delivery of this Agreement by Stockholder) is a valid and binding obligation of each of Globespan and Sub, enforceable against each of Globespan and Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

        (c) The execution and delivery of this Agreement by Globespan and Sub do not, and the performance of this Agreement by Globespan and Sub will not,
    (i) conflict with or violate the certificate of incorporation or by-laws of Globespan or Sub, (ii) conflict with or violate any law, rule, regulation or order applicable to Globespan or Sub or by which any of their respective properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of Globespan or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Globespan or Sub is a party or by which Globespan or Sub or any of their respective properties is bound, except for any thereof that would materially impair the ability of Globespan or Sub to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        (d) The execution and delivery of this Agreement by Globespan and Sub do not, and the performance by Globespan and Sub of their obligations hereunder will not, require Globespan or Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than as set forth in Section 4.2(d) of the Merger Agreement.

        (e) There is no suit, action, investigation or proceeding pending or, to the knowledge of Globespan or Sub, threatened against Globespan or Sub at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of Globespan or Sub to perform their obligations hereunder on a timely basis, and there is no agreement, commitment or law to which Globespan or Sub is subject that could reasonably be expected to materially impair the ability of Globespan or Sub to perform their obligations hereunder on a timely basis.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to Globespan and Sub as follows:

        (a) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

        (b) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder.

        (c) This Agreement has been duly executed and delivered by such Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Globespan and Sub) is a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

        (d) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not,
    (i) if such Stockholder is a corporation, limited liability company, partnership or trust, conflict with or violate the organizational documents of such Stockholder, (ii) conflict with or violate any law, rule, regulation or order applicable to such Stockholder or by which any of such Stockholder's properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound, except for any thereof that would not result in the imposition of a lien on such Stockholder's Shares or materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        (e) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder's obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except for an amendment to the Statement on Schedule 13D filed by, among others, such Stockholder with respect to Virata.

        (f) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which such Stockholder is subject that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

        (g) Except as set forth on Schedule I hereto or as otherwise provided herein, (i) such Stockholder's Existing Shares are owned beneficially and of record by such Stockholder; (ii) such Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement; and (iii) such Stockholder has sole voting power and sole power of disposition with respect to all of such Stockholder's Existing Shares, with no restrictions on such Stockholder's rights of disposition pertaining thereto. The Existing Shares constitute all of the shares of Virata Common Stock owned of record or beneficially by such Stockholder. All of the Existing Shares are issued and outstanding and, except as listed on Schedule 1 and except for the preferred stock purchase rights associated with such Existing Shares, such Stockholder does not own, of record or beneficially, any warrants, options, convertible securities or other rights to acquire any shares of Virata Common Stock.

    6. AGREEMENTS OF THE STOCKHOLDERS. (a) Each Stockholder hereby agrees, until the earlier of the Expiration Date and the conclusion of the Virata Stockholders Meeting, and except as expressly contemplated hereby, not to
(i) sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with Virata or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of such Stockholder's Shares or any interest in any of the foregoing, except to Globespan or Sub, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the Shares, except to Globespan or Sub or
(iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

        (b) Each Stockholder hereby agrees, until the earlier of the Expiration Date and the conclusion of the Virata Stockholders Meeting, except (i) with respect to Globespan and its affiliates, and (ii) for actions taken by persons in their capacity as officers or directors of Virata in accordance with Section 6.5(b) of the Merger Agreement, that such Stockholder shall not, and shall not permit any of its affiliates or, if applicable, any director, officer, employee consultant, agent, advisor or representative of such Stockholder or any of such Stockholder's affiliates (collectively, the "Representatives") to (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in Section 6(a) hereof or any Acquisition Proposal or
    (ii) participate in any negotiations concerning, or provide to any other person any information or data relating to Virata or any of its Subsidiaries for the purpose of, or have any discussions with any person relating to, or cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in Section 6(a) hereof or any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement such an Acquisition Proposal. Each Stockholder agrees immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore by Stockholder with respect to any possible Acquisition Proposal, or any matter described in Section 6(a) hereof, and will take the necessary steps to inform Stockholder's Representatives of the obligations undertaken by Stockholder with respect to Stockholder's Representatives in this Section 6.

        (c) Each Stockholder hereby agrees, while this Agreement is in effect, to notify Globespan promptly of the number of any additional shares of Virata Common Stock and the number and type of any other Shares acquired by such Stockholder, if any, after the date hereof.

    7. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all the terms of this Agreement.

    8. SURVIVAL. None of the representations, warranties, covenants and agreements of the parties herein shall survive beyond the Expiration Date.

    9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given if given in the manner set forth in
Section 9.2 of the Merger Agreement. All notices hereunder shall be given to a party at his or its address stated on the signature pages of this Agreement or at its address set forth in Section 9.2 of the Merger Agreement or at any other address as the party may specify for this purpose by notice to the other parties pursuant to this Section 9.

    10. NO WAIVERS. No failure or delay by Globespan or Sub in exercising any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

    11. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Stockholder or Globespan or Sub from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by each party hereto, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

    12.  SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

        (a) No party shall assign any of such party's rights or remedies or delegate any of such party's obligations or liabilities, in whole or in part, under this Agreement, except that Globespan or Sub may assign all or any of its rights hereunder to any affiliate of Globespan or Sub. Any assignment or delegation in contravention of this Section 12 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

        (b) The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

    13. GOVERNING LAW; Submission to Jurisdiction. This Agreement and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. Globespan, Sub and each Stockholder hereby
(w) submit to the exclusive jurisdiction of any State and Federal courts sitting in Delaware with respect to matters arising out of or relating hereto,
(x) agree that all claims with respect to such matters shall be heard and determined in an action or proceeding in such Delaware State or Federal court, and (y) agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

    14. SEVERABILITY OF PROVISIONS. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    15. HEADINGS AND REFERENCES. Article and Section headings in this Agreement are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to Articles and Sections in this Agreement are references to the Articles and Sections of this Agreement unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

    16. ENTIRE AGREEMENT. This Agreement and the Merger Agreement embody the entire agreement and understanding of each of the parties hereto, and supersede all other written or oral prior agreements or understandings, with respect to the subject matter of this Agreement.

    17. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court sitting in the State of Delaware or State of Delaware court, this being in addition to any other remedy to which they are entitled at law or in equity.

    18. TERMINATION. This Agreement and the proxy set forth in Section 3 shall terminate upon the earliest of the following dates (such date is referred to herein as the "Expiration Date"): (i) the date on which the Merger Agreement is terminated; (ii) the date on which Globespan terminates this Agreement upon written notice to the Stockholders (Globespan may so terminate this Agreement and the proxy set forth herein at any time); or (iii) the Effective Time (as defined in the Merger Agreement).

    19. COUNTERPARTS. This Agreement may be signed in any number of counterparts and by facsimile, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

    20. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, AS A CONDITION OF SUCH PARTY'S RIGHT TO ENFORCE OR DEFEND ANY RIGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT AND AGREES THAT ANY ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    IN WITNESS WHEREOF, Globespan, Sub and the undersigned Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                                       GLOBESPAN, Inc.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       WINE ACQUISITION CORP.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       [Signatures of Stockholders to follow]

We hereby consent to the matters set forth in this Agreement and the execution of this Agreement by each of the parties hereto.

VIRATA CORPORATION

By:
-------------------------------------------
Name:
Title:

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Gary Bloom

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Charles Cotton

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Marco De Benedetti

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Dr. Hermann Hauser

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Professor Andrew Hopper

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Martin Jackson

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Peter Morris

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Patrick Sayer

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Andrew M. Vought

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            Giuseppe Zocco

                                                       STOCKHOLDER

                                                       By:
                                                            -----------------------------------------
                                                            David Y. Wong

                                                       STOCKHOLDER

                                                       THE GRANTOR RETAINED ANNUITY TRUST DATED
                                                       JUNE 5, 2000

                                                       By:
                                                            -----------------------------------------
                                                            Name: Susan S. Tai
                                                            Title: Trustee

                                                       STOCKHOLDER

                                                       THE GRANTOR RETAINED ANNUITY TRUST DATED
                                                       JUNE 5, 2000

                                                       By:
                                                            -----------------------------------------
                                                            Name: David Y. Wong
                                                            Title: Trustee

                                                       STOCKHOLDER

                                                       THE WONG-TAI 2000 TRUST DATED SEPTEMBER 14,
                                                       2000

                                                       By:
                                                            -----------------------------------------
                                                            Name: David Y. Wong
                                                            Title: Trustee

                                                       By:
                                                            -----------------------------------------
                                                            Name: Susan S. Tai
                                                            Title: Trustee

                                                       STOCKHOLDER

                                                       OLIVETTI INTERNATIONAL S.A. HOLDING

                                                       By:
                                                            -----------------------------------------
                                                            Name: Luciano La Noce
                                                            Title: Director

                                                       STOCKHOLDER

                                                       CLARIUM HOLDINGS LIMITED

                                                       By:
                                                            -----------------------------------------
                                                            Name: Niall M. Ritchie
                                                            Title: Director

                                                       STOCKHOLDER

                                                       PROVIDENCE INVESTMENT COMPANY LIMITED

                                                       By:
                                                            -----------------------------------------
                                                            Name: Niall M. Ritchie
                                                            Title: Director

                                                                         ANNEX D

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

                                              September 30, 2001

Board of Directors
Globespan, Inc.
100 Schulz Drive
Red Bank, New Jersey 07701

Members of the Board:

    We understand that Virata Corporation ("Virata" or the "Company"), GlobeSpan, Inc. ("GlobeSpan") and Wine Acquisition Corp., a wholly owned subsidiary of GlobeSpan ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated September 26, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, Virata will become a wholly owned subsidiary of GlobeSpan and each outstanding share of common stock, par value $0.001 per share (the "Virata Common Stock") of Virata, other than shares held in treasury or held by GlobeSpan or any affiliate of GlobeSpan or Virata, will be converted into the right to receive 1.02 shares (the "Exchange Ratio") of common stock, par value $0.001 per share, of GlobeSpan (the "GlobeSpan Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of the GlobeSpan Common Stock.

    For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company and GlobeSpan;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and GlobeSpan, prepared by the management of the Company and GlobeSpan, respectively;

    (iii) discussed certain financial projections prepared by the management of the Company and GlobeSpan;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company and GlobeSpan, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company and GlobeSpan, respectively;

     (v) analyzed the pro forma impact of the Merger on GlobeSpan's earnings per share, consolidated capitalization and financial ratios;

     (vi) reviewed the reported prices and trading activity for the Virata Common Stock and the GlobeSpan Common Stock;

    (vii) compared the financial performance of the Company and GlobeSpan and the prices and trading activity of the Virata Common Stock and the GlobeSpan Common Stock with that of certain other comparable publicly-traded companies and their securities;

   (viii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     (ix) participated in discussions and negotiations among representatives of the Company and GlobeSpan and their financial and legal advisors;

     (x) reviewed the Merger Agreement, and certain related documents; and

     (xi) considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and GlobeSpan. We have relied upon the assessment by the managements of the Company and GlobeSpan of their ability to retain key employees of the Company and Globespan. We have also relied upon, without independent verification, the assessment by the management of GlobeSpan of the Company's technologies and products, the timing and risks associated with the integration of the Company with GlobeSpan and the validity of, and risks associated with, the Company's existing and future products and technologies. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on the financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of GlobeSpan in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for GlobeSpan and have received fees for the rendering of these services. Morgan Stanley, its affiliates, directors and officers may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities or senior loans of the Company, GlobeSpan or any other company, or any currency or commodity, that may be involved in this transaction.

    It is understood that this letter is for the information of the Board of Directors of GlobeSpan and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by GlobeSpan in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the GlobeSpan Common Stock will trade following the consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of GlobeSpan should vote at the shareholders' meeting held in connection with the Merger.

    Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of the GlobeSpan Common Stock.

                                                       Very truly yours,
                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:  /s/ ROBERT L. EATROFF
                                                            -----------------------------------------
                                                            Robert L. Eatroff
                                                            Executive Director

                                                                         ANNEX E

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

October 1, 2001

Board of Directors
Virata Corporation
2700 San Tomas Expressway
Santa Clara, California 95051

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of Virata Corporation ("Virata") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of October 1, 2001 (the "Merger Agreement"), by and among GlobeSpan, Inc. ("GlobeSpan"), Wine Acquisition Corp., a wholly owned subsidiary of GlobeSpan ("Merger Sub"), and Virata. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Virata (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.001 per share, of Virata ("Virata Common Stock") will be converted into the right to receive 1.02 (the "Exchange Ratio") shares of the common stock, par value $0.001 per share, of GlobeSpan ("GlobeSpan Common Stock").

In arriving at our opinion, we have reviewed the Merger Agreement, as well as certain publicly available business and financial information relating to Virata and GlobeSpan, including publicly available financial forecasts with respect to Virata and GlobeSpan. We also have met with the managements of Virata and GlobeSpan to discuss the businesses and prospects of Virata and GlobeSpan. We have considered certain financial and stock market data of Virata and GlobeSpan, and we have compared those data with similar data for publicly held companies in businesses similar to Virata and GlobeSpan, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been announced or effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the publicly available financial forecasts for Virata and GlobeSpan referred to above, we have reviewed and discussed such forecasts with the managements of Virata and GlobeSpan (including adjustments thereto) and have been advised, and have assumed, that such forecasts (and adjustments) represent reasonable estimates and judgments as to the future financial performance of Virata and GlobeSpan. In addition, we have relied upon, without independent verification, the assessments of the managements of Virata and GlobeSpan as to
(i) the existing and future technology and products of Virata and GlobeSpan and the risks associated with such technology and products, (ii) the potential cost savings and synergies (including the amount, timing and achievability thereof) and strategic benefits anticipated by the managements of Virata and GlobeSpan to result from the Merger, (iii) their ability to integrate the businesses of Virata and GlobeSpan and (iv) their ability to retain key employees of Virata and GlobeSpan. We also have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on Virata or GlobeSpan or the contemplated benefits of the Merger. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for

Board of Directors
Virata Corporation
October 1, 2001
Page 2
federal income tax purposes. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Virata or GlobeSpan, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of GlobeSpan Common Stock actually will be when issued pursuant to the Merger or the prices at which GlobeSpan Common Stock will trade at any time. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of Virata. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to Virata, nor does it address the underlying business decision of Virata to proceed with the Merger.

We have acted as financial advisor to Virata in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon delivery of this opinion. We and our affiliates in the past have provided investment banking and financial services to Virata unrelated to the proposed Merger, for which services we have received compensation. In addition, an affiliate of Credit Suisse First Boston has a representative on the Board of Directors of GlobeSpan. In the ordinary course of business, we and our affiliates may actively trade the securities of Virata and GlobeSpan for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of Virata in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Virata Common Stock.

                                    Very truly yours,
                                    CREDIT SUISSE FIRST BOSTON CORPORATION
                                    /s/ GEORGE F. BOUTROS
 -------------------------------------------------------------------------------
                                    George F. Boutros
                                    Manageing Director

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

    Section 145 of the DGCL provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of Registrant or is or was serving at Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he or she reasonably believes to be in the best interest, or not opposed to the best interest, of Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

    Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

    Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. Registrant's Amended and Restated Bylaws provide that: (i) it must indemnify its directors to the fullest extent permitted by the Delaware law; (ii) it may indemnify its officers, other employees and agents to the same extent that it indemnifies its directors; and
(iii) it must advance expenses, as incurred, to its directors, and its officers, other employees or agents following authorization of indemnification of such officers, other employees or agents, in connection with a legal proceeding to the fullest extent permitted by the DGCL.

    The indemnification provisions contained in Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Registrant may maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status. The Registrant has also entered into indemnification agreements with its directors and executive officers, a form of which was attached as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-75173) and is incorporated herein by reference. These indemnification agreements provide the Registrant's directors and executive officers with further protection to the maximum extent permitted by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.

    The following is a complete list of Exhibits filed as part of the Registration Statement, which are incorporated herein:

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
        2.1#            Agreement and Plan of Merger, dated October 1, 2001, by and among the Registrant, Wine Acquisition Corp. and Virata
                        Corporation (included as Annex A to this joint proxy
                        statement/ prospectus).

        3.1#            Amended and Restated Certificate of Incorporation of the
                        Registrant, as amended.

        3.2             Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant's
                        Registration Statement on Form S-1 (File No. 333-75173)).

        4.1 Specimen Common Stock certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

        4.2             Investors' Rights Agreement between the Registrant, Intel
                        Corporation, Cisco Systems, Inc. and Communication Partners,
                        L.P., dated May 6, 1999 (incorporated herein by reference to
                        Exhibit 10.20 to the Registrant's Registration Statement on
                        Form S-1 (File No. 333-75173)).

        4.3             Registration Rights Agreement between the Registrant and
                        PairGain Technologies, Inc., dated February 24, 2000
                        (incorporated herein by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on March 10,
                        2000).

        4.4 Registration Rights Agreement between the Several Persons named in Annex I thereto, dated January 28, 2000
                        (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 filed on
                        July 7, 2000).

        4.5             Instrument Defining Rights of Stockholders of Registrant
                        (incorporated into this document by reference to the Registrant's Form 8-A (File No. 000- 26401)).

        5.1# Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered.

        8.1+            Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters.

        8.2+            Opinion of Gibson, Dunn & Crutcher LLP as to tax matters.

       10.1*            Form of Indemnification Agreement entered into by the
                        Registrant with each of its directors and executive officers
                        (incorporated herein by reference to Exhibit 10.1 to the
                        Registrant's Registration Statement on Form S-1 (File No.
                        333-75173)).

       10.2*            1999 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Registration Statement
                        on Form S-1 (File No. 333-75173)).

       10.3* Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

       10.4* 1999 Director Stock Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-75173)).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
       10.5             Lease Agreement between Shav Associates and the Registrant, dated March 20, 2001 (incorporated herein by reference to
                        Exhibit 10.5 to the Registrant's Annual Report on Form 10-K
                        filed March 30, 2001).

       10.6             Termination Agreement between the Registrant and Paradyne
                        Corporation, dated December 31, 1998 (incorporated herein by reference to Exhibit 10.10 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

       10.7*            Employment Agreement between the Registrant and Armando
                        Geday, dated April 1, 1997 (incorporated herein by reference to Exhibit 10.12 to the Registrant's Registration Statement
                        on Form S-1 (File No. 333-75173)).

       10.8+            Agreement for the Manufacture and Sale of ASIC Products
                        between the Registrant and Lucent Technologies Inc.
                        Microelectronics, dated March 23, 1999 (incorporated herein by reference to Exhibit 10.15 to the Registrant's
                        Registration Statement on Form S-1 (File No. 333-75173)).

       10.9             Intellectual Property Agreement among the Registrant, Lucent
                        Technologies Inc. and Paradyne Corporation, dated July 31,
                        1996 (incorporated herein by reference to Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (File
                        No. 333-75173)).

       10.10            Tax Matters Agreement between the Registrant and Paradyne
                        Corporation, dated July 31, 1996 (incorporated herein by
                        reference to Exhibit 10.17 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

       10.11+           Product Supply Agreement between the Registrant and Paradyne
                        Corporation dated March 16, 1999 (incorporated herein by
                        reference to Exhibit 10.18 to the Registrant's Registration
                        Statement on Form S-1 (File No.333-75173)).

       10.12            AT&T Trademark and Patent Agreement between the Registrant,
                        AT&T Corp. and Paradyne Corporation, dated July 31, 1996
                        (incorporated herein by reference to Exhibit 10.19 to the
                        Registrant's Registration Statement on Form S-1 (File No.
                        333-75173)).

       10.13            1999 Supplemental Plan (incorporated herein by reference to
                        Exhibit 4.4 to the Registrant's Registration Statement on
                        Form S-8 (File No. 333-40720)).

       10.14            T.Sqware, Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration
                        Statement on Form S-8 (File No. 333-40720)).

       10.15            T.Sqware, Inc. 1997 Stock Option Plan Sub Plan for French
                        Employees (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-8 (File
                        No. 333-40720)).

       10.16            2000 Stock Option Plan Sub Plan for French Employees
                        (incorporated herein by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (File No.
                        333-40720)).

       10.17            iCompression, Inc. 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant's
                        Registration Statement on Form S-8 (File No. 333-40720)).

       10.18            Internext Compression, Inc. 1997 Equity Incentive Plan
                        (incorporated by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-8 (File No.
                        333-40720)).

       10.19            Ultima Communication, Inc. 1999 Stock/Option Issuance Plan
                        (incorporated herein by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-8 (File No.
                        333-49864)).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
       10.20            AtecoM, Inc. 1996 Stock Plan (incorporated herein by
                        reference to Exhibit 4.3 to the Registrant's Registration
                        Statement on Form S-8 (File No. 333-49864)).

       10.21#           Stockholders Agreement, dated October 1, 2001, among
                        Registrant and certain stockholders of Virata Corporation
                        (included as Annex C to this joint proxy statement/prospectus).

       21.1             Subsidiaries of the Registrant (incorporated herein by
                        reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-K filed March 30, 2001).

       23.1# Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to Registrant.

       23.2# Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to Virata Corporation.

       23.3#            Consent of Deloitte & Touche LLP, independent auditors, with respect to iCompression, Inc.

       23.4# Consent of Ernst & Young LLP, independent auditors, with respect to T.sqware, Inc.

       23.5#            Consent of Kost, Forer & Gabbay, a member of Ernst & Young
                        International, independent auditors, with respect to Inverness Systems, Ltd.

       23.6# Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to Excess Bandwidth Corporation.

       23.7# Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to Agranat Systems, Inc.

       23.8#            Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                        (included in Exhibit 5.1 hereto).

       23.9+            Consent of Wachtell, Lipton, Rosen & Katz (included in
                        Exhibit 8.1 hereto).

       23.10+           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                        8.2 hereto).

       24.1#            Power of Attorney (included on signature page of this joint proxy statement/prospectus).

       99.1#            Form of Proxy of Registrant.

       99.2#            Form of Proxy of Virata Corporation.

       99.3#            Consent of Morgan Stanley & Co. Incorporated.

       99.4#            Consent of Credit Suisse First Boston Corporation.

       99.5+            Consent of Charles Cotton, as a person designated to become a director of Registrant.

------------------------

+ Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

*   Constitutes a management contract or compensatory plan or arrangement.

#  Filed herewith.

+   To be filed by amendment.

ITEM 22. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    That every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Red Bank, State of New Jersey, on this 22nd day of October, 2001.

                                                       GLOBESPAN, INC.

                                                       By:              /s/ ARMANDO GEDAY
                                                            -----------------------------------------
                                                                          Armando Geday
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Armando Geday and Robert McMullan, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                                                       President, Chief Executive
                  /s/ ARMANDO GEDAY                      Officer and Director
     -------------------------------------------         (Principal Executive         October 22, 2001
                    Armando Geday                        Officer)

                 /s/ ROBERT MCMULLAN                   Chief Financial Officer
     -------------------------------------------         (Principal Financial and     October 22, 2001
                   Robert McMullan                       Accounting Officer)

                  /s/ DAVID STANTON                    Director
     -------------------------------------------                                      October 22, 2001
                    David Stanton

                  /s/ DIPANJAN DEB                     Director
     -------------------------------------------                                      October 22, 2001
                    Dipanjan Deb

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                                                       Director
     -------------------------------------------                                      October   , 2001
                    James Coulter

                   /s/ JOHN MARREN                     Director
     -------------------------------------------                                      October 22, 2001
                     John Marren

                                                       Director
     -------------------------------------------                                      October   , 2001
                   Barbara Connor

                 /s/ FEDERICO FAGGIN                   Director
     -------------------------------------------                                      October 22, 2001
                   Federico Faggin

                  /s/ KEITH GEESLIN                    Director
     -------------------------------------------                                      October 22, 2001
                    Keith Geeslin

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
        2.1#            Agreement and Plan of Merger, dated October 1, 2001, by and among the Registrant, Wine Acquisition Corp. and Virata
                        Corporation (included as Annex A to this joint proxy
                        statement/prospectus).

        3.1#            Amended and Restated Certificate of Incorporation of the
                        Registrant, as amended.

        3.2             Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant's
                        Registration Statement on Form S-1 (File No. 333-75173)).

        4.1 Specimen Common Stock certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

        4.2             Investors' Rights Agreement between the Registrant, Intel
                        Corporation, Cisco Systems, Inc. and Communication Partners,
                        L.P., dated May 6, 1999 (incorporated herein by reference to
                        Exhibit 10.20 to the Registrant's Registration Statement on
                        Form S-1 (File No. 333-75173)).

        4.3             Registration Rights Agreement between the Registrant and
                        PairGain Technologies, Inc., dated February 24, 2000
                        (incorporated herein by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on March 10,
                        2000).

        4.4 Registration Rights Agreement between the Several Persons named in Annex I thereto, dated January 28, 2000
                        (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 filed on
                        July 7, 2000).

        4.5             Instrument Defining Rights of Stockholders of Registrant
                        (incorporated into this document by reference to the Registrant's Form 8-A (File No. 000-26401)).

        5.1# Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered.

        8.1+            Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters.

        8.2+            Opinion of Gibson, Dunn & Crutcher LLP as to tax matters.

       10.1*            Form of Indemnification Agreement entered into by the
                        Registrant with each of its directors and executive officers
                        (incorporated herein by reference to Exhibit 10.1 to the
                        Registrant's Registration Statement on Form S-1 (File No.
                        333-75173)).

       10.2*            1999 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Registration Statement
                        on Form S-1 (File No. 333-75173)).

       10.3* Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

       10.4* 1999 Director Stock Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-75173)).

       10.5             Lease Agreement between Shav Associates and the Registrant, dated March 20, 2001 (incorporated herein by reference to
                        Exhibit 10.5 to the Registrant's Annual Report on Form 10-K
                        filed March 30, 2001).

       10.6             Termination Agreement between the Registrant and Paradyne
                        Corporation, dated December 31, 1998 (incorporated herein by reference to Exhibit 10.10 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
       10.7*            Employment Agreement between the Registrant and Armando
                        Geday, dated April 1, 1997 (incorporated herein by reference to Exhibit 10.12 to the Registrant's Registration Statement
                        on Form S-1 (File No. 333-75173)).

       10.8+            Agreement for the Manufacture and Sale of ASIC Products
                        between the Registrant and Lucent Technologies Inc.
                        Microelectronics, dated March 23, 1999 (incorporated herein by reference to Exhibit 10.15 to the Registrant's
                        Registration Statement on Form S-1 (File No. 333-75173)).

       10.9             Intellectual Property Agreement among the Registrant, Lucent
                        Technologies Inc. and Paradyne Corporation, dated July 31,
                        1996 (incorporated herein by reference to Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (File
                        No. 333-75173)).

       10.10            Tax Matters Agreement between the Registrant and Paradyne
                        Corporation, dated July 31, 1996 (incorporated herein by
                        reference to Exhibit 10.17 to the Registrant's Registration
                        Statement on Form S-1 (File No. 333-75173)).

       10.11+           Product Supply Agreement between the Registrant and Paradyne
                        Corporation dated March 16, 1999 (incorporated herein by
                        reference to Exhibit 10.18 to the Registrant's Registration
                        Statement on Form S-1 (File No.333-75173)).

       10.12            AT&T Trademark and Patent Agreement between the Registrant,
                        AT&T Corp. and Paradyne Corporation, dated July 31, 1996
                        (incorporated herein by reference to Exhibit 10.19 to the
                        Registrant's Registration Statement on Form S-1 (File No.
                        333-75173)).

       10.13            1999 Supplemental Plan (incorporated herein by reference to
                        Exhibit 4.4 to the Registrant's Registration Statement on
                        Form S-8 (File No. 333-40720)).

       10.14            T.Sqware, Inc. 1997 Stock Option Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant's Registration
                        Statement on Form S-8 (File No. 333-40720)).

       10.15            T.Sqware, Inc. 1997 Stock Option Plan Sub Plan for French
                        Employees (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-8 (File
                        No. 333-40720)).

       10.16            2000 Stock Option Plan Sub Plan for French Employees
                        (incorporated herein by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (File No.
                        333-40720)).

       10.17            iCompression, Inc. 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant's
                        Registration Statement on Form S-8 (File No. 333-40720)).

       10.18            Internext Compression, Inc. 1997 Equity Incentive Plan
                        (incorporated by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-8 (File No.
                        333-40720)).

       10.19            Ultima Communication, Inc. 1999 Stock/Option Issuance Plan
                        (incorporated herein by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-8 (File No.
                        333-49864)).

       10.20 AtecoM, Inc. 1996 Stock Plan (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration
                        Statement on Form S-8 (File No. 333-49864)).

       10.21#           Stockholders Agreement, dated October 1, 2001, among
                        Registrant and certain stockholders of Virata Corporation
                        (included as Annex C to this joint proxy statement/prospectus).

       21.1             Subsidiaries of the Registrant (incorporated herein by
                        reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-K filed March 30, 2001).

       23.1# Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to Registrant.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
       23.2#            Consent of PricewaterhouseCoopers LLP, independent
                        accountants, with respect to Virata Corporation.

       23.3#            Consent of Deloitte & Touche LLP, independent auditors, with respect to iCompression, Inc.

       23.4# Consent of Ernst & Young LLP, independent auditors, with respect to T.sqware, Inc.

       23.5#            Consent of Kost, Forer & Gabbay, a member of Ernst & Young
                        International, independent auditors, with respect to Inverness Systems, Ltd.

       23.6# Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to Excess Bandwidth Corporation.

       23.7# Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to Agranat Systems, Inc.

       23.8#            Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                        (included in Exhibit 5.1 hereto).

       23.9+            Consent of Wachtell, Lipton, Rosen & Katz (included in
                        Exhibit 8.1 hereto).

       23.10+           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                        8.2 hereto).

       24.1#            Power of Attorney (included on signature page of this joint proxy statement/prospectus).

       99.1#            Form of Proxy of Registrant.

       99.2#            Form of Proxy of Virata Corporation.

       99.3#            Consent of Morgan Stanley & Co. Incorporated.

       99.4#            Consent of Credit Suisse First Boston Corporation.

       99.5+            Consent of Charles Cotton, as a person designated to become a director of Registrant.

------------------------

+ Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

*   Constitutes a management contract or compensatory plan or arrangement.

#  Filed herewith.

+   To be filed by amendment.